PRINCIPAL FINANCIAL GROUP PRE-APPROVED BASIC SAVINGS PLAN - PLUS

Basic Plan No.: 04 To be used with
Adoption Agreement Plan No.: 006 Approved: June 30, 2020

TABLE OF CONTENTS

INTRODUCTION
ARTICLE I – FORMAT AND DEFINITIONS
Section 1.01 – Format Section 1.02 – Definitions
ARTICLE II – PARTICIPATION
Section 2.01 – Active Participant Section 2.02 – Inactive Participant
Section 2.03 – Cessation of Participation Section 2.04 – Adopting Employers - Single Plan
Section 2.05 – Adopting Employers - Multiple Employer Plan Section 2.06 – Adopting Employers - Separate Plans

ARTICLE III – CONTRIBUTIONS
Section 3.01 – Employer Contributions
Section 3.02 – Voluntary Contributions by Participants Section 3.03 – Rollover Contributions
Section 3.04 – In-plan Roth Rollovers Section 3.05 – Forfeitures
Section 3.06 – Allocation
Section 3.07 – Contribution Limitation Section 3.08 – Excess Amounts
Section 3.09 – 401(k) Safe Harbor Provisions
Section 3.10 – Eligible Automatic Contribution Arrangement (EACA) Provisions
Section 3.11 – Qualified Automatic Contribution Arrangement (QACA) Safe Harbor Provisions

ARTICLE IV – INVESTMENT OF CONTRIBUTIONS
Section 4.01 – Investment and Timing of Contributions Section 4.02 – Investment in Qualifying Employer Securities
Section 4.03 – Voting and Tender of Self-Directed Brokerage Accounts Section 4.04 – Life Insurance
ARTICLE V – BENEFITS
Section 5.01 – Retirement Benefits Section 5.02 – Death Benefits Section 5.03 – Vested Benefits Section 5.04 – When Benefits Start Section 5.05 – Withdrawal Benefits Section 5.06 – Loans to Participants
Section 5.07 – Distributions Under Qualified Domestic Relations Orders

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ARTICLE VI – DISTRIBUTION OF BENEFITS FOR PLANS THAT PROVIDE FOR LIFE ANNUITIES

Section 6.01 – Automatic Forms of Distribution Section 6.02 – Optional Forms of Distribution Section 6.03 – Election Procedures
Section 6.04 – Notice Requirements Section 6.05 – Transitional Rules
ARTICLE VIA – DISTRIBUTION OF BENEFITS FOR PLANS THAT DO NOT PROVIDE FOR LIFE ANNUITIES
Section 6A.01 – Automatic Forms of Distribution Section 6A.02 – Optional Forms of Distribution Section 6A.03 – Election Procedures
Section 6A.04 – Notice Requirements

ARTICLE VII – REQUIRED MINIMUM DISTRIBUTIONS
Section 7.01 – Application Section 7.02 – Definitions
Section 7.03 – Required Minimum Distributions Section 7.04 – TEFRA Section 242(b)(2) Elections

ARTICLE VIII – TERMINATION OF THE PLAN ARTICLE IX – ADMINISTRATION OF THE PLAN
Section 9.01 – Administration Section 9.02 – Expenses Section 9.03 – Records
Section 9.04 – Information Available Section 9.05 – Claim Procedures Section 9.06 – Delegation of Authority
Section 9.07 – Exercise of Discretionary Authority Section 9.08 – Transaction Processing

ARTICLE X – GENERAL PROVISIONS
Section 10.01 – Amendments Section 10.02 – Direct Rollovers
Section 10.03 – Mergers and Direct Transfers
Section 10.04 – Provisions Relating to the Insurer and Other Parties Section 10.05 – Employment Status
Section 10.06 – Rights to Plan Assets Section 10.07 – Beneficiary
Section 10.08 – Nonalienation of Benefits Section 10.09 – Construction
Section 10.10 – Legal Actions Section 10.11 – Small Amounts Section 10.12 – Word Usage
Section 10.13 – Change in Service Method Section 10.14 – Military Service

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Section 10.15 – Qualification of Plan Section 10.16 – Unclaimed Property

ARTICLE XI – TOP-HEAVY PLAN REQUIREMENTS
Section 11.01 – Application Section 11.02 – Definitions
Section 11.03 – Modification of Vesting Requirements Section 11.04 – Modification of Contributions
ATTACHMENTS
Appendix A – Actuarial Factors Based on 8.5% Interest Appendix B – Actuarial Factors Based on 7.5% Interest Appendix C – Actuarial Factors Based on 8.0% Interest

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INTRODUCTION
The provisions of this Plan apply as of the Effective Date or such later date as may be specified in Item A of the Adoption Agreement, except as provided in any attached addendums.

ARTICLE I
FORMAT AND DEFINITIONS
SECTION 1.01 – FORMAT.

The Employer’s retirement plan is set out in this document, the attached signed Adoption Agreement, and any amendments to these documents. If the Adoption Agreement indicates that a Trust Agreement has been set up, this retirement plan also includes the Trust Agreement(s), and any amendments to these agreements.
Words and phrases defined in Section 1.02 shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise. These words and phrases have initial capital letters to aid in identifying them as defined terms. References to "Section" are references to parts of this document; references to "Item" are references to parts of the Adoption Agreement.

Some of the defined terms and phrases in Section 1.02 and some of the provisions contained in the following articles do not apply to the Plan. The provisions of the attached Adoption Agreement shall determine whether or not the terms and provisions apply.

SECTION 1.02 – DEFINITIONS.

Account means the Participant’s share of the Plan Fund. Separate accounting records shall be kept for those parts of his Account resulting from the following:
a)Required Contributions
b)Nondeductible Voluntary Contributions

c)Deductible Voluntary Contributions
d)Rollover Contributions

e)Pre-tax Elective Deferral Contributions

f)Roth Elective Deferral Contributions
g)In-plan Roth Rollovers

h)Qualified Matching Contributions

i)QACA Matching Contributions
j)Matching Contributions that are not Qualified Matching Contributions or QACA Matching Contributions
k)Qualified Nonelective Contributions
l)QACA Nonelective Contributions

m)Wage Rate Contributions

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n)All other Employer Contributions

If the Participant’s Vesting Percentage is less than 100% as to any of the Employer Contributions, a separate accounting record will be kept for any part of his Account resulting from such Employer Contributions and, if there has been a prior Forfeiture Date, from such Contributions made before a prior Forfeiture Date.
A Participant’s Account shall be reduced by any distribution of his Vested Account and by any Forfeitures. The Participant’s Account shall participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund. His Account is subject to any minimum guarantees applicable under the Annuity Contract or other investment arrangement and to any expenses associated therewith.

Accrual Service means an Employee’s service defined in Item G(1) of the Additional Selections and Minor Modifications Addendum used to determine the number of units credited to a Participant for purposes of determining the amount of his Discretionary Contribution.
If Item I(1)(a)(iv) is selected, Accrual Service shall include service with a Predecessor Employer which did not maintain this Plan. If Item I(2)(b)(iii) is selected, Accrual Service shall include service with a Prior Employer. If Accrual Service includes service with a Predecessor Employer or Prior Employer, the crediting of such service shall be determined on a reasonably uniform basis to all similarly situated Employees based on all relevant facts and circumstances so as not to discriminate in favor of Highly Compensated Employees.

Accrual Service shall include a Period of Military Duty. If the elapsed time method is used, the entire Period of Military Duty shall be included to the extent it has not already been counted as Accrual Service. If the hours method is used, an Hour of Service shall be credited (without regard to the 501 Hours of Service limitation) for each hour the Employee would normally have been scheduled to work for the Employer during such Period of Military Duty to the extent such hour has not already been counted for purposes of Accrual Service.
If the elapsed time method is used, Accrual Service shall be measured from his Hire Date to his most recent Severance Date. This Period of Service shall be reduced by any Period of Severance that occurred prior to his most recent Severance Date, unless such Period of Severance is included under the service spanning rule below. This period of Accrual Service shall be expressed as years (on the basis that 365 days equal one year), months (for purposes of the aggregation of fractional months, 30 days equals one month) or days.

If the elapsed time method is used, Accrual Service shall include a Period of Severance (service spanning rule) if:

a)the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within 12 months, or

b)the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged, or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he was first absent.

Accrual Service Period means the period defined in Item R(3) and, if applicable, Item G(1) of the Additional Selections and Minor Modifications Addendum.
ACP Test means the nondiscrimination test described in Code Section 401(m)(2) as provided for in subparagraph (d) of Section 3.08.

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ACP Test Safe Harbor means the method described in subparagraph (c) of Section 3.09 or Section
3.11 for satisfying the ACP Test with respect to Matching Contributions.

Active Participant means an Eligible Employee who is actively participating in the Plan according to the provisions of Section 2.01.

Additional Contributions means additional Employer Contributions or the Forfeitures that are reallocated according to Section 3.06 and deemed to be Additional Contributions. (See Item Q(2) and Sections 3.01 and 3.06.)
Adopting Employer means an employer that is listed in Item AB or the attached participation agreements.
Adoption Agreement means the attached document labeled Adoption Agreement that contains the selections and specifications for the Plan.

ADP Test means the nondiscrimination test described in Code Section 401(k)(3) as provided for in subparagraph (c) of Section 3.08.

ADP Test Safe Harbor means the method described in subparagraph (b) of Section 3.09 or Section
3.11 for satisfying the ADP Test.

Affiliated Service Group means any group of corporations, partnerships or other organizations of which the Employer is a part and that is affiliated within the meaning of Code Section 414(m) and the regulations thereunder. The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group.
Allocation Group means the designated groups of Employees for purposes of determining separate Discretionary Contributions in Item Q(3) of the Adoption Agreement. For this purpose, the groups are those identified in Item Q(3)(d).

Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.
Annual Compensation means the Employee's annual Compensation defined in Item M(5).

Annuity Contract means the annuity contract or contracts into which the Employer, and the Adopting Employers adopting this Plan as a separate plan enter, or the Trustee enters, whichever is appropriate, with the Insurer for guaranteed benefits, for the investment of Contributions in separate accounts, and for the payment of benefits under this Plan.

Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity or any other form.

Bargaining Employee means an Employee who is represented for collective bargaining purposes by any collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9 of the regulations. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.
Basic Plan means this document that contains the basic provisions of the Plan.

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Beneficiary means the person or persons named by a Participant to receive any benefits under the Plan when the Participant dies. (See Section 10.07.)

Benefit Factor means, for a Plan Year, a person’s Annual Compensation for the Plan Year multiplied by his actuarial factor for the Plan Year determined in Appendix A, B, or C, as designated in Item Q(3)(c) of the Adoption Agreement.
Catch-up Contributions means Elective Deferral Contributions made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or older by the end of their taxable year. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferral Contributions without regard to Catch-up Contributions, such as the limits on the Maximum Annual Additions, as defined in Section 3.07, the dollar limitation on Elective Deferral Contributions under Code Section 402(g) (not counting Catch-up Contributions), and the limit imposed by the ADP Test. (See Item N(4) and Section 3.01.)
Catch-up Contributions are not subject to the limits on the Maximum Annual Additions, as defined in Section 3.07, are not counted in the ADP Test, and are not counted in determining the minimum allocation under Code Section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy).

Claimant means any person who makes a claim for benefits under this Plan. (See Section 9.05.)

Code means the Internal Revenue Code of 1986, as amended.
Compensation means one of the following as specified in Item M(1):

a)Information Required to be Reported Under Code Sections 6041, 6051, and 6052 (“Wages, Tips and Other Compensation” box on Form W-2). Compensation is defined as wages, within the meaning of Code Section 3401(a), and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
b)Code Section 3401(a) Wages. Compensation is defined as wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

c)Simplified 415 Compensation. Compensation is defined as wages, salaries, Differential Wage Payments, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in section 1.62-2(c) of the regulations)), and excluding the following:

1)employer contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the

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extent such contributions are not includible in the Employee's gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified), unless Item M(1)(b)(i) allows amounts received from a nonqualified unfunded deferred compensation plan to be included, to the extent includible in gross income;

2)amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in section 1.421-1(b) of the regulations), or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

3)amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

4)other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code Section 125); and
5)other items of remuneration that are similar to any of the items listed in (1) through (4) above.

If Item I(1)(a)(v) is selected, Compensation shall include compensation with a Predecessor Employer that did not maintain this Plan. If Compensation includes compensation with a Predecessor Employer, the crediting of such compensation shall be determined on a reasonably uniform basis to all similarly situated Employees based on all relevant facts and circumstances so as not to discriminate in favor of Highly Compensated Employees.

For any Self-employed Individual, Compensation means Earned Income.
Except as provided herein, Compensation for a specified period is the Compensation actually paid or made available (or if earlier, includible in gross income) during such period. If Item M(4)(a) is selected, Compensation for a Compensation Year shall include amounts earned but not paid during the Compensation Year solely because of the timing of payroll periods and pay dates, provided the amounts are paid during the first few weeks of the next Compensation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated employees, and no Compensation is included in more than one Compensation Year.

Compensation for a Plan Year shall also include Compensation paid by the later of 2 1/2 months after an Employee’s Severance from Employment with the Employer or the end of the Plan Year that includes the date of the Employee’s Severance from Employment with the Employer if the payment is regular Compensation for services during the Employee’s regular working hours, or Compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and absent a Severance from Employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer. If Item M(2)(a)(i) is selected, Compensation shall include payments for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued. If Item M(2)(a)(ii) is selected, Compensation shall include payments received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

Any payments not described above shall not be considered Compensation if paid after Severance from Employment, even if they are paid by the later of 2 1/2 months after the date of Severance from Employment or the end of the Plan Year that includes the date of Severance from Employment, except, if Item M(2)(a)(iii) is selected, Compensation paid to a Participant who is permanently and totally disabled, as defined in Code Section 22(e)(3). If Item M(2)(a)(iii)(B) is

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selected, such Compensation shall only be included for Participants who were Nonhighly Compensated Employees immediately before becoming disabled.

Back pay, within the meaning of section 1.415(c)-2(g)(8) of the regulations, shall be treated as Compensation for the Plan Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition.
If elective contributions are not excluded in Item M(3), Compensation paid or made available during a specified period shall include amounts that would otherwise be included in Compensation but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

If deemed Code Section 125 Compensation is not excluded in Item M(3), Compensation shall also include deemed Code Section 125 Compensation. Deemed Code Section 125 Compensation is an amount that is excludible under Code Section 106 that is not available to a Participant in cash in lieu of group health coverage under a Code Section 125 arrangement solely because the Participant is unable to certify that he has other health coverage. Amounts are deemed Code Section 125 Compensation only if the Employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

If Code Section 414(s) safe harbor exclusions are not excluded in Item M(3), Compensation shall include reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation (other than elective contributions), and welfare benefits for purposes of calculating all contribution determinations that use Compensation.

Specific Compensation may be included or excluded from this definition if selected in Item M(4) or M(3) respectively.

For purposes of the ADP and ACP Tests in Section 3.08, the Employer may elect to use an alternative nondiscriminatory definition of Compensation in accordance with Code Section 414(s) and the regulations thereunder.

The annual Compensation of each Participant taken into account in determining contributions and allocations for any determination period (the period over which Compensation is determined) shall not exceed $275,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). If Item M(6)(a) of the Adoption Agreement is not selected and in modification of the foregoing, Elective Deferral Contributions may be made with respect to Compensation that exceeds the annual compensation limit, provided such Elective Deferral Contributions otherwise satisfy any applicable limitations. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning with or within such calendar year.

If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction. The numerator of the fraction is the number of months in the short determination period, and the denominator of the fraction is 12.

If Compensation for any prior determination period is taken into account in determining a Participant’s contributions or allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that determination period.

Compensation means, for a Leased Employee, Compensation for the services the Leased Employee performs for the Employer, determined in the same manner as the Compensation of Employees who are not Leased Employees, regardless of whether such Compensation is received directly from the Employer or from the leasing organization.
Compensation Year means the consecutive 12-month period defined in Item M(5).

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Contingent Annuitant means an individual named by the Participant to receive a lifetime benefit after the Participant’s death in accordance with a survivorship life annuity.

Contribution Date means the date on which Wage Rate Contributions are calculated. (See Item Q(4).)
Contributions means Employer Contributions, Participant Contributions, and Rollover Contributions as set out in Article III, unless the context clearly indicates only specific contributions are meant.
Controlled Group means any group of corporations, trades, or businesses of which the Employer is a part that is under common control. A Controlled Group includes any group of corporations, trades, or businesses, whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group, or a combined group within the meaning of Code Section 414(b), Code Section 414(c) and the regulations thereunder and, for purposes of determining contribution limitations under Section 3.07, as modified by Code Section 415(h). The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group and any other employer required to be aggregated with the Employer under Code Section 414(o) and the regulations thereunder.
Designated Beneficiary means the individual who is designated by the Participant (or the Participant’s surviving spouse) as the Beneficiary of the Participant’s interest under the Plan and who is the designated beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-4 of the regulations.

Designated Roth Account means the portion of a Participant’s Account resulting from Roth Elective Deferral Contributions, In-plan Roth Rollovers, and the portion of a Rollover Contribution from a designated Roth account under another plan, and the respective earnings thereon. The Designated Roth Account shall be record kept in a manner that satisfies the separate accounting requirements of section 1.401(k)-1(f) of the regulations.

Differential Wage Payments means any payments that are made by an Employer to an individual with respect to any period during which the individual is performing Qualified Military Service while on active duty for a period of more than 30 days. Such payments shall be made in accordance with Code Section 3401(h) and represent all or a portion of the wages the individual would have received from the Employer if the individual were performing service for the Employer.
Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Discretionary Contributions means discretionary Employer Contributions. (See Item Q(3) and Section 3.01.)
Distributee means an Employee or former Employee. In addition, the Employee's (or former Employee's) surviving spouse and the Employee's (or former Employee's) spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse. A Distributee includes the Employee’s (or former Employee’s) nonspouse Designated Beneficiary, in which case, the distribution can only be transferred to a traditional IRA or Roth IRA established on behalf of the nonspouse Designated Beneficiary for the purpose of receiving the distribution.

Early Retirement Age means the age defined in Item Z(4).
Early Retirement Date means any day (the first day of any month if Item Z(2)(a) is selected or the specified day of the month if Item Z(2)(b) is selected) which a Participant selects for beginning his early retirement benefit after he reaches Early Retirement Age and has had a Severance from Employment. If a Participant has a Severance from Employment before satisfying any age

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requirement for Early Retirement Age, but after satisfying any other requirements, the Participant shall be entitled to elect a distribution of his Vested Account as an early retirement benefit upon satisfying such age requirement. (See Item Z(4).)

Earned Income means, for a Self-employed Individual, net earnings from self-employment in the trade or business for which this Plan is established if such Self-employed Individual’s personal services are a material income producing factor for that trade or business. Net earnings shall be determined without regard to items not included in gross income and the deductions properly allocable to or chargeable against such items. Net earnings shall be reduced for the employer contributions to the employer’s qualified retirement plan(s) to the extent deductible under Code Section 404.
Net earnings shall be determined with regard to the deduction allowed to the employer by Code Section 164(f).

Effective Date means the date specified in Item D.

Elective Deferral Agreement means an agreement between an Eligible Employee and the Employer under which an Eligible Employee may make Elective Deferral Contributions. An Elective Deferral Agreement (or change thereto) must be made in such manner (including by means of voice response or other electronic system under circumstances that the Employer permits) and in accordance with such rules as the Employer may prescribe in a nondiscriminatory manner.

Elective Deferral Agreements cannot relate to Compensation that is payable prior to the effective date of the Elective Deferral Agreement or to Compensation that is payable prior to the later of the adoption or effective date of the cash or deferred arrangement (CODA).

Elective Deferral Agreements shall be made, changed, or terminated according to the provisions of Item N. (See Item N and Section 3.01.) An Elective Deferral Agreement may also be terminated according to the terms of an automatic contribution arrangement. (See Items N(6), N(7), and O(2).)
Elective Deferral Contributions means Employer Contributions made in accordance with either an Elective Deferral Agreement or the terms of an automatic contribution arrangement. (See Items N(6), N(7), and O(2).)

Elective Deferral Contributions means Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions, unless the context clearly indicates only one is meant.

Elective Deferral Contributions shall be 100% vested and subject to the distribution restrictions of Code Section 401(k) and the regulations thereunder when made. (See Section 5.04.)

Eligible Employee means an Employee who meets the requirements specified in Item J.

However, to the extent an Employee becomes an Employee as a result of a Code Section 410(b)(6)(C) transaction, that Employee shall not be an Eligible Employee during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. This period is called the transition period. The transition period may end earlier if there is a significant change in the coverage under the Plan or if the Employer chooses to cover all similarly situated Employees as of an earlier date. A Code Section 410(b)(6)(C) transaction is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

Eligible Retirement Plan means an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, a traditional IRA, a Roth IRA, an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a qualified plan described in Code

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Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p).

If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a Designated Roth Account, an Eligible Retirement Plan with respect to such portion shall include only
(i) another designated Roth account of the individual from whose Account the payments or distributions were made or (ii) a Roth IRA of such individual.

Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9);
(iii) any hardship distribution; (iv) any Permissible Withdrawal; and (v) any other distribution(s) that is reasonably expected to total less than $200 during a year. For purposes of the $200 rule, a distribution from a Designated Roth Account and a distribution from other accounts under the Plan shall be treated as made under separate plans.
Any portion of a distribution that consists of after-tax employee contributions that are not includible in gross income may be transferred only to (i) a traditional individual retirement account or annuity described in Code Section 408(a) or (b) (a “traditional IRA”); (ii) a Roth individual retirement account or annuity described in Code Section 408A (a “Roth IRA”); or (iii) a qualified plan or an annuity contract described in Code Section 401(a) and 403(b), respectively, that agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Employee means an individual who is employed by the Employer or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o). A Controlled Group member is required to be aggregated with the Employer.

The term Employee shall include any individual receiving Differential Wage Payments.

The term Employee shall include any Self-employed Individual treated as an employee of any employer described in the preceding paragraphs as provided in Code Section 401(c)(1). The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the preceding paragraphs as provided in Code Section 414(n) or (o).
Employer means, except for purposes of Section 3.07, the employer named in Item B and any successor corporation, trade or business which will, by written agreement, assume the obligations of this Plan or any Predecessor Employer that maintained this Plan.

Employer Contributions means Elective Deferral Contributions, Matching Contributions, Qualified Nonelective Contributions, QACA Nonelective Contributions, Additional Contributions, Wage Rate Contributions, and Discretionary Contributions as set out in the Adoption Agreement and contributions made by the Employer in accordance with the provisions of Section 11.04, unless the context clearly indicates only specific contributions are meant. (See Items N, O, P, and Q and Sections 3.01, 3.11, and 11.04.)
Employer Group means each separate group of entities which consists of the Employer and all Adopting Employers that are members of the same Controlled Group as the Employer or consist of an Adopting Employer that is not a member of the same Controlled Group as the Employer and all

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other Adopting Employers who are members of the same Controlled Group as such Adopting Employer. If more than one Employer Group adopts this Plan, the Plan shall be a multiple employer plan as described in Code Section 413(c).

Entry Date means the date an Employee first enters the Plan as an Active Participant for purposes of the Contributions specified in Item K. (See Item K and Section 2.01.)
Entry Service means an Employee's service defined in Item K(3). Entry Service shall include service with a Controlled Group member, while the Employer and such Controlled Group member are both members of the Controlled Group.
If Item I(1)(a)(i) is selected, Entry Service shall include service with a Predecessor Employer which did not maintain this Plan. If Item I(2)(b)(i) is selected, Entry Service shall include service with a Prior Employer. If Entry Service includes service with a Predecessor Employer or Prior Employer, the crediting of such service shall be determined on a reasonably uniform basis to all similarly situated Employees based on all relevant facts and circumstances so as not to discriminate in favor of Highly Compensated Employees.

Entry Service shall include a Period of Military Duty. If the elapsed time method is used, the entire Period of Military Duty shall be included to the extent it has not already been counted as Entry Service. If the hours method is used, an Hour of Service shall be credited (without regard to the 501 Hours of Service limitation) for each hour the Employee would normally have been scheduled to work for the Employer during such Period of Military Duty to the extent such hour has not already been counted for purposes of Entry Service.
If the elapsed time method is used, Entry Service shall be measured from his Hire Date to his most recent Severance Date. This Period of Service shall be reduced by any Period of Severance that occurred prior to his most recent Severance Date, unless such Period of Severance is included under the service spanning rule below. This period of Entry Service shall be expressed as years (on the basis that 365 days equal one year), months (on the basis that 30 days equals one month for purposes of the aggregation of fractional months) or days.

If the elapsed time method is used, Entry Service shall include a Period of Severance (service spanning rule) if:

a)the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within 12 months, or

b)the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged, or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he was first absent.
If the hours method is used and the Entry Service Period shifts to the Plan Year, an Employee will be credited with two years of Entry Service if he has the Hours of Service required for a year of Entry Service in both his first and second Entry Service Periods.

If the method of crediting Entry Service changes, the provisions of Section 10.13 shall apply.
Entry Service Period means the period defined in Item K(3)(b)(iii).

ERISA means the Employee Retirement Income Security Act of 1974, as amended.
401(k) Safe Harbor Plan means a plan that satisfies the ADP Test Safe Harbor and to which the 401(k) safe harbor provisions of Section 3.09 apply as elected in Item O(1).

Fiscal Year means the Employer’s taxable year. (See Item F.)

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Forfeiture means the part, if any, of a Participant’s Account that is forfeited. (See Section 3.05.)

Forfeiture Date means the date the Participant incurs five consecutive Vesting Breaks.

Highly Compensated Employee means any Employee who:

a)was a 5-percent owner at any time during the year or the preceding year, or
b)for the preceding year had compensation from the Employer in excess of $120,000 and, if the Employer so elects in Item L, was in the top-paid group for the preceding year. The $120,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d).
For this purpose the applicable year of the plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. If the Employer has made a calendar year data election in Item L(1)(b), the look-back year shall be the calendar year beginning with or within the look-back year. The Plan may not use such election to determine whether Employees are Highly Compensated Employees on account of being a 5-percent owner.

Calendar year data elections and top-paid group elections, once made, apply for all subsequent years unless changed by the Employer. If the Employer makes one election, the Employer is not required to make the other. If both elections are made, the look-back year in determining the top- paid group must be the calendar year beginning with or within the look-back year. Each Employer Group may choose to make a calendar year data election or a top-paid group election. Any such election(s) must be in writing and by the date prescribed in Code Section 414(q). These elections must apply consistently to the determination years of all plans maintained by the Employer which reference the highly compensated employee definition in Code Section 414(q), except as provided in Internal Revenue Service Notice 97-45 (or superseding guidance).

The determination of who is a highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the compensation that is considered, and the identity of the 5-percent owners, shall be made in accordance with Code Section 414(q) and the regulations thereunder.

For purposes of this definition, the above references to compensation shall mean Compensation as defined in Section 3.07.

Hire Date means the date an Employee first performs an Hour of Service.
Hour of Service means, for the elapsed time method of crediting service in this Plan, each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer.
Hour of Service means, for the hours method of crediting service in this Plan, the following:

a)Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable service period.

b)Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Notwithstanding the preceding provisions of this subparagraph (b), no credit shall be given to the Employee:

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1)for more than 501 Hours of Service under this subparagraph (b) on account of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single service period); or

2)for an Hour of Service for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's or workmen's compensation, or unemployment compensation, or disability insurance laws; or

3)for an Hour of Service for a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

For purposes of this subparagraph (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

c)Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subparagraph
(a) or subparagraph (b) above (as the case may be) and under this subparagraph (c). Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above shall be subject to the limitations set forth in that subparagraph.

Hours of Service shall be determined on the basis of actual Hours of Service that an Employee is paid or entitled to payment if the Employer maintains hourly records for such Employee. If the Employer (i) does not maintain hourly records for an Employee or (ii) elected in Item X(4) to use an equivalency for all Employees, Hours of Service shall be determined using an equivalency based on periods of employment in lieu of actual Hours of Service. The equivalencies shall be on the basis of months, days, weeks, or semi-monthly payroll periods as defined in Item X.
The crediting of Hours of Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing such rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining Hours of Service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of Hours of Service to service periods.
Hours of Service shall be credited for employment with any other employer required to be aggregated with the Employer under Code Section 414(b), (c), (m), or (o) and the regulations thereunder for purposes of entry and vesting. Hours of Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or (o) and the regulations thereunder.

Solely for purposes of determining whether a one-year break in service has occurred for vesting purposes, during a Parental Absence an Employee shall be credited with the Hours of Service which would otherwise have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. The Hours of Service credited under this paragraph shall be credited in the service period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following service period.

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Inactive Participant means a former Active Participant who has an Account. (See Section 2.02.)

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In-plan Roth Rollover means the irrevocable rollover of all or any portion of a Participant’s Vested Account (other than a Designated Roth Account) to a Designated Roth Account under the Plan. The rollover shall be subject to the provisions of Section 3.04, and made in accordance with Code Section 402A(c)(4) and any subsequent guidance.

Insurance Policy means the life insurance policy or policies issued to the Trustee by the Insurer as provided in Section 4.04.
Insurer means Principal Life Insurance Company or the insurance company or companies named by the Trustee in its discretion or as directed under the Trust Agreement to issue Annuity Contracts.
In addition, if this Plan is a restatement of a Prior Plan, Insurer shall also mean any life insurance company which has issued a group annuity contract to either the Employer or the Trustee and such contract remains in effect.

Integration Level means the Integration Level defined in Item Q(3)(b).
Investment Fund means the total of Plan assets, excluding the guaranteed benefit policy portion of any Annuity Contract. All or a portion of these assets may be held under, or invested pursuant to, the terms of a Trust Agreement if Item U(1)(a) is selected.

The Investment Fund shall be valued at current fair market value as of the Valuation Date. The valuation shall take into consideration investment earnings credited, expenses charged, payments made, and changes in the values of the assets held in the Investment Fund.

The Investment Fund shall be allocated at all times to Participants, except as otherwise expressly provided in the Plan. The Account of a Participant shall be credited with its share of the gains and losses of the Investment Fund. The part of a Participant’s Account invested in a funding arrangement that establishes one or more accounts or investment vehicles for such Participant thereunder shall be credited with the gain or loss from such accounts or investment vehicles. The part of a Participant’s Account invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Participant’s Account invested in such funding arrangement to the total of the Investment Fund invested in such funding arrangement.

Investment Manager means any fiduciary (other than a Trustee or Named Fiduciary):
a)who has the power to manage, acquire, or dispose of any assets of the Plan;

b)who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is not registered as an investment adviser under such Act by reason of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor; (iii) is a bank, as defined in that Act; or (iv) is an insurance company qualified to perform services described in subparagraph (a) above under the laws of more than one state; and

c)who has acknowledged in writing being a fiduciary with respect to the Plan.
Item means the specified item in the Adoption Agreement the Employer signed.

Late Retirement Date means any day (the first day of any month if Item Z(2)(a) is selected or the specified day of the month if Item Z(2)(b) is selected) that is after a Participant’s Normal Retirement

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Date and on which retirement benefits begin. If a Participant continues to work for the Employer after his Normal Retirement Date, his Late Retirement Date shall be the day (the earliest first day of the month on or after the date if Item Z(2)(a) is selected or the earliest specified day of the month on or after the date if Item Z(2)(b) is selected) he has a Severance from Employment. If Item Z(3)(a) is not selected, an earlier Retirement Date may apply if the Participant so elects. A later Retirement Date may apply if the Participant so elects. (See Section 5.04.)

Leased Employee means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided by the leasing organization to a Leased Employee, which are attributable to service performed for the recipient employer, shall be treated as provided by the recipient employer.
A Leased Employee shall not be considered an employee of the recipient if:

a)such employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), (ii) immediate participation, and (iii) full and immediate vesting, and
b)Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.
Loan Administrator means the person(s) or position(s) named in Item U(3)(a)(i).

Mandatory Distribution means a distribution to a Participant that is made without the Participant’s consent and is made to the Participant before he attains the older of age 62 or his Normal Retirement Age. If Item Z(7)(d) is selected, Mandatory Distribution means a distribution to a Participant that is made without the Participant’s consent, without regard to the Participant’s age at the time of such distribution.
Matching Contributions means Employer Contributions that are contingent on a Participant’s Elective Deferral Contributions or Voluntary Contributions. (See Items O(1), O(2), and P and Sections 3.01, 3.05, 3.09, and 3.11.)

Maximum Integration Rate means the Maximum Integration Rate defined in Item Q(3)(b).
Monthly Date means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

Named Fiduciary means the person or persons who have authority to control and manage the operation and administration of the Plan. (See Item G.)
Named Fiduciary for Contributions means the Named Fiduciary responsible for collecting Contributions pursuant to Section 9.01.
Net Profits means the Employer’s current or accumulated net earnings, determined according to generally accepted accounting practices, before any Contributions made by the Employer under this Plan and before any deduction for Federal or state income tax, dividends on the Employer’s stock, and capital gains or losses. If the Employer is a nonprofit organization under Code Section 501(c)(3), Net Profits means excess revenues (excess of receipts over expenditures).

Nonhighly Compensated Employee means an Employee of the Employer who is not a Highly Compensated Employee.

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Non-bargaining Employee means an Employee who is not represented for collective bargaining purposes by any collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9 of the regulations. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

Nonresident Alien means a nonresident alien, within the meaning of Code Section 7701(b)(1)(B), who receives no earned income, within the meaning of Code Section 911(d)(2), from the Employer that constitutes income from sources within the United States, within the meaning of Code Section 861(a)(3), or who receives such earned income but it is all exempt from income tax in the United States under the terms of an income tax convention.

Nonvested Account means the excess, if any, of a Participant’s Account over his Vested Account.

Normal Form means a single life annuity with installment refund.
Normal Retirement Age means the age defined in Item Z(1).

Normal Retirement Date means the date defined in Item Z(2). Retirement benefits shall begin on a Participant’s Normal Retirement Date if he has had a Severance from Employment, has a Vested Account, and has not elected to have retirement benefits begin later. However, retirement benefits shall not begin before the older of age 62 or his Normal Retirement Age, unless the qualified election procedures of Article VI or VIA, whichever applies, are met. If permitted in Item Z(3), a Participant may choose to have retirement benefits begin on his Normal Retirement Date, even if he is an Employee on such date.

Owner-employee means a Self-employed Individual who, in the case of a sole proprietorship, owns the entire interest in the unincorporated trade or business for which this Plan is established. If this Plan is established for a partnership, an Owner-employee means a Self-employed Individual who owns more than 10 percent of either the capital interest or profits interest in such partnership.

Parental Absence means an Employee's absence from work:
a)by reason of pregnancy of the Employee,

b)by reason of birth of a child of the Employee,

c)by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or

d)for purposes of caring for such child for a period beginning immediately following such birth or placement.

Participant means either an Active Participant or an Inactive Participant.

Participant Contributions means Voluntary Contributions and Required Contributions, unless the context clearly indicates only one is meant.

Part-time, Temporary, or Seasonal Employee means an Employee who is regularly scheduled to work less than 1,000 Hours of Service in an Entry Service Period. In the event such an Employee (i) works at least 1,000 Hours of Service during an Entry Service Period based on the Hours of Service credited at the end of the Entry Service Period or (ii) his employment status changes to full-time, he shall no longer be considered a Part-time, Temporary, or Seasonal Employee.

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Period of Military Duty means, for an Employee

a)who served as a member of the armed forces of the United States, and

b)who was reemployed by the Employer at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under Chapter 43 of Title 38 of the U.S. Code,

the period of time from the date the Employee was first absent from active work for the Employer because of such military duty to the date the Employee was reemployed.

Period of Service means a period of time beginning on an Employee's Hire Date and ending on his Severance Date.

Period of Severance means a period of time beginning on an Employee's Severance Date and ending on the date he again performs an Hour of Service.

A one-year Period of Severance means a Period of Severance of 12 consecutive months.
Solely for purposes of determining whether a one-year Period of Severance has occurred for entry or vesting purposes, the consecutive 12-month period beginning on the first anniversary of the first date of a Parental Absence shall not be a one-year Period of Severance.

Permissible Withdrawal means a withdrawal that meets the requirements in subparagraph (d) of the Eligible Automatic Contribution Arrangement (EACA) Provisions section or subparagraph (e) of the Qualified Automatic Contribution Arrangement (QACA) Safe Harbor Provisions section. (See Sections 3.10 and 3.11.)

Plan means the Employer’s retirement plan set forth in the attached Adoption Agreement and this document, including any later amendments to them. If the Adoption Agreement indicates that a Trust Agreement has been set up, the term Plan shall include the Trust Agreement, unless the context clearly indicates otherwise.
Plan Administrator means the person or persons who administer the Plan. (See Item H.)

Plan Fund means the total of the Investment Fund and the guaranteed benefit policy portion of any Annuity Contract. The Investment Fund shall be valued as stated in its definition. The guaranteed benefit policy portion of any Annuity Contract shall be determined in accordance with the terms of the Annuity Contract and, to the extent that such Annuity Contract allocates contract values to Participants, allocated to Participants in accordance with its terms. The total of all amounts held under the Plan Fund shall equal the value of the aggregate Participants’ Accounts under the Plan.
Plan Year means a consecutive 12-month period beginning on a Yearly Date and ending on the day before the next Yearly Date. If the Yearly Date changes, the change will result in a short Plan Year. If a service period is based on the Plan Year, corresponding years before the Effective Date shall be included.

Plan-year Quarter means a period beginning on a Quarterly Date and ending on the day before the next Quarterly Date.

Predecessor Employer means, except for purposes of Section 3.07, a predecessor employer defined in Item I(1).
Pre-tax Elective Deferral Contributions means a Participant’s Elective Deferral Contributions that are not includible in the Participant’s gross income at the time deferred.

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Prevailing Rate Schedule means a schedule that is published by the United States Department of Labor or any State Department of Labor, indicating the minimum hourly rate for wages and fringe benefits (including, but not limited to, pension benefits) which must be paid to the employees of an employer working on particular jobs financed or contracted by the United States of America or any State, County, Municipality, or other governmental entity.

Primary Beneficiary means an individual who is named as a Beneficiary under the Plan and has an unconditional right to all or a portion of the Participant’s Account balance under the Plan upon the death of the Participant.
Prior Employer means a prior employer defined in Item I(2).
Prior Plan means a retirement plan of the Employer or of a Predecessor Employer that was qualifiable under Code Section 401(a), and of which this Plan is a restatement. If, because of a merger, consolidation, or transfer of assets or liabilities, this Plan is a continuation of a plan that was qualifiable under Code Section 401(a), that plan shall be a Prior Plan. If, with the approval of any governmental agency to which it is subject, the assets of a terminated plan of the Employer which was qualified under Code Section 401(a) are transferred to this Plan, that terminated plan shall be deemed to be the Prior Plan.

Prior Plan Assets means the assets accumulated under the Prior Plan which have not been distributed and which are held under this Plan.

QACA Matching Contributions means Matching Contributions made under a qualified automatic contribution arrangement and that are distributable only in accordance with the distribution provisions (other than for hardships or deemed severance from employment as described in Section 5.03) applicable to Elective Deferral Contributions. (See Item O(2) and Sections 5.03 and 5.04.)

QACA Nonelective Contributions means Employer Contributions made under a qualified automatic contribution arrangement and that are distributable only in accordance with the distribution provisions (other than for hardships or deemed severance from employment as described in Section 5.03) applicable to Elective Deferral Contributions. (See Item O(2) and Sections 5.03 and 5.04.)

QACA Safe Harbor Plan means a plan that satisfies the ADP Test Safe Harbor and to which the QACA safe harbor provisions of Section 3.11 apply as elected in Item O(2).

Qualified Joint and Survivor Annuity means, for a Participant who has a spouse, an immediate survivorship life annuity with installment refund, where the Contingent Annuitant is the Participant’s spouse and the survivorship percentage is 50%, unless otherwise specified in Item AA(1)(a)(i). A former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

The amount of benefit payable under the Qualified Joint and Survivor Annuity shall be the amount of benefit that may be provided by the Participant’s Vested Account.

Qualified Matching Contributions means Matching Contributions that are nonforfeitable when allocated to Participants’ Accounts and that are distributable only in accordance with the distribution provisions (other than for hardships or deemed severance from employment as described in Section 5.03) applicable to Elective Deferral Contributions. (See Sections 5.03 and 5.04.)

Matching Contributions shall be Qualified Matching Contributions if elected in Item O(1)(b)(i) or P(14). If Item O(1)(b)(i)D is selected, additional Matching Contributions shall be Qualified Matching Contributions, unless otherwise specified in Item O(1)(b)(i)D(1).

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Qualified Military Service means any service in the uniformed services (as defined in Chapter 43 of Title 38 of the U.S. Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

Qualified Nonelective Contributions means Employer Contributions (other than Elective Deferral Contributions and Qualified Matching Contributions) that are nonforfeitable when allocated to Participants’ Accounts and that are distributable only in accordance with the distribution provisions (other than for hardships or deemed severance from employment as described in Section 5.03) applicable to Elective Deferral Contributions. (See Items O(1)(b)(ii), O(1)(d), Q(1), Q(4)(a), and Sections 3.01, 3.09, 5.03, and 5.04.)

Qualified Preretirement Survivor Annuity means a single life annuity with installment refund payable to the surviving spouse of a Participant who dies before his Annuity Starting Date. A former spouse will be treated as the surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

Qualified Reservist Distribution means any distribution to an individual if: (i) such distribution is from an individual retirement plan, or from amounts attributable to employer contributions made pursuant to elective deferrals described in Code Section 402(g)(3)(A) or (C) or Code Section 501(c)(18)(D)(iii); (ii) such individual was (by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the U.S. Code)) ordered or called to active duty after September 11, 2001, for a period in excess of 179 days or for an indefinite period; and (iii) such distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period.

Qualifying Employer Securities means any security which is issued by the Employer or any Controlled Group member and which meets the requirements of Code Section 409(l) and ERISA Section 407(d)(5). This shall also include any securities that satisfied the requirements of the definition when these securities were assigned to the Plan. (See Item U(5) and Section 4.02)

Qualifying Employer Securities Fund means that part of the assets of the Trust Fund that are designated to be held primarily or exclusively in Qualifying Employer Securities for the purpose of providing benefits for Participants.

Quarterly Date means each Yearly Date and the third, sixth, and ninth Monthly Date after each Yearly Date that is within the same Plan Year.

Reclassified Employee means, for purposes of Item J(1), an individual considered by the Employer to be an independent contractor who is later determined by the Internal Revenue Service (or another agency or court) to be an Employee. If selected in Item J(1), such individual will continue to be excluded following the reclassification date.

Reentry Date means the date a former Active Participant reenters the Plan. (See Section 2.01.)

Required Contributions means nondeductible employee contributions required from an active participant in order to participate in the Prior Plan. Required Contributions, and earnings thereon, shall be 100% vested and nonforfeitable at all times.

Restatement Date means the date the Plan was last restated. (See Item A(2).)

Retirement Date means the date a retirement benefit will begin and is a Participant’s Early, Normal, or Late Retirement Date, as the case may be.

Rollover Contributions means the rollover contributions that are made by an Eligible Employee or an Inactive Participant. (See Section 3.03.)

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Roth Elective Deferral Contributions means a Participant’s Elective Deferral Contributions that are not excludible from the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferral Contributions by the Participant in his Elective Deferral Agreement. Whether an Elective Deferral Contribution is not excludible from a Participant’s gross income will be determined in accordance with section 1.401(k)-1(f)(2) of the regulations. In the case of a Self-employed Individual, an Elective Deferral Contribution is not excludible from gross income only if the individual does not claim a deduction for such amount.

Safe Harbor Contributions means, for purposes of determining Eligible Employees, entry requirements and the Entry Date, the Employer Contributions made to satisfy the ADP Test Safe Harbor. (See Items J, K, and AB.)
Self-Directed Brokerage Account means that portion of a Participant’s Account that is invested at the Participant’s direction in a Self-Directed Brokerage Account.

Self-employed Individual means, with respect to any taxable year, an individual who has Earned Income for the taxable year (or who would have Earned Income but for the fact the trade or business for which this Plan is established did not have net profits for such taxable year).

Semi-yearly Date means each Yearly Date and the sixth Monthly Date after each Yearly Date that is within the same Plan Year.

Severance Date means the earlier of:

a)the date on which an Employee quits, retires, dies, or is discharged, or

b)the first anniversary of the date an Employee begins a one-year absence from service (with or without pay). This absence may be the result of any combination of vacation, holiday, sickness, disability, leave of absence, or layoff.
Solely to determine whether a one-year Period of Severance has occurred for entry or vesting purposes for an Employee who is absent from service beyond the first anniversary of the first day of a Parental Absence, Severance Date is the second anniversary of the first day of the Parental Absence. The period between the first and second anniversaries of the first day of the Parental Absence is not a Period of Service and is not a Period of Severance.

Severance from Employment means, except for purposes of Section 3.07, an Employee has ceased to be an employee of the employer maintaining the Plan. An Employee does not have a severance from employment if, in connection with a change of employment, the Employee’s new employer maintains such Plan with respect to the Employee.
Significant Corporate Event means any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed in regulations under Code Section 409(e)(3).

Taxable Wage Base means the contribution and benefit base under section 230 of the Social Security Act.

Totally Disabled means if Items Z(5)(a), (b), (c), (d), and (e) are not selected, that a Participant is disabled, as a result of sickness or injury, to the extent that he is prevented from engaging in any substantial gainful activity, and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

If Item Z(5)(a) is selected, Totally Disabled means that a Participant meets the definition of disabled under the Employer’s long-term disability plan.

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If Item Z(5)(b) is selected, Totally Disabled means that a Participant is unable to engage in any substantial gainful activity by reason of a medically determined physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months. Such disability shall be determined by a licensed physician chosen by the Plan Administrator.

If Item Z(5)(c) is selected, Totally Disabled means that a Participant is disabled as a result of sickness or injury, to the extent that he is completely prevented from performing any work or engaging in any occupation for wage or profit, and has been continuously disabled for five months. Initial written proof that the disability exists and has continued uninterruptedly for at least five months must be furnished to the Plan Administrator by the Participant within one year after the date the disability begins. The Plan Administrator, upon receipt of any notice of proof of a Participant’s total disability, shall have the right and opportunity to have a physician it designates examine the Participant when and as often as it may reasonably require, but not more than once each year after the disability has continued uninterruptedly for at least two years beyond the date of furnishing the first proof.
If Item Z(5)(d) is selected, Totally Disabled means that a Participant is disabled, as a result of sickness or injury, to the extent that he is completely prevented from performing any work or engaging in any occupation for wage or profit, and has been continuously disabled for the number of months specified.

Initial written proof that the disability exists and has continued uninterruptedly for at least the number of months specified must be furnished to the Plan Administrator by the Participant within one year after the date the disability begins. The Plan Administrator, upon receipt of any notice of proof of a Participant's total and permanent disability, shall have the right and opportunity to have a physician it designates examine the Participant when and as often as it may reasonably require, but not more than once each year after the disability has continued uninterruptedly for at least two years beyond the date of furnishing the first proof.

If Item Z(5)(e) is selected, Totally Disabled means the alternative definition provided by the Employer in that Item.

The determination of disability shall be applied uniformly to all Participants and may not discriminate in favor of Highly Compensated Employees.

Trust Agreement means an agreement of trust between the Employer and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan. The Trust Agreement may provide for the investment of all or any portion of the Trust Fund in the Annuity Contract or any other investment arrangement. (See Item U(1)(a).)

Trust Fund means the total funds held under an applicable Trust Agreement. The term Trust Fund when used within a Trust Agreement shall mean only the funds held under that Trust Agreement.

Trustee means, for trusteed plans, the party or parties named in the Trust Agreement(s).
Valuation Date means the date on which the value of the assets of the Investment Fund is determined. The value of each Account that is maintained under this Plan shall be determined on the Valuation Date. In each Plan Year, the Valuation Date shall be the last day of the Plan Year. At the discretion of the Plan Administrator, Trustee, or Insurer (whichever applies) and in a nondiscriminatory manner, assets of the Investment Fund may be valued more frequently. These dates shall also be Valuation Dates.

Vested Account means the vested part of a Participant’s Account. If all Employer Contributions are 100% vested, the Participant’s Vested Account is equal to his Account. If not all Employer

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Contributions are 100% vested, and the Participant’s Vesting Percentage for all Employer Contributions is 100%, the Vested Account equals his Account. If not all Employer Contributions are 100% vested and the Participant’s Vesting Percentage for all Employer Contributions is not 100%, the Vested Account equals the sum of (a) and (b) below:

a)The part of the Participant’s Account resulting from Employer Contributions made before a prior Forfeiture Date and all other Contributions that were 100% vested when made.
b)The balance of the Participant’s Account in excess of the amount in (a) above multiplied by his Vesting Percentage. If his Vesting Percentages that apply to such Employer Contributions are not equal, the balance of his Account resulting from all types of Employer Contributions subject to the same Vesting Percentage shall be multiplied by the applicable Vesting Percentage and each product added together to determine this amount.
If the Participant has withdrawn any part of his Account resulting from Employer Contributions, other than the vested Employer Contributions included in (a) above, and his Vesting Percentage with respect to such Contributions is less than 100%, the amount determined under this subparagraph (b) shall be equal to P(AB + D) - D as defined below:

P The Participant’s Vesting Percentage.

AB The balance of the Participant’s Account in excess of the amount in (a) above.
D    The amount of the withdrawal resulting from Employer Contributions, other than the vested Employer Contributions included in (a) above.
If the amount determined in this (b) is determined using different Vesting Percentages, this formula shall apply separately to the calculation done for the balance of his Account resulting from all types of Employer Contributions subject to the same Vesting Percentage, including only the balance of his Account in excess of the amount in (a) above resulting from Employer Contributions subject to the same Vesting Percentage and the amount of the withdrawal resulting from such Employer Contributions. This calculation is not required if the Vesting Percentage is 100%.

Vesting Break means, when the elapsed time method is used, a one-year Period of Severance. An Employee incurs a Vesting Break on the last day of a one-year Period of Severance.

When the hours method is used, Vesting Break is defined in Item W(1)(c). An Employee incurs a Vesting Break on the last day of the Vesting Service Period in which he has a Vesting Break.

Vesting Percentage means the Participant’s Vesting Percentage determined under Item V. If the schedule used to determine a Participant’s Vesting Percentage is changed, the new schedule shall not apply to a Participant unless he is credited with an Hour of Service on or after the date of the change and the Participant’s Vesting Percentage on the day before the date of the change is not reduced under this Plan. The provisions of Section 10.01 regarding changes in the computation of Vesting Percentage shall apply.
Vesting Service means an Employee's service determined under Item W. Vesting Service is subject to the modifications selected under that item. Vesting Service shall include service with a Controlled Group member while the Employer and such Controlled Group member are both members of the Controlled Group.

If Item I(1)(a)(ii) is selected, Vesting Service shall include service with a Predecessor Employer which did not maintain this Plan. If Item I(2)(b)(ii) is selected, Vesting Service shall include service with a Prior Employer. If Vesting Service includes service with a Predecessor Employer or Prior Employer, the crediting of such service shall be determined on a reasonably uniform basis to all similarly situated Employees based on all relevant facts and circumstances so as not to discriminate in favor of Highly Compensated Employees.

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Vesting Service shall include a Period of Military Duty. If the elapsed time method is used, the entire Period of Military Duty shall be included to the extent it has not already been counted as Vesting Service. If the hours method is used, an Hour of Service shall be credited (without regard to the 501 Hours of Service limitation) for each hour the Employee would normally have been scheduled to work for the Employer during such Period of Military Duty, to the extent such hour has not already been credited as Vesting Service.

If the elapsed time method is used, Vesting Service shall be measured from his Hire Date to his most recent Severance Date. Vesting Service shall be reduced by all or any part of a Period of Service that is not counted. Vesting Service shall also be reduced by any Period of Severance that occurred prior to his most recent Severance Date, unless such Period of Severance is included under the service spanning rule below. This period of Vesting Service shall be expressed as years and fractional parts of a year (to four decimal places) on the basis that 365 days equal one year.

If the elapsed time method is used, Vesting Service shall include a Period of Severance (service spanning rule) if:

a)the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within 12 months, or

b)the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged, or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he was first absent.

If the method of crediting Vesting Service changes, the provisions of Sections 10.01 and 10.13 shall apply.

Vesting Service Period means the period defined in Item W(1)(b).

Voluntary Contributions means the Contributions by a Participant that are 100% vested and are not required as a condition of employment or participation, or for obtaining additional Employer Contributions. Voluntary Contributions, and earnings thereon, shall be 100% vested and nonforfeitable at all times. (See Item T(1) and Section 3.02.)
Wage Rate Contributions means Employer Contributions based on the applicable Prevailing Rate Schedule. (See Item Q(4) and Section 3.01.)

Yearly Date means the Yearly Date defined in Item E.

Years of Service means an Employee's Vesting Service defined in Item W, disregarding any modifications that exclude service.

ARTICLE II PARTICIPATION
SECTION 2.01 – ACTIVE PARTICIPANT.
For purposes of the Contributions as specified in Item K, an Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest date specified in Item K on which he is an Eligible Employee and has met all of the entry requirements selected in Item K. This date is his Entry Date for such Contributions. Notwithstanding the foregoing, at the discretion of the Plan Administrator, in accordance with their established nondiscriminatory procedures, an Employee may make a one-time irrevocable election not to participate in this Plan. Such election must be made no later than the date the Employee first becomes eligible to participate in any plan of the

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Employer and shall remain in effect for the duration of the Employee’s employment with the Employer.

If the Plan’s entry requirements are changed, an Employee who was an Active Participant immediately prior to the effective date of the change is deemed to satisfy the new requirements and his Entry Date shall not change.

Each Employee who was an active participant under the Prior Plan on the day before the Restatement Date shall continue to be an Active Participant under this Plan on the Restatement Date if he is still an Eligible Employee on such Restatement Date and his Entry Date shall not change.

If service with a Predecessor Employer or a Prior Employer is counted for purposes of Entry Service in Item I, an Employee shall be credited with such service on the date he becomes an Employee and shall become an Active Participant on the earliest date specified in Item K for purposes of the Contributions specified in Item K on which he is an Eligible Employee and has met all of the entry requirements selected in Item K. This date is his Entry Date for such Contributions.
If a person has been an Eligible Employee who has met all of the entry requirements for purposes of the Contributions specified in Item K but is not an Eligible Employee on the date that would have been his Entry Date for such Contributions, he shall become an Active Participant for purposes of such Contributions on the date he again becomes an Eligible Employee. This date is his Entry Date for such Contributions.
In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, he shall become an Active Participant immediately if he has satisfied the entry requirements for purposes of the Contributions specified in Item K and would have otherwise previously become an Active Participant had he met the definition of Eligible Employee. This date is his Entry Date for such Contributions.

An Inactive Participant shall again become an Active Participant (resume active participation in the Plan) for purposes of the Contributions for which he previously had an Entry Date on the date he again performs an Hour of Service as an Eligible Employee. This date is his Reentry Date for such Contributions. Upon again becoming an Active Participant, he shall cease to be an Inactive Participant.

A former Participant shall again become an Active Participant (resume active participation in the Plan) for purposes of the Contributions for which he previously had an Entry Date on the date he again performs an Hour of Service as an Eligible Employee. This date is his Reentry Date for such Contributions.
A Participant shall be treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with section 1.410(b)-3(a) of the regulations.

SECTION 2.02 – INACTIVE PARTICIPANT.
An Active Participant shall become an Inactive Participant on the earlier of the following:

a)the date the Participant ceases to be an Eligible Employee, or

b)the effective date of complete termination of the Plan under Article VIII.

An Employee or former Employee who was an inactive participant under the Prior Plan on the day before the Restatement Date shall continue to be an Inactive Participant under this Plan on the Restatement Date. Eligibility for any benefits payable to the Participant or on his behalf and the

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amount of the benefits shall be determined according to the provisions of the Prior Plan, unless otherwise stated in this Plan.

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SECTION 2.03 – CESSATION OF PARTICIPATION.

A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and his Account is zero.

SECTION 2.04 – ADOPTING EMPLOYERS – SINGLE PLAN.

Each Adopting Employer identified as a single plan in Item AB of the Adoption Agreement or if Item AB(1)(b) is selected, the attached participation agreements, is a Controlled Group member and participates with the Employer in this Plan. An Adopting Employer's agreement to participate in this Plan shall be in writing.
The Employer has the right to amend the Plan. An Adopting Employer does not have the right to amend the Plan.

If the Adopting Employer did not maintain a Prior Plan, the date of participation specified in Item AB (the day following the end of its transition period described in Code Section 410(b)(6)(C)(ii) for an Adopting Employer not listed in Item AB) shall be the Entry Date for any of its Employees who have met the requirements in Section 2.01 as of that date. Service with and Compensation from an Adopting Employer shall be included as service with and Compensation from the Employer. If Item AB(3)(a) is selected, such service and Compensation shall only be included beginning on the date the Adopting Employer became a Controlled Group member. Transfer of employment, without interruption, between an Adopting Employer and another Adopting Employer or the Employer shall not be considered an interruption of service. The Employer’s Fiscal Year in Item F shall be the Fiscal Year used in interpreting this Plan for Adopting Employers.

Contributions made by an Adopting Employer shall be treated as Contributions made by the Employer. Forfeitures arising from those Contributions shall be used for the benefit of all Participants.
An employer shall not be an Adopting Employer if it ceases to be a Controlled Group member. Such an employer may continue a retirement plan for its Employees in the form of a separate document. This Plan shall be amended to delete a former Adopting Employer from Item AB or, if Item AB(1)(b) is selected, remove the participation agreement for such Adopting Employer.
If (i) an employer ceases to be an Adopting Employer or the Plan or participation agreement is amended to remove an Adopting Employer and (ii) the Adopting Employer does not continue a retirement plan for the benefit of its Employees, partial termination may result and the provisions of Article VIII shall apply.

SECTION 2.05 – ADOPTING EMPLOYERS – MULTIPLE EMPLOYER PLAN.

Each Adopting Employer identified as a multiple employer plan in Item AB of the Adoption Agreement or if Item AB(1)(b) is selected, the attached participation agreements, participates with the Employer in this Plan. This Plan is a multiple employer plan as described in Code Section 413(c). An Adopting Employer's agreement to participate in this Plan shall be in writing.

The Employer has the right to amend the Plan. An Adopting Employer does not have the right to amend the Plan.

If the Adopting Employer did not maintain its plan before its date of adoption specified in Item AB(4) or the attached participation agreement, its date of adoption shall be the Entry Date for any of its Employees who have met the requirements in Section 2.01 as of that date. Service with and Compensation from an Adopting Employer shall be included as service with and Compensation from the Employer. Transfer of employment, without interruption, between an Adopting Employer and another Adopting Employer or the Employer shall not be considered an interruption of service.

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The Employer’s Fiscal Year in Item F shall be the Fiscal Year used in interpreting this Plan for Adopting Employers.

If the amount of an Employer Contribution or a limit on an Employer Contribution is determined by the Employer, such determination shall be made by the Employer. Forfeitures arising from those Contributions shall be used for the benefit of all Participants.
The provisions of Section 3.07 shall be applied to each Participant taking into account all Contributions and all Compensation for the Limitation Year from all Employers and Employer Groups covered by the Plan.

The requirements of Code Section 410(b) and 401(a)(4) shall be applied separately to each Employer Group.

For purposes of the ACP Test and ADP Test, each Employer Group shall be treated as maintaining a separate plan.

The provisions of Article XI shall be applied separately to each Employer Group. If the Plan is top- heavy with respect to an Employer Group, the minimum contribution requirements shall apply with respect to the Employees of such Employer Group. If the Plan is not top-heavy with respect to an Employer Group, the minimum contribution requirements shall not apply with respect to the Employees of such Employer Group.

If the Plan or, if Item AB(1)(b) is selected, the participation agreement is amended to remove an Adopting Employer and the Adopting Employer does not continue a retirement plan for the benefit of its Employees, partial termination may result and the provisions of Article VIII shall apply.
SECTION 2.06 – ADOPTING EMPLOYERS – SEPARATE PLANS.

Each Adopting Employer identified as a separate plan in Item AB of the Adoption Agreement or if Item AB(1)(b) is selected, the attached participation agreements, is a Controlled Group member and maintains this Plan as a separate and distinct plan for the exclusive benefit of its Employees. An Adopting Employer’s adoption of the Plan shall be in writing. If the Adopting Employer did not maintain a Prior Plan, the date of adoption specified in Item AB is the Effective Date of its Plan. This date is the first Yearly Date for the Adopting Employer's Plan and shall be the Entry Date for any of its Employees who have met the requirements in Section 2.01 as of that date. If the Adopting Employer did maintain a Prior Plan, the date of adoption is the Restatement Date of its Plan.
An Adopting Employer shall be deemed to be the Employer but only with respect to its Plan and for those Employees who are on its payroll. In interpreting the Adoption Agreement and this document as to an Adopting Employer, the term Employer shall be deemed to refer to the Adopting Employer and the Adopting Employer's fiscal year is deemed to be the Fiscal Year. The Employer named in Item B is deemed to be an Adopting Employer for purposes of the following two paragraphs.
The Contributions made by an Adopting Employer, and Forfeitures arising from such Contributions, shall not be used for the benefit of Employees of any other Adopting Employer. Service with an Adopting Employer shall be included as service with all other Adopting Employers. If Item AB(3)(a) is selected, such service and Compensation shall only be included beginning on the date the Adopting Employer became a Controlled Group member. Transfer of employment, without interruption, between Adopting Employers shall not be an interruption of service. If an Active Participant ceases to be an Eligible Employee of an Adopting Employer and immediately becomes an Eligible Employee of another Adopting Employer, he will be an Active Participant in the second Adopting Employer’s Plan. For purposes of Employer Contributions only, he shall be an Active Participant under the first Adopting Employer's Plan until the earlier of the end of the Plan Year or the date on which he is no longer an Eligible Employee under any Adopting Employer’s Plan. In determining his eligibility for, or the amount or allocation of, any Employer Contributions under each

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Plan, his service from all Adopting Employers shall be taken into account, but only his Compensation from the Adopting Employer maintaining such Plan shall be taken into account for purposes of that Plan. If Employer Contributions are made under a formula that gives a uniform dollar amount per period, there shall be no duplication of contributions on account of active participation in more than one Plan and the Contribution for any period shall be prorated based on service with each Adopting Employer that maintained such Plans.

Any amendment to the Plan by the Employer named in Item B shall be deemed to be an amendment to each Adopting Employer's Plan. An Adopting Employer may not amend the Plan other than to restate its Plan in the form of a separate document and, in that event, it shall cease to be an Adopting Employer. An employer shall not be an Adopting Employer if it ceases to be a Controlled Group member. Such an employer may continue its Plan by restating it in the form of a separate document. This Plan shall be amended to delete a former Adopting Employer from Item AB or, if Item AB(1)(b) is selected, remove the participation agreement for such Adopting Employer.
If the Plan of the Adopting Employer terminates, the provisions of Article VIII shall apply to its Plan.

ARTICLE III CONTRIBUTIONS
SECTION 3.01 – EMPLOYER CONTRIBUTIONS.

Employer Contributions are conditioned on initial qualification of the Plan. If the Plan is denied initial qualification, the provisions of Section 10.15 shall apply.

The amount of Employer Contributions is specified in the Adoption Agreement.
Employer Contributions are made without regard to current or accumulated Net Profits, unless otherwise specified in Item R(1)(a). If Employer Contributions are made from Net Profits in excess of Elective Deferral Contributions and Wage Rate Contributions (Item R(1)(a) is selected), and such excess is not sufficient to provide the Matching Contributions, Qualified Nonelective Contributions under Item Q(1)(a) or (b) and Additional Contributions, if any, such Contributions shall be proportionately reduced. Elective Deferral Contributions and Wage Rate Contributions shall in all events be made without regard to Net Profits. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Code Sections 401(a), 402, 412, and 417.
a)Elective Deferral Contributions. Elective Deferral Contributions made pursuant to either an Elective Deferral Agreement or the terms of an automatic contribution arrangement shall not be made earlier than the date (i) the Participant performs the services that relate to such Elective Deferral Contribution or (ii) the Compensation used to calculate such Elective Deferral Contribution would be payable to the Participant if not contributed to the Plan.
No Participant shall be permitted to have Elective Deferral Contributions, as defined in Section 3.08, made under this Plan, or any other plan, contract, or arrangement maintained by the Employer, during any calendar year, in excess of the dollar limitation contained in Code Section 402(g) in effect for the Participant’s taxable year beginning in such calendar year. If Catch-up Contributions are permitted in Item N(4), the dollar limitation in the preceding sentence shall be increased by the dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year for any Participant who will be age 50 or older by the end of the taxable year. Elective Deferral Contributions returned as a Permissible Withdrawal shall not be taken into account for purposes of the dollar limitation contained in Code Section 402(g).

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The dollar limitation contained in Code Section 402(g) was $18,500 for taxable years beginning in 2018. This limit is adjusted by the Secretary of the Treasury, in multiples of $500, for cost-of- living increases under Code Section 402(g)(4).

Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year. The dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) was $6,000 for taxable years beginning in 2018. This limit is adjusted by the Secretary of the Treasury, in multiples of $500, for cost-of-living increases under Code Section 414(v)(2)(C).

If Catch-up Contributions are permitted in Item N(4), such Catch-up Contributions may be made to this Plan as provided in that Item. If Item N(3) or N(3)(a) is selected and the percent of Compensation maximum Elective Deferral Contribution limit is equal to or greater than 75% of Compensation, a Participant who is eligible to make Catch-up Contributions shall have his Elective Deferral Contributions, including Catch-up Contributions, limited to the percentage specified in Item N(3) or if Item N(3)(a) is selected, the percentage specified in Item D of the Additional Selections and Minor Modifications Addendum. If Item N(3) or N(3)(a) is selected and the percent of Compensation maximum Elective Deferral Contribution limit is less than 75%, a Participant who is eligible to make Catch-up Contributions shall not be so limited unless his Elective Deferral Contributions, including Catch-up Contributions, exceed the limit in Item N(3) or if Item N(3)(a) is selected, the limit in Item D of the Additional Selections and Minor Modifications Addendum, plus the dollar amount of Catch-up Contributions permitted.

1)Automatic Contribution Arrangement (ACA). If Item N(6) is selected, the Plan provides for an automatic election to have Elective Deferral Contributions made. The automatic Elective Deferral Contribution shall be Pre-tax Elective Deferral Contributions or Roth Elective Deferral Contributions as specified in Item N(6)(a). Such automatic election shall apply when a Participant first becomes eligible to make Elective Deferral Contributions (or again becomes eligible after a period during which he was not an Active Participant). The automatic election shall also apply to certain Active Participants as provided in Items N(6)(b), (c), and (d) and Item E of the Additional Selections and Minor Modifications Addendum.
If Item N(6)(c)(v) is selected, each Active Participant who has affirmatively elected to defer an amount of Compensation that is less than the maximum automatic increase percentage in Item N(6)(b), shall have the amount of Elective Deferral Contributions stated in his Elective Deferral Agreement increased as specified in Item N(6)(c)(v). As of the date this increase is applied, the Participant’s Elective Deferral Agreement shall expire. The automatic Elective Deferral Contribution applicable to a Participant shall be determined as specified in Item N(6)(c)(v). If an Active Participant is subject to more than one Plan provision that would increase his Elective Deferral Contributions on the same date, only one such increase shall apply on that date. If a one-time sweep is selected in Item N(6)(c)(ii) or (iv) or the annual expiration of Elective Deferral Agreements (reenrollment) is selected in Item N(6)(c)(iii), such sweep or reenrollment shall be applied in lieu of the automatic increase of affirmative elections in Item N(6)(c)(v). If any of the corresponding selections are made in Item E of the Additional Selections and Minor Modifications Addendum, this paragraph shall be applied in the same manner, substituting Item E(3)(c)(v) in place of N(6)(c)(v), Item E(3)(b) in place of N(6)(b), Item E(3)(a)(i) or E(3)(a)(ii) in place of N(6)(a)(i) or N(6)(a)(ii), Item E(3)(c)(ii) or (iv) in place of Item N(6)(c)(ii) or (iv), and Item E(3)(c)(iii) in place of Item N(6)(c)(iii).

If Item N(6)(d)(i) applies to both an increase in the default automatic Elective Deferral Contribution under Item N(6)(a) and an increase in the automatic increase of Elective Deferral Contributions under N(6)(b) on the same date, the default automatic Elective Deferral Contribution shall be applied in lieu of the automatic increase. If any of the

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corresponding selections are made in Item E of the Additional Selections and Minor Modifications Addendum, this paragraph shall be applied in the same manner, substituting Item E(3)(d)(i) in place of Item N(6)(d)(i), Item E(3)(a) in place of Item N(6)(a), and Item E(3)(b) in place of Item N(6)(b).

If Item N(6)(e) is selected, the automatic contribution arrangement may be applied differently to different groups of Employees as specified in Item E of the Additional Selections and Minor Modifications Addendum.
The Participant shall be provided a notice that explains the automatic election and his right to elect a different rate of Elective Deferral Contributions, to elect not to make Elective Deferral Contributions, and if Roth Elective Deferral Contributions are permitted in Item N(5), to designate all or any portion of his Elective Deferral Contributions as Roth Elective Deferral Contributions. The notice shall include the procedure for exercising those rights and the timing for implementing any such elections. The Participant shall be given a reasonable period thereafter to elect a different rate of Elective Deferral Contributions, to elect not to make Elective Deferral Contributions, and if Roth Elective Deferral Contributions are permitted in Item N(5), to designate all or any portion of his Elective Deferral Contributions as Roth Elective Deferral Contributions.
Each Active Participant affected by the automatic election and automatic increase, if applicable, shall be provided an annual notice that explains the automatic election and his right to elect a different rate of Elective Deferral Contributions, to elect not to make Elective Deferral Contributions, and if Roth Elective Deferral Contributions are permitted in Item N(5), to designate all or any portion of his Elective Deferral Contributions as Roth Elective Deferral Contributions. The notice shall include the procedure for exercising those rights and the timing for implementing any such elections.

The notice(s) shall be written in a manner sufficiently accurate and comprehensive to apprise an Employee of his rights and obligations and calculated to be understood by the average Active Participant.
2)Eligible Automatic Contribution Arrangement (EACA). If Item N(7) is selected, the Plan provides for an automatic election to have Pre-tax Elective Deferral Contributions made under an Eligible Automatic Contribution Arrangement. (See Item N(7) and Section 3.10.)

3)Qualified Automatic Contribution Arrangement (QACA). If Item O(2) is selected, the Plan provides for an automatic election to have Pre-tax Elective Deferral Contributions made under a Qualified Automatic Contribution Arrangement. (See Item O(2) and Section 3.11.)
Employer Contributions are allocated according to the provisions of Section 3.06.

If Item U(5)(a)(iv) is selected, the Employer may make all or any portion of the Employer Contributions (excluding Elective Deferral Contributions and Wage Rate Contributions) which are to be invested in Qualifying Employer Securities, to the Trustee in the form of Qualifying Employer Securities.

The Employer may make all or a part of an annual Employer Contribution (Contributions that are calculated based on Annual Compensation or Compensation for the Plan Year) before the end of the Plan Year. If the annual Contribution is made for or allocated to each person who was an Active Participant at any time during the Plan Year, such Contributions made before the end of the Plan Year may be allocated when made in a manner that approximates the allocation that would otherwise have been made for the Plan Year. Succeeding allocations shall take into account amounts previously allocated for the Plan Year. The percentage of the Employer Contribution allocated to the Participant for the Plan Year shall be the same percentage that would have been allocated to him if the entire allocation had been made for the Plan Year. Excess allocations shall be forfeited and reallocated as necessary to provide the percentage applicable to each Participant.

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Any other annual Contributions made before the end of the Plan Year shall be held unallocated until the advance Contributions (and earnings) are allocated according to the provisions of Section 3.06.

A portion of the Plan assets resulting from Employer Contributions (but not more than the original amount of those Contributions) may be returned if the Employer Contributions are made because of a mistake of fact or are more than the amount deductible under Code Section 404 (excluding any amount which is not deductible because the Plan is disqualified). The amount involved must be returned to the Employer within one year after the date the Employer Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this paragraph and in Articles VIII and X, the assets of the Plan, including the corpus or income of the Trust, shall never be diverted to or used for the benefit of the Employer and are held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying reasonable expenses of administering the Plan.
Prior Plan Assets which result from contributions made by the Employer shall be treated in the same manner as Employer Contributions made under this Plan. If the Prior Plan Assets are transferred from a terminated plan, they shall be treated in the same manner as Employer Contributions made under this Plan before a Forfeiture Date.

SECTION 3.02 – VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS.
If permitted under Item T(1), an Active Participant may make Voluntary Contributions in accordance with nondiscriminatory procedures set up by the Plan Administrator and subject to such limits as the Employer has prescribed in Item T(1). Such Contributions shall be credited to the Participant’s Account when made.

The Plan will not accept deductible Voluntary Contributions that are made for a taxable year beginning after December 31, 1986. Such Contributions made prior to that date shall be maintained in a separate account which will be nonforfeitable at all times.
A Participant’s participation in the Plan is not affected by stopping or changing Voluntary Contributions. An Active Participant’s request to start, change, or stop Voluntary Contributions must be made in such manner and in accordance with such rules as the Employer may prescribe (including by means of voice response or other electronic system under circumstances the Employer permits).
The part of the Participant’s Account resulting from Voluntary Contributions is 100% vested and nonforfeitable at all times.

Prior Plan Assets which result from voluntary contributions made by the Participant shall be treated in the same manner as Voluntary Contributions made under this Plan. These Prior Plan Assets may include deductible voluntary contributions that were made according to the provisions of the Prior Plan.

SECTION 3.03 – ROLLOVER CONTRIBUTIONS.

If permitted under Item T(2), a Rollover Contribution may be made by an Eligible Employee or an Inactive Participant (if Item T(2)(b) is selected, Rollover Contributions may only be made by a Participant) if the following conditions are met:

a)The Contribution is a Participant Rollover Contribution or a direct rollover of an Eligible Rollover Distribution from the types of plans and types of contributions specified in Item T(2) and identified below.
Direct Rollovers. If selected by the Employer in Item T(2), the Plan will accept a direct rollover of an Eligible Rollover Distribution from (i) a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions; (ii) an annuity contract described in Code

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Section 403(b), including after-tax employee contributions; and (iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. If Roth Elective Deferral Contributions are permitted in Item N(5), a direct rollover from the sources described above shall include any portion of a designated Roth account.

Participant Rollover Contributions from Other Plans. If selected by the Employer in Item T(2), the Plan will accept a Participant contribution of an Eligible Rollover Distribution from (i) a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions; (ii) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions; and (iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. If Roth Elective Deferral Contributions are permitted in Item N(5), a Participant contribution of an Eligible Rollover Distribution from the sources described above shall include distributions of a designated Roth account only to the extent such amount would otherwise be includible in a Participant’s gross income.
Participant Rollover Contributions from IRAs. If selected by the Employer in Item T(2), the Plan will accept a Participant Rollover Contribution of the portion of a distribution from an individual retirement account or individual retirement annuity described in Code Section 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in the Participant’s gross income.

b)The Contribution is of amounts that the Code permits to be transferred to a plan that meets the requirements of Code Section 401(a).

c)The Contribution is made in the form of a direct rollover under Code Section 401(a)(31) or is a rollover made under Code Section 402(c) or 408(d)(3)(A) within 60 days after the Eligible Employee or Inactive Participant receives the distribution.

d)The Eligible Employee furnishes evidence satisfactory to the Plan Administrator that the proposed rollover meets conditions (a), (b), and (c) above. Such evidence must be reasonable and cannot effectively eliminate or substantially impair the Eligible Employee’s right to elect a direct rollover.
e)In the case of an Inactive Participant, the Contribution must be of an amount distributed from another plan of the Employer, or a plan of a Controlled Group member.

Except as provided in the following sentence, a Rollover Contribution shall be allowed in cash only. If the Plan allows investment in a Self-Directed Brokerage Account or Qualifying Employer Securities, an in-kind distribution may be rolled into the Plan if the in-kind distribution is of an allowable security under the Self-Directed Brokerage Account or Qualifying Employer Securities. Rollover Contributions must be made according to the procedures set up by the Plan Administrator.

If the Plan allows loans in Item U(3)(a), a Rollover Contribution may include a direct rollover of an outstanding loan balance that is not in default for a Participant impacted by a business event in accordance with nondiscriminatory procedures set up by the Loan Administrator. For this purpose, a business event means an acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business. If Item T(2)(c) is selected, a Rollover Contribution may include a direct rollover of an outstanding loan balance that is not in default in accordance with nondiscriminatory procedures set up by the Loan Administrator. If Item T(2)(d) is selected, Rollover Contributions shall not include an outstanding loan balance.
If the Eligible Employee is not an Active Participant when the Rollover Contribution is made, he shall be deemed to be an Active Participant only for the purpose of investment and distribution of the Rollover Contribution. Employer Contributions shall not be made for or allocated to the Eligible

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Employee and he may not make Voluntary Contributions until the time he meets all of the requirements to become an Active Participant.

Rollover Contributions made by an Eligible Employee or an Inactive Participant shall be credited to his Account. The part of the Participant’s Account resulting from Rollover Contributions is 100% vested and nonforfeitable at all times. Separate accounting records shall be maintained for those parts of his Rollover Contributions consisting of (i) voluntary contributions which were deducted from the Participant’s gross income for Federal income tax purposes; (ii) after-tax employee contributions, including the portion that would not have been includible in the Participant’s gross income if the contributions were not rolled over into this Plan; and (iii) any portion of a designated Roth account, including the portion that would not have been includible in the Participant’s gross income if the contributions were not rolled over into this Plan.
Prior Plan Assets which result from the Participant’s rollover contributions shall be treated in the same manner as Rollover Contributions made under this Plan.

SECTION 3.04 – IN-PLAN ROTH ROLLOVERS.
If permitted under Item T(3), all or any portion of an Eligible Rollover Distribution (an “otherwise distributable amount”), may be rolled over as an In-plan Roth Rollover to a Designated Roth Account under the Plan if the following conditions are met:

a)The In-plan Roth Rollover is made by a Participant, a Beneficiary who is a surviving spouse, or a spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p).

b)Such person shall be provided a written explanation describing the features of the In-plan Roth Rollover.
c)The In-plan Roth Rollover is a direct rollover or a 60-day rollover.
d)The Plan maintains such records as are necessary for the proper reporting of In-plan Roth Rollovers.

e)The In-plan Roth Rollover does not include any outstanding loan balance.

f)The Designated Roth Account resulting from an In-plan Roth Rollover shall continue to be included in the account balances for the calculation of the Top-heavy Ratio described in Section 11.02.

If permitted under Item T(3)(b), In-plan Roth Rollovers are allowed from all or any portion of a Participant’s Vested Account (other than a Designated Roth Account) that is not otherwise eligible for distribution (“an otherwise nondistributable amount”) in accordance with Code Section 402A(c)(4)(E). The conditions above apply to an In-plan Roth Rollover of otherwise nondistributable amounts, except that a 60-day rollover is not permitted. Any distribution restrictions that applied to the otherwise nondistributable amounts shall continue to apply after the rollover.
SECTION 3.05 – FORFEITURES.

The Nonvested Account of a Participant shall be forfeited as of the earlier of the following:
a)the date the record keeper is notified that the Participant died (if prior to such date he has had a Severance from Employment), or

b)the Participant’s Forfeiture Date.

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A Participant’s Nonvested Account shall be forfeited before the earlier of (a) or (b) above if, after he has a Severance from Employment, he receives, or is deemed to receive, a distribution of his entire Vested Account under Section 5.01, 5.03, or 10.11. If Item Q(5)(a) is not selected, the forfeiture shall occur as of the date the Participant receives, or is deemed to receive, the distribution. If Item Q(5)(a) is selected, the forfeiture shall occur as of the first day of the Plan Year following the Plan Year in which the Participant receives, or is deemed to receive, the distribution.

A Forfeiture of Matching Contributions that relate to excess amounts and Matching Contributions that relate to automatic Elective Deferral Contributions distributed as Permissible Withdrawals shall also occur as provided in Sections 3.08, 3.10, and 3.11.

Forfeitures shall be determined at least once during each Plan Year. Forfeitures may first be used to pay administrative expenses. Remaining Forfeitures, if any, may then be used to reduce Employer Contributions (other than Elective Deferral Contributions) made after the Forfeitures are determined. Forfeitures of Matching Contributions that relate to excess amounts as provided in Section 3.08, that have not been used to pay administrative expenses, shall be used to reduce Employer Contributions (other than Elective Deferral Contributions) made after the Forfeitures are determined. Forfeitures that have not been used to pay administrative expenses or used to reduce Employer Contributions shall be allocated as soon as administratively feasible but in no event later than the end of the Plan Year following the Plan Year in which such Forfeitures are determined as provided in Section 3.06. Upon their allocation to Accounts, or application to reduce Employer Contributions, Forfeitures shall be deemed to be Employer Contributions.

If a Participant again becomes an Eligible Employee after receiving a distribution which caused all of his Nonvested Account to be forfeited, he shall have the right to repay to the Plan the entire amount of the distribution he received (excluding any amount of such distribution resulting from Participant Contributions and Rollover Contributions). The repayment must be made in a single sum (repayment in installments is not permitted) before the earlier of the date five years after the date he again becomes an Eligible Employee or the end of the first period of five consecutive Vesting Breaks which begin after the date of the distribution.
If the Participant makes the repayment above, the Plan Administrator shall restore to his Account an amount equal to his Nonvested Account that was forfeited on the date of distribution, unadjusted for any investment gains or losses. If no amount is to be repaid because the Participant was deemed to have received a distribution or only received a distribution of Participant Contributions or Rollover Contributions, and he again performs an Hour of Service as an Eligible Employee within the repayment period, the Plan Administrator shall restore the Participant’s Account as if he had made a required repayment on the date he performed such Hour of Service. Restoration of the Participant’s Account shall include restoration of all Code Section 411(d)(6) protected benefits with respect to the restored Account, according to applicable Treasury regulations. Provided, however, the Plan Administrator shall not restore the Nonvested Account if (i) a Forfeiture Date has occurred after the date of the distribution and on or before the date of repayment and (ii) that Forfeiture Date would result in a complete forfeiture of the amount the Plan Administrator would otherwise restore.
The Plan Administrator shall restore the Participant’s Account by the close of the Plan Year following the Plan Year in which repayment is made. The permissible sources for restoration of the Participant’s Account are Forfeitures or special Employer Contributions. Such special Employer Contributions shall be made without regard to profits. The repaid and restored amounts are not included in the Participant’s Annual Additions, as defined in Section 3.07.

SECTION 3.06 – ALLOCATION.
Employer Contributions that are not subject to the requirements in Item R shall be allocated to the Participants for whom such Contributions are made and credited to the Participant’s Account. Employer Contributions that are subject to the requirements in Item R (plus any Forfeitures for the

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Plan Year) shall be allocated among all persons meeting the requirements in Item R. The amount allocated to such a person shall be determined under the allocation formula selected in the Adoption Agreement and Article XI.

Forfeitures that have not been used to pay administrative expenses or used to reduce Employer Contributions shall be allocated as soon administratively feasible but in no event later than the end of the Plan Year following the Plan Year in which such Forfeitures are determined.
Discretionary Contributions in Item Q(3) (and Forfeitures) shall be allocated for the Plan Year to each person eligible to share in the allocation under Item Q. The amount allocated to such person shall be determined under the allocation formula selected in Item Q. This amount shall be credited to the person’s Account.
If Item Q(3)(d) is selected by the Employer, if the Employer allocates a Discretionary Contribution for any Plan Year and nondiscrimination testing for such Discretionary Contribution is done according to section 1.401(a)(4)-8 of the regulations, the Employer shall make an additional Employer Contribution for such Plan Year for each person who is a Nonhighly Compensated Employee and who had Employer Contributions made for or allocated to him for such Plan Year if the sum of all Employer Contributions for such Nonhighly Compensated Employee is less than a minimum. The additional Employer Contribution shall be equal to the amount needed, if any, to bring the sum of all Employer Contributions up to the minimum. The amount of the minimum shall be equal to either (i) 5% of his Compensation or (ii) 1/3 of the “highest percentage” of his Compensation. The same minimum shall apply to all such persons and the minimum that applies shall be the minimum resulting in the smallest total additional Employer Contributions.

For purposes of determining the 5% minimum, Compensation means Compensation, as defined in Section 3.07, for the Plan Year. For purposes of determining the 1/3 of the highest percentage minimum, the highest percentage shall be the highest percentage of Compensation at which Employer Contributions are made for or allocated to any Highly Compensated Employee. The highest percentage shall be determined by dividing the Employer Contributions made for or allocated to each Highly Compensated Employee during the Plan Year by the amount of his Compensation and selecting the greatest quotient (expressed as a percentage). For purposes of determining the 1/3 of the highest percentage minimum, including the determination of the highest percentage, Compensation means Annual Compensation for purposes of allocating Discretionary Contributions for the Plan Year.
For purposes of determining the minimum allocation gateway, Employer Contributions shall not include Elective Deferral Contributions and Matching Contributions.

This additional Employer Contribution shall be credited to the person’s Account and shall be deemed to be a Discretionary Contribution.
If Item Q(3)(f) is selected by the Employer, the Discretionary Contribution selected in Q(3)(a), (b), (c), or (e) shall not be allocated to provide the top-heavy minimum contribution under Plan Section
11.04. The Discretionary Contribution shall be allocated as follows:

a)If Item Q(3)(a) is selected by the Employer, Discretionary Contributions shall be allocated using Annual Compensation for the Plan Year to each person meeting the requirements in Item R. The amount allocated shall be equal to the Discretionary Contributions multiplied by the ratio of such person’s Annual Compensation to the total Annual Compensation for all such persons.

b)If Item Q(3)(b) is selected by the Employer, subject to the overall permitted disparity limits, Discretionary Contributions shall be allocated using Annual Compensation for the Plan Year to each person meeting the requirements in Item R. Each such person’s allocation shall be determined as follows:

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STEP ONE: An amount equal to the Discretionary Contributions multiplied by the ratio of the sum of such person’s total Annual Compensation and his Annual Compensation over the Integration Level to the total of such sums for all such persons. Such amount shall not exceed an amount equal to a percentage (equal to the Maximum Integration Rate) of the sum of such person’s total Annual Compensation and his Annual Compensation over the Integration Level.

For purposes of this step one, in the case of any person who has exceeded the cumulative permitted disparity limit described below, two times such person’s total Annual Compensation shall be taken into account and the applicable allocation limit for such person shall be a percentage (equal to the Maximum Integration Rate) of two times such person’s total Annual Compensation.
STEP TWO: Any amount remaining after the allocation in step one multiplied by the ratio of such person’s Annual Compensation to the total Annual Compensation of all such persons.

c)If Item Q(3)(c) is selected by the Employer, Discretionary Contributions shall be allocated using Benefit Factors for the Plan Year to each person meeting the requirements in Item R. Each such person’s allocation shall be an amount equal to Discretionary Contributions multiplied by the ratio of such person’s Benefit Factor to the total Benefit Factors for all such persons.

d)If Item Q(3)(e) is selected by the Employer, Discretionary Contributions shall be allocated as a same dollar amount for the Plan Year to each person meeting the requirements in Item R.

If Discretionary Contributions are not selected in Item Q(3), Forfeitures shall be allocated for the Plan Year to each person meeting the requirements in Item R using the compensation formula allocation in Item Q(3)(a) and shall be deemed to be Additional Contributions. This amount shall be credited to the person’s Account.
If Leased Employees are Eligible Employees, in determining the amount of Employer Contributions allocated to a person who is a Leased Employee, contributions provided by the leasing organization that are attributable to services such Leased Employee performs for the Employer shall be treated as provided by the Employer. Those contributions shall not be duplicated under this Plan.

SECTION 3.07 – CONTRIBUTION LIMITATION.
a)Definitions. For the purpose of determining the contribution limitation set forth in this section, the following terms are defined:

Annual Additions means the sum of the following amounts credited to a Participant’s account for the Limitation Year:
1)employer contributions;

2)employee contributions; and

3)forfeitures.

Annual Additions to a defined contribution plan, as defined in section 1.415(c)-1(a)(2)(i) of the regulations, shall also include the following:

4)mandatory employee contributions, as defined in Code Section 411(c)(2)(C) and section 1.411(c)-1(c)(4) of the regulations, to a defined benefit plan;

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5)contributions allocated to any individual medical benefit account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;
6)amounts attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer;

7)annual additions under an annuity contract described in Code Section 403(b); and

8)allocations under a simplified employee pension.
Compensation means one of the following as specified in Item M(1):

1)Information Required to be Reported Under Code Sections 6041, 6051, and 6052 (“Wages, Tips and Other Compensation” box on Form W-2). Compensation is defined as wages, within the meaning of Code Section 3401(a), and all other payments of compensation to an employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

2)Code Section 3401(a) Wages. Compensation is defined as wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

3)Simplified 415 Compensation. Compensation is defined as wages, salaries, Differential Wage Payments, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in section 1.62-2(c) of the regulations)), and excluding the following:
i)employer contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the extent such contributions are not includible in the employee's gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified), unless Item M(1)(b)(i) allows amounts received from a nonqualified unfunded deferred compensation plan to be included, to the extent includible in gross income;

ii)amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in section 1.421-1(b) of the regulations), or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
iii)amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

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iv)other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Code Section 125); and

v)other items of remuneration that are similar to any of the items listed in (i) through (iv) above.
For any Self-employed Individual, Compensation means Earned Income.
Except as provided herein, Compensation for a Limitation Year is the Compensation actually paid or made available (or if earlier, includible in gross income) during such Limitation Year, unless otherwise specified in Item M(4).
Compensation for a Limitation Year shall also include Compensation paid by the later of 2 1/2 months after an employee’s Severance from Employment with the Employer maintaining the plan or the end of the Limitation Year that includes the date of the employee’s Severance from Employment with the Employer maintaining the plan, if (i) the payment is regular Compensation for services during the employee’s regular working hours, or Compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Severance from Employment, the payments would have been paid to the employee while the employee continued in employment with the Employer. If Item M(2)(a)(i) is selected, Compensation shall include payments for unused accrued bona fide sick, vacation or other leave that the employee would have been able to use if employment had continued. If Item M(2)(a)(ii) is selected, Compensation shall include payments received by the employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

Any payments not described above shall not be considered Compensation if paid after Severance from Employment, even if they are paid by the later of 2 1/2 months after the date of Severance from Employment or the end of the Limitation Year that includes the date of Severance from Employment, except if Item M(2)(a)(iii) is selected, Compensation paid to a Participant who is permanently and totally disabled, as defined in Code Section 22(e)(3). If Item M(2)(a)(iii)B is selected, such Compensation shall only be included for Participants who were Nonhighly Compensated Employees immediately before becoming disabled.
Back pay, within the meaning of section 1.415(c)-2(g)(8) of the regulations, shall be treated as Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition.

Compensation paid or made available during such Limitation Year shall include amounts that would otherwise be included in Compensation but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

If deemed Code Section 125 Compensation is not excluded in Item M(3), Compensation shall also include deemed Code Section 125 Compensation. Deemed Code Section 125 Compensation is an amount that is excludible under Code Section 106 that is not available to a Participant in cash in lieu of group health coverage under a Code Section 125 arrangement solely because the Participant is unable to certify that he has other health coverage. Amounts are deemed Code Section 125 Compensation only if the Employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.
Compensation shall not include amounts paid as Compensation to a nonresident alien, as defined in Code Section 7701(b)(1)(B), who is not a Participant in the Plan to the extent the

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Compensation is excludible from gross income and is not effectively connected with the conduct of a trade or business within the United States.

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Defined Contribution Dollar Limitation means $55,000, automatically adjusted under Code Section 415(d) effective January 1 of each year, as published in the Internal Revenue Bulletin. The new limitation shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s Annual Additions for a Limitation Year cannot exceed the currently applicable dollar limitation (as in effect before the January 1 adjustment) prior to January 1. However, after a January 1 adjustment is made, Annual Additions for the entire Limitation Year are permitted to reflect the dollar limitation as adjusted on January 1.

Employer means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to Code Section 414(o).
Limitation Year means a calendar year or the consecutive 12-month period elected by the Employer in Item S(1). If the Limitation Year ends on the last day of the Fiscal Year and the Fiscal Year is a 52-53 week period, then the Limitation Year shall be such period. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different consecutive 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
Maximum Annual Addition means, except for catch-up contributions described in Code Section 414(v), the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year. This amount shall not exceed the lesser of:

1)The Defined Contribution Dollar Limitation, or

2)100 percent of the Participant’s Compensation for the Limitation Year.
A Participant’s Compensation for a Limitation Year shall not include Compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which the Limitation Year begins.

The compensation limitation referred to in (2) shall not apply to an individual medical benefit account (as defined in Code Section 415(l); or a post-retirement medical benefits account for a key employee (as defined in Code Section 419A(d)(1)).

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the Maximum Annual Addition will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:
Number of months (including any fractional parts of a month) in the short Limitation Year
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If the Plan is terminated as of a date other than the last day of the Limitation Year, the Plan is treated as if the Plan was amended to change the Limitation Year and create a short Limitation Year ending on the date the Plan is terminated.
If a short Limitation Year is created, the limitation under Code Section 401(a)(17) shall be prorated in the same manner as the Defined Contribution Dollar Limitation.

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Pre-approved Plan means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

Predecessor Employer means, with respect to a Participant, a former employer if the Employer maintains a plan that provides a benefit which the Participant accrued while performing services for the former employer. Predecessor Employer also means, with respect to a Participant, a former entity that antedates the Employer if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.
Severance from Employment means an employee has ceased to be an employee of the Employer maintaining the plan. An employee does not have a Severance from Employment if, in connection with a change of employment, the employee’s new employer maintains the plan with respect to the employee.
b)This (b) applies if, the Participant is not covered under another defined contribution plan, as defined in section 1.415(c)-1(a)(2)(i) of the regulations, (without regard to whether the plan(s) have been terminated) maintained by the Employer. The amount of Annual Additions that may be credited to the Participant’s Account for any Limitation Year shall not exceed the lesser of the Maximum Annual Addition or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Annual Addition, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Annual Addition.
c)This (c) applies if, in addition to this Plan, the Participant is covered under another defined contribution plan, as defined in section 1.415(c)-1(a)(2)(i) of the regulations, (without regard to whether the plan(s) have been terminated) maintained by the Employer that provides an Annual Addition during any Limitation Year, and no such plan is an individually designed plan. The Annual Additions that may be credited to a Participant’s Account under this Plan for any such Limitation Year will not exceed the Maximum Annual Addition, reduced by the Annual Additions credited to a Participant’s account under the other defined contribution plan(s) for the same Limitation Year. If the Annual Additions with respect to the Participant under the other defined contribution plan(s) maintained by the Employer are less than the Maximum Annual Addition, and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Annual Addition. If the Annual Additions with respect to the Participant under the other defined contribution plan(s) in the aggregate are equal to or greater than the Maximum Annual Addition, no amount will be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year.

d)This (d) applies if, in addition to this Plan, the Participant is covered under another defined contribution plan, as defined in section 1.415(c)-1(a)(2)(i) of the regulations, (without regard to whether the plan(s) have been terminated) maintained by the Employer that provides an Annual Addition during any Limitation Year, and such other plan is an individually designed plan. The Annual Additions that may be credited to the Participant’s Account under this Plan for any Limitation Year will be limited in accordance with (c) above as though the other plan were a Pre- approved Plan, unless the Employer provides other limitations in Item S(2)(a).

e)The limitation of this section shall be determined and applied taking into account the rules in subparagraph (f) below.
f)Other Rules

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1)Aggregating Plans. For purposes of applying the limitations of this section for a Limitation Year, all defined contribution plans (as defined in section 1.415(c)-1(a)(2)(i) of the regulations and without regard to whether the plan(s) have been terminated) ever maintained by the Employer and all defined contribution plans of a Predecessor Employer (in the Limitation Year in which such Predecessor Employer is created) under which a Participant receives Annual Additions are treated as one defined contribution plan.

2)Break-up of Affiliated Employers. The Annual Additions under a formerly affiliated plan (as defined in section 1.415(f)-1(b)(2)(ii) of the regulations) of the Employer are taken into account for purposes of applying the limitations of this section for the Limitation Year in which the cessation of affiliation took place.
3)Previously Unaggregated Plans. The limitations of this section are not exceeded for the first Limitation Year in which two or more existing plans, which previously were not required to be aggregated pursuant to section 1.415(f) of the regulations, are aggregated, provided that no Annual Additions are credited to a Participant after the date on which the plans are required to be aggregated if the Annual Additions already credited to the Participant in the existing plans equal or exceed the Maximum Annual Addition.
4)Aggregation with Multiemployer Plan. If the Employer maintains a multiemployer plan, as defined in Code Section 414(f), and the multiemployer plan so provides, only the Annual Additions under the multiemployer plan that are provided by the Employer shall be treated as Annual Additions provided under a plan maintained by the Employer for purposes of this section.

SECTION 3.08 – EXCESS AMOUNTS.

a)Definitions. For purposes of this section, the following terms are defined:
ACP means, for a specified group of Participants (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in the group.
ADP means, for a specified group of Participants (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in the group.

Contribution Percentage means the ratio (expressed as a percentage) of the Eligible Participant’s Contribution Percentage Amounts to the Eligible Participant’s Compensation (excluding Differential Wage Payments) for the Plan Year. For an Eligible Participant for whom such Contribution Percentage Amounts for the Plan Year are zero, the percentage is zero.
Contribution Percentage Amounts means the sum of the Participant Contributions and Matching Contributions (that are not Qualified Matching Contributions taken into account for purposes of the ADP Test) made under the plan on behalf of the Eligible Participant for the plan year. Contribution Percentage Amounts shall not include Participant Contributions withheld from Differential Wage Payments and Matching Contributions based on Elective Deferral Contributions and Participant Contributions withheld from such Differential Wage Payments. Matching Contributions cannot be taken into account for a plan year for a Nonhighly Compensated Employee to the extent they are disproportionate matching contributions as defined in section 1.401(m)-2(a)(5)(ii) of the regulations. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited (i) to correct Excess Aggregate Contributions; (ii) because the contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions; or (iii) because the contributions to

42

which they relate were returned to the Participant as a Permissible Withdrawal. Under such rules as the Secretary of the Treasury shall prescribe, in determining the Contribution Percentage the Employer may elect to include Qualified Nonelective Contributions under this Plan that were not used in computing the Deferral Percentage. Qualified Nonelective Contributions cannot be taken into account for a plan year for a Nonhighly Compensated Employee to the extent they are disproportionate contributions as defined in section 1.401(m)-2(a)(6)(v) of the regulations. The Employer may also elect to use Elective Deferral Contributions in computing the Contribution Percentage so long as the ADP Test is met before the Elective Deferral Contributions are used in the ACP Test and continues to be met following the exclusion of those Elective Deferral Contributions that are used to meet the ACP Test.

Deferral Percentage means the ratio (expressed as a percentage) of Elective Deferral Contributions (other than Catch-up Contributions, Elective Deferral Contributions returned to the Participant as a Permissible Withdrawal, and Elective Deferral Contributions withheld from Differential Wage Payments) under this Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant’s Compensation (excluding Differential Wage Payments) for the Plan Year. The Elective Deferral Contributions used to determine the Deferral Percentage shall include Excess Elective Deferrals (other than Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferral Contributions made under this Plan or any other plans of the Employer or a Controlled Group member), but shall exclude Elective Deferral Contributions that are used in computing the Contribution Percentage (provided the ADP Test is satisfied both with and without exclusion of these Elective Deferral Contributions). Under such rules as the Secretary of the Treasury shall prescribe, the Employer may elect to include Qualified Nonelective Contributions and Qualified Matching Contributions under this Plan in computing the Deferral Percentage. Qualified Matching Contributions cannot be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent they are disproportionate matching contributions as defined in section 1.401(m)-2(a)(5)(ii) of the regulations. Qualified Nonelective Contributions cannot be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent they are disproportionate contributions as defined in section 1.401(k)-2(a)(6)(iv) of the regulations. For an Eligible Participant for whom such contributions on his behalf for the Plan Year are zero, the percentage is zero.
Elective Deferral Contributions means any employer contributions made to a plan at the election of a participant in lieu of cash compensation. With respect to any taxable year, a participant’s Elective Deferral Contributions are the sum of all employer contributions made on behalf of such participant pursuant to an election to defer under any qualified cash or deferred arrangement (CODA) described in Code Section 401(k), any salary reduction simplified employee pension plan described in Code Section 408(k)(6), any SIMPLE IRA plan described in Code Section 408(p), any plan described under Code Section 501(c)(18), and any employer contributions made on behalf of a participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferral Contributions include Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions. Elective Deferral Contributions shall not include any deferrals properly distributed as excess annual additions.

Eligible Participant means, for purposes of determining the Deferral Percentage, any Employee who is otherwise entitled to make Elective Deferral Contributions under the terms of the plan for the plan year. Eligible Participant means, for purposes of determining the Contribution Percentage, any Employee who is eligible (i) to make a Participant Contribution or an Elective Deferral Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or (ii) to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Participant Contribution is required as a condition of participation in the plan, any Employee who would be a participant in the plan if

43

such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Participant Contributions are made.
Excess Aggregate Contributions means, with respect to any Plan Year, the excess of:

1)The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

2)The maximum Contribution Percentage Amounts permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).
Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

Excess Contributions means, with respect to any Plan Year, the excess of:
1)The aggregate amount of employer contributions actually taken into account in computing the Deferral Percentage of Highly Compensated Employees for such Plan Year, over
2)The maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in the order of the Deferral Percentages, beginning with the highest of such percentages).

Excess Elective Deferrals means those Elective Deferral Contributions of a Participant that either (i) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) or (ii) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferral Contributions made under this Plan and any other plan, contract, or arrangement maintained by the Employer. If the Plan provides for Catch-up Contributions in such taxable year, the dollar limitation shall be increased by the dollar limit on Catch-up Contributions under Code Section 414(v).

Excess Elective Deferrals shall be treated as Annual Additions, as defined in Section 3.07, under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.
Matching Contributions means employer contributions made to this or any other defined contribution plan, or to a contract described in Code Section 403(b), on behalf of a participant on account of a Participant Contribution made by such participant, or on account of a participant’s Elective Deferral Contributions, under a plan maintained by the Employer or a Controlled Group member.

Participant Contributions means contributions (other than Roth Elective Deferral Contributions) made to the plan by or on behalf of a participant that are included in the participant’s gross income in the year in which made and that are maintained under a separate account to which the earnings and losses are allocated.

Pre-tax Elective Deferral Contributions means a participant’s Elective Deferral Contributions that are not includible in the participant’s gross income at the time deferred.

Qualified Matching Contributions means Matching Contributions that are nonforfeitable when allocated to participants’ accounts and that are distributable only in accordance with the distribution provisions (other than for hardships or deemed severance from employment as described in Section 5.03) applicable to Elective Deferral Contributions.

44

Qualified Nonelective Contributions means any employer contributions (other than Matching Contributions) that an Employee may not elect to have paid to him in cash instead of being contributed to the plan and that are nonforfeitable when allocated to participants’ accounts and that are distributable only in accordance with the distribution provisions (other than for hardships or deemed severance from employment as described in Section 5.03) applicable to Elective Deferral Contributions.

Roth Elective Deferral Contributions means a participant’s Elective Deferral Contributions that are not excludible from the participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferral Contributions by the participant in his elective deferral agreement. Whether an Elective Deferral Contribution is not excludible from a participant’s gross income will be determined in accordance with section 1.401(k)-1(f)(2) of the regulations. In the case of a self-employed individual, an Elective Deferral Contribution is not excludible from gross income only if the individual does not claim a deduction for such amount.

b)Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator in writing on or before the first following March 1 of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferral Contributions made to this Plan and any other plan, contract, or arrangement of the Employer or a Controlled Group member. The Participant’s claim for Excess Elective Deferrals shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Elective Deferrals will exceed the limit imposed on the Participant by Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions under Code Section 414(v)) for the year in which the deferral occurred. The Excess Elective Deferrals assigned to this Plan cannot exceed the Elective Deferral Contributions allocated under this Plan for such taxable year.

Notwithstanding any other provisions of the Plan, Elective Deferral Contributions in an amount equal to the Excess Elective Deferrals assigned to this Plan, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year or calendar year.
If Item N(5)(b) is not selected, distribution of Excess Elective Deferrals shall be made on a pro rata basis from the Participant’s Account resulting from Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions in the same proportion that such Contributions were made for the applicable year. If Item N(5)(b) is selected, distribution of Excess Elective Deferrals shall be made first from the Participant’s Account resulting from Pre-tax Elective Deferral Contributions. If Item N(5)(c) was selected and applied as of the last day of the applicable year, the Participant may elect a different order of distribution.

The Excess Elective Deferrals shall be adjusted for any income or loss. The income or loss allocable to such Excess Elective Deferrals shall be equal to the income or loss allocable to the Participant’s Elective Deferral Contributions for the taxable year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Elective Deferrals. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such taxable year (as of the end of such taxable year) of the Participant’s Account resulting from Elective Deferral Contributions.

For purposes of determining income or loss on Excess Elective Deferrals, no adjustment shall be made for income or loss for the gap period.

Any Matching Contributions that were based on the Elective Deferral Contributions distributed as Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be forfeited. If Catch-up Contributions are not matched (Item P(8)(a) was selected and applied as

45

of the first day of the Plan Year in which such taxable year ends), any Matching Contributions that were based on the Elective Deferral Contributions distributed as Excess Elective Deferrals or redesignated as Catch-up Contributions, plus any income and minus any loss allocable thereto, shall be forfeited.

c)ADP Test. As of the end of each Plan Year after Excess Elective Deferrals have been determined, the Plan must satisfy the ADP Test. The ADP Test shall be satisfied using the current year testing method, unless the Employer elected in Item L(2)(a) to use the prior year testing method. An Employer Group may make a separate election under this section. Any elections must be made in writing and in accordance with the regulations under Code Section 401(k) and shall be included as a permanent part of the Plan.
1)Prior Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:
i)The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

ii)The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A.shall not exceed the prior year’s ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and
B.the difference between such ADPs is not more than 2.
If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Elective Deferral Contributions, for purposes of the foregoing tests, the prior year’s Nonhighly Compensated Employees’ ADP shall be 3 percent, unless the Employer elected in Item L(2)(b)(i) to use the Plan Year’s ADP for these Eligible Participants. An Employer Group may make a separate election under this section. Any elections must be made in writing and in accordance with the regulations under Code Section 401(k) and shall be included as a permanent part of the Plan.

2)Current Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:
i)The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

ii)The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A.shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

B.the difference between such ADPs is not more than 2.

If the Employer elected in Item L(2) or an Employer Group elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the

46

current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) if as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using the prior year testing method and a plan using the current year testing method and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

The Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferral Contributions for purposes of the ADP Test) allocated to his account under two or more arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if such Elective Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer or of a Controlled Group member that have different plan years, all Elective Deferral Contributions made during the Plan Year shall be aggregated. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(k).

In the event this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Deferral Percentage of Employees as if all such plans were a single plan. If more than 10 percent of the Nonhighly Compensated Employees are involved in a plan coverage change as defined in section 1.401(k)-2(c)(4) of the regulations, then any adjustments to the Nonhighly Compensated Employee ADP for the prior year shall be made in accordance with such regulations, unless the Employer elected in Item L(2) to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same testing method for the ADP Test.
For purposes of the ADP Test, Elective Deferral Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions must be made before the end of the 12- month period immediately following the Plan Year to which the contributions relate.
If the Plan Administrator should determine during the Plan Year that the ADP Test is not being met, the Plan Administrator may limit the amount of future Elective Deferral Contributions of the Highly Compensated Employees.

Notwithstanding any other provisions of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than 12 months after the last day of a Plan Year to Participants to whose Accounts such Excess Contributions were allocated for such Plan Year, except to the extent such Excess Contributions are classified as Catch-up Contributions. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all of the Excess Contributions have been allocated. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer or of a Controlled Group member, the amount distributed shall not exceed the amount of the employer contributions taken into account in calculating the ADP Test and made to this Plan for the year in which the excess arose. If Catch-up Contributions are allowed for the Plan Year being tested, to the extent a Highly Compensated Employee has not reached his Catch-up Contribution limit under

47

the Plan for such year, Excess Contributions allocated to such Highly Compensated Employee are Catch-up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-up Contributions) are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

Excess Contributions shall be treated as Annual Additions, as defined in Section 3.07, even if distributed.
The Excess Contributions shall be adjusted for any income or loss. The income or loss allocable to such Excess Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant’s Elective Deferral Contributions (and, if applicable, Qualified Nonelective Contributions or Qualified Matching Contributions, or both) for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant’s Account resulting from Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if such contributions are included in the ADP Test).
For purposes of determining income or loss on Excess Contributions, no adjustment shall be made for income or loss for the gap period.

Excess Contributions allocated to a Participant shall be distributed from the Participant’s Account resulting from Elective Deferral Contributions. If such Excess Contributions exceed the amount of Excess Contributions in the Participant’s Account resulting from Elective Deferral Contributions, the balance shall be distributed from the Participant’s Account resulting from Qualified Matching Contributions (if applicable) and Qualified Nonelective Contributions, respectively. The amount of Excess Contributions to be distributed from the Participant’s Account shall be reduced by any Excess Elective Deferrals previously distributed for the taxable year ending in the same Plan Year.
If Item N(5)(b) is not selected, distribution of Excess Contributions shall be made on a pro rata basis from the Participant’s Account resulting from Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions in the same proportion that such Contributions were made for the applicable year. If Item N(5)(b) is selected, distribution of Excess Contributions shall be made first from the Participant’s Account resulting from Pre-tax Elective Deferral Contributions. If Item N(5)(c) applied as of the last day of the applicable year, the Participant may elect a different order of distribution.

Any Matching Contributions that were based on the Elective Deferral Contributions distributed as Excess Contributions, plus any income and minus any loss allocable thereto, shall be forfeited. If Catch-up Contributions are not matched (Item P(8)(a) was selected and applied as of the first day of the applicable year), any Matching Contributions that were based on the Elective Deferral Contributions distributed as Excess Contributions or redesignated as Catch-up Contributions, plus any income and minus any loss allocable thereto, shall be forfeited.

d)ACP Test. As of the end of each Plan Year, the Plan must satisfy the ACP Test. The ACP Test shall be satisfied using the current year testing method, unless the Employer elected in Item L(2)(a) to use the prior year testing method. An Employer Group may make a separate election under this section. Any elections must be made in writing and in accordance with the regulations under Code Section 401(m) and shall be included as a permanent part of the Plan.

1)Prior Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

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i)The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or
ii)The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A.shall not exceed the prior year’s ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

B.the difference between such ACPs is not more than 2.

If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Participant Contributions, provides for Matching Contributions, or both, for purposes of the foregoing tests, the prior year’s Nonhighly Compensated Employees’ ACP shall be 3 percent, unless the Employer elected in Item L(2)(c)(i) to use the Plan Year’s ACP for these Eligible Participants. An Employer Group may make a separate election under this section. Any elections must be made in writing and in accordance with the regulations under Code Section 401(m) and shall be included as a permanent part of the Plan.

2)Current Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

i)The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or
ii)The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A.shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

B.the difference between such ACPs is not more than 2.
If the Employer elected in Item L(2) or an Employer Group elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) if as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using the prior year testing method and a plan using the current year testing method and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.
The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if the total of such Contribution Percentage

49

Amounts was made under each plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all Contribution Percentage Amounts made during the Plan Year shall be aggregated. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(m).

In the event this Plan satisfies the requirements of Code Section 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. If more than 10 percent of the Nonhighly Compensated Employees are involved in a plan coverage change as defined in section 1.401(m)-2(c)(4) of the regulations, then any adjustments to the Nonhighly Compensated Employee ACP for the prior year shall be made in accordance with such regulations, unless the Employer elected in Item L(2) to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year and use the same testing method for the ACP Test.

For purposes of the ACP Test, Participant Contributions are considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions and Qualified Nonelective Contributions will be considered to have been made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if not vested, or distributed, if vested, no later than 12 months after the last day of a Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for such Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all of the Excess Aggregate Contributions have been allocated. If a Highly Compensated Employee participates in two or more plans or arrangements of the Employer or of a Controlled Group member that include Contribution Percentage Amounts, the amount distributed shall not exceed the Contribution Percentage Amounts taken into account in calculating the ACP Test and made to this Plan for the year in which the excess arose. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.
Excess Aggregate Contributions shall be treated as Annual Additions, as defined in Section 3.07, even if distributed.
The Excess Aggregate Contributions shall be adjusted for any income or loss. The income or loss allocable to such Excess Aggregate Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant’s Contribution Percentage Amounts for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Aggregate Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant’s Account resulting from Contribution Percentage Amounts.
For purposes of determining income or loss on Excess Aggregate Contributions, no adjustment shall be made for income or loss for the gap period.

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Excess Aggregate Contributions allocated to a Participant shall be distributed from the Participant’s Account resulting from Participant Contributions that are not required as a condition of employment or participation or for obtaining additional benefits from Employer Contributions. If such Excess Aggregate Contributions exceed the balance in the Participant’s Account resulting from such Participant Contributions, the balance shall be forfeited, if not vested, or distributed, if vested, on a pro rata basis from the Participant’s Account resulting from Contribution Percentage Amounts.

SECTION 3.09 – 401(k) SAFE HARBOR PROVISIONS.

The provisions of this section apply if the Employer elected in Item O(1) to be a 401(k) Safe Harbor Plan. In accordance with sections 1.401(k)-1(e)(7) and 1.401(m)-1(c)(2) of the regulations, the Employer cannot use ADP (and ACP testing, if applicable) for a Plan Year in which it is intended for the Plan through its written terms to be an ADP Test Safe Harbor (and ACP Test Safe Harbor, if applicable) and the Employer fails to satisfy the requirements of such safe harbors for the Plan Year, unless the 401(k) safe harbor election is revoked as provided in (e) below.

a)Rules of Application.

1)To satisfy the requirements to be a 401(k) Safe Harbor Plan, a Plan must: (i) satisfy the notice requirements and contribution requirements of this section; and (ii) apply the 401(k) safe harbor provisions for the entire 12-month Plan Year, unless a short Plan Year exception in (2) below applies.

If the Employer elected in Item O(1)(b) to make the 401(k) safe harbor Contributions for all Plan Years, any provisions relating to the ADP Test in Section 3.08 do not apply. If the Employer elected in Item O(1)(d) to make a Qualified Nonelective Contribution for the Plan Year, any provisions relating to the ADP Test in Section 3.08 do not apply for the Plan Year specified in Item O(1)(d).

If the Employer elected to satisfy the ADP Test Safe Harbor and ACP Test Safe Harbor in Item O(1)(a)(i) and the Employer elected in Item O(1)(b) to make the 401(k) safe harbor Contributions for all Plan Years, any provisions relating to the ACP Test in Section 3.08 with respect to Matching Contributions do not apply. If the Employer elected to satisfy the ADP Test Safe Harbor and ACP Test Safe Harbor in Item O(1)(a)(i) and the Employer elected in Item O(1)(d) to make a Qualified Nonelective Contribution for the Plan Year, any provisions relating to the ACP Test in Section 3.08 with respect to Matching Contributions do not apply for the Plan Year specified in Item O(1)(d).

In modification of the foregoing, if the entry requirements for Elective Deferral Contributions and the 401(k) safe harbor Contributions are different, any provisions relating to the ADP Test shall apply in any Plan Year in which a Highly Compensated Employee is part of the group of otherwise excludable employees as defined in section 1.410(b)-6(b)(3) of the regulations for purposes of testing the group of otherwise excludable employees.

2)Short Plan Year Exceptions. The provisions of this section shall not apply unless the Plan Year is 12 months long except as provided below:

i)In the case of the first Plan Year of a newly established plan (other than a successor plan), the Plan Year is at least 3 months long (or any shorter period if the Employer is a newly established employer that establishes the Plan as soon as administratively feasible after the Employer came into existence).

ii)In the case of a cash or deferred arrangement that is added to an existing profit sharing, stock bonus, or pre-ERISA money purchase pension plan for the first time

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during a plan year, provided the Plan is not a successor plan and the cash or deferred arrangement is made effective no later than 3 months prior to the end of the Plan Year. The Plan may not be an ACP Test Safe Harbor for such Plan Year unless the existing Plan did not provide for Matching Contributions and the amendment providing for Matching Contributions is made effective at the same time as the adoption of the cash or deferred arrangement.

iii)If the Plan has a short Plan Year as a result of changing its Plan Year, provided that the Plan satisfied the ADP Test Safe Harbor requirements and ACP Test Safe Harbor requirements, if applicable, for the immediately preceding Plan Year and the Plan satisfies the ADP Test Safe Harbor requirements and ACP Test Safe Harbor requirements, if applicable, (determined without regard to the revocation of 401(k) safe harbor election described in (e) below) for the immediately following Plan Year (or for the immediately following 12 months if the immediately following Plan Year is less than 12 months).
iv)If the Plan has a short Plan Year due to Plan termination, provided that the Plan satisfies the ADP Test Safe Harbor requirements and ACP Test Safe Harbor requirements, if applicable, through the date of termination and either:

A.the Plan would satisfy the requirements of the revocation of 401(k) safe harbor election described in (e) below, treating the termination of the Plan as a reduction or suspension of Qualified Matching Contributions or Qualified Nonelective Contributions, other than the requirement that Active Participants have a reasonable opportunity to change the amount of their Elective Deferral Contributions; or

B.the Plan termination is in connection with a transaction described in Code Section 410(b)(6)(C) or the Employer incurs a substantial business hardship comparable to a substantial business hardship described in Code Section 412(c).

3)To the extent that any other provision of the Plan is inconsistent with the provisions of this section, the provisions of this section shall govern.
b)ADP Test Safe Harbor.

1)Contributions. If Item O(1)(b)(i) is selected, the Plan is satisfying the ADP Test Safe Harbor using Qualified Matching Contributions as required in Item O(1)(b)(i). If Item O(1)(b)(ii) is selected, the Plan is satisfying the ADP Test Safe Harbor using Qualified Nonelective Contributions as required in Item O(1)(b)(ii). If Item O(1)(d) is selected, the Plan is satisfying the ADP Test Safe Harbor using Qualified Nonelective Contributions as required in Item O(1)(d) for the Plan Year specified.
The Employer shall pay to the Insurer or Trustee, as applicable, the Qualified Matching Contributions and Qualified Nonelective Contributions for each Plan Year not later than the end of the 12-month period immediately following the Plan Year for which they are deemed to be paid. Notwithstanding the foregoing, if Item O(1)(b)(i)(H) is selected, the Contributions selected in Item O(1)(b)(i) shall be made to the plan specified in Item O(1)(b)(i)(H). If Item O(1)(b)(ii)(D) is selected, the Qualified Nonelective Contributions used to satisfy the ADP Test Safe Harbor shall be made to the plan specified in that Item.

2)Notice Requirement.
i)If the Employer elected in Item O(1)(b) to make the 401(k) safe harbor Contributions for all Plan Years, at least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer shall provide each Active Participant a comprehensive notice of his rights and obligations under the Plan.

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ii)If the Employer elected in Item O(1)(c) to make the 401(k) safe harbor Contributions for Plan Years in which the Plan is amended, at least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer shall provide each Active Participant a comprehensive notice of his rights and obligations under the Plan, including a statement that the Employer may amend the Plan during the Plan Year to elect to make a Qualified Nonelective Contribution of at least 3% of a Participant’s Compensation. If the Employer elected in Item O(1)(d) to make a Qualified Nonelective Contribution for the Plan Year and the Plan is so amended, a supplemental notice will be provided no later than 30 days before the end of the Plan Year specified in Item O(1)(d) informing the Participant of such amendment.

The notice shall be written in a manner sufficiently accurate and comprehensive to apprise the Active Participant of his rights and obligations and calculated to be understood by the average Active Participant.
If an Employee becomes an Active Participant after the 90th day before the beginning of the Plan Year and does not receive the notices described above for that reason, the applicable notice must be provided no more than 90 days before he becomes an Active Participant but not later than the date he becomes an Active Participant.

3)Supplemental Notice. If the Employer elected in Item O(1)(d) to make a Qualified Nonelective Contribution for the Plan Year, the Employer shall provide each Active Participant a supplemental notice no later than 30 days before the end of the Plan Year specified in Item O(1)(d). The supplemental notice shall state that a Qualified Nonelective Contribution will be made for such Plan Year and disclose the amount of such Qualified Nonelective Contribution. Such notice may be provided separately or as a part of the notice in (2) above for the following Plan Year.

4)Election Periods. In addition to any other election periods provided under the Plan, each Active Participant may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in (2)(i) or (ii) above.
c)ACP Test Safe Harbor.

1)Matching Contributions.

i)If the Plan is satisfying the ADP Test Safe Harbor and the ACP Test Safe Harbor, Matching Contributions shall be limited as provided in Items O(1)(b)(i) and P.

ii)If the Plan is satisfying the ADP Test Safe Harbor using Qualified Matching Contributions, all Matching Contributions shall be Qualified Matching Contributions, unless otherwise specified in Item O(1)(b)(i)(D)(1). If the Plan is satisfying the ADP Test Safe Harbor using Qualified Nonelective Contributions, Matching Contributions shall not be Qualified Matching Contributions unless Item P(14) is selected.

d)ACP Test.

1)Continued Application. If the Plan is satisfying the ADP Test Safe Harbor and the ACP Test Safe Harbor, the Plan must still satisfy the ACP Test in the manner specified in (2) below with respect to Participant Contributions. If the Plan is satisfying the ADP Test Safe Harbor but not the ACP Test Safe Harbor, the Plan must satisfy the ACP Test in the manner specified in (2) below with respect to Participant Contributions and Matching Contributions.

2)Special Rules. If the Plan is satisfying the ADP Test Safe Harbor and the ACP Test Safe Harbor, the Employer may elect to disregard with respect to all Eligible Participants, as

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defined in Section 3.08, (i) all Matching Contributions or (ii) Matching Contributions that do not exceed 4% of each Eligible Participant’s Compensation for purposes of the ACP Test. Alternatively, the Employer may elect to include all Matching Contributions for purposes of the ACP test. If the Employer makes no election, they will be deemed to have made an election to disregard all Matching Contributions for purposes of the ACP Test. If the Plan is satisfying the ADP Test Safe Harbor using Qualified Nonelective Contributions, but is not satisfying the ACP Test Safe Harbor, the Employer may elect to disregard only such Qualified Nonelective Contributions that do not exceed 3% of each Eligible Participant’s Compensation for purposes of the ACP Test. If the Employer makes no election, all such Qualified Nonelective Contributions shall be disregarded for purposes of the ACP Test. Qualified Matching Contributions shall not be treated as being taken into account for purposes of the ADP Test. Elective Deferral Contributions may not be taken into account for purposes of the ACP Test.

e)Revocation of 401(k) Safe Harbor Election. The Employer may amend the Plan to revoke the 401(k) safe harbor election and the corresponding Qualified Matching Contributions or Qualified Nonelective Contributions during any Plan Year, if the following conditions are met:

1)All Active Participants shall be provided a supplemental notice that explains the consequences of the amendment, informs them of the effective date of the elimination of the Qualified Matching Contributions or Qualified Nonelective Contributions, and explains the procedures to change their Elective Deferral Agreement.

2)The effective date of the revocation cannot be earlier than the later of (i) 30 days after the Active Participants are given such notice, and (ii) the date the amendment revoking such provisions is adopted.

3)Active Participants are given a reasonable opportunity (including a reasonable period after receipt of the supplemental notice) to change their Elective Deferral Agreement prior to the revocation of the 401(k) safe harbor election.
4)The elimination of the Qualified Nonelective Contributions or Qualified Matching Contributions (for Plan Years beginning on or after January 1, 2015) during a Plan Year is permitted if the Employer either (i) is operating at an economic loss as described in Code Section 412(c)(2)(A) for the Plan Year, or (ii) includes in the notice described in (b)(2) above a statement that the Plan may be amended during the Plan Year to revoke the Qualified Nonelective Contributions or Qualified Matching Contributions and that the revocation will not apply until at least 30 days after all Active Participants are provided notice of the revocation.

If elected in Item O(1)(b)(i)I or O(1)(b)(ii)E the Employer shall revoke the 401(k) safe harbor election for the Plan Year and (i) perform the ADP Test and ACP Test, if applicable, for the entire Plan Year using the current year testing method described in Section 3.08, and (ii) satisfy the Top-heavy Plan requirements of Article XI.

If Item O(1)(b)(i)I is selected, the Employer shall make the Qualified Matching Contributions with respect to Elective Deferral Contributions and Compensation for the portion of the Plan Year prior to the effective date of the revocation. If Item O(1)(b)(ii)E is selected, the Employer shall make the Qualified Nonelective Contributions with respect to Compensation paid for the portion of the Plan Year through the effective date of the revocation. The annual compensation limit applied to Compensation for purposes of the Qualified Matching Contributions and Qualified Nonelective Contributions shall be adjusted for the short determination period as described in the definition of Compensation in Section 1.02.

f)Top-heavy Rules. The Plan is deemed to not be a Top-heavy Plan, as defined in Section 11.02, for a Plan Year if the exception under Code Section 416(g)(4)(H) applies for such year.

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SECTION    3.10    –    ELIGIBLE    AUTOMATIC    CONTRIBUTION    ARRANGEMENT    (EACA) PROVISIONS.

a)Rules of Application.
1)If the Employer elected in Item N(7) to have the EACA provisions apply and such provisions apply for the entire Plan Year, then the provisions of this section shall apply for the Plan Year.

2)To satisfy the requirements to be an EACA a Plan must satisfy the automatic Elective Deferral Contribution requirements described in (b) below; the additional notice requirements in (c) below; and if applicable, the Permissible Withdrawal provisions described in (d) below.
3)The EACA applies to all Eligible Employees.
4)For purposes of Section 3.08, the period for distributing Excess Contributions and Excess Aggregate Contributions, if applicable, without incurring the 10 percent excise tax is extended to six months after the last day of the Plan Year in which such excess arose. The period for making such corrective distributions shall only apply if all eligible Nonhighly Compensated Employees and Highly Compensated Employees are covered under the EACA for the entire Plan Year (or for the portion of the Plan Year such Employees were Eligible Employees).

5)To the extent that any other provision of the Plan is inconsistent with the provisions of this section, the provisions of this section shall govern.

b)Automatic Elective Deferral Contributions. The Plan provides for an automatic election under an EACA to have Pre-tax Elective Deferral Contributions made in the amounts specified in Item N(7).
The automatic Elective Deferral Contribution shall be a uniform percentage of Compensation as specified in Item N(7)(a). A Plan does not fail to satisfy the uniform percentage requirement merely because:

1)the percentage varies based on the number of years (or portions of years) an Eligible Employee has participated in the Plan;

2)the automatic Elective Deferral Contribution does not reduce an Elective Deferral Agreement that is in effect for a Participant immediately prior to the effective date of the automatic Elective Deferral Contribution;
3)the rate of Elective Deferral Contributions is limited so as not to exceed the limits of Code Sections 401(a)(17), 402(g) (determined with or without Catch-up Contributions), and 415; or

4)the automatic Elective Deferral Contribution is not applied during the period a Participant’s Elective Deferral Contributions are suspended after receipt of a distribution that requires Elective Deferral Contributions to be suspended.

The automatic election shall apply when a Participant first becomes eligible to make Elective Deferral Contributions (or again becomes eligible after a period during which he was not an Active Participant). The automatic election shall also apply to certain Active Participants as provided in Items N(7)(c) and (d).

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c)Notice Requirements. At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer shall provide each Eligible Employee a comprehensive notice of his rights and obligations under the Plan. The notice shall explain the automatic election and the Eligible Employee’s right to elect a different rate of Elective Deferral Contributions, to elect not to make Elective Deferral Contributions, and if Roth Elective Deferral Contributions are permitted in Item N(5), to designate all or any portion of his Elective Deferral Contributions as Roth Elective Deferral Contributions. The notice shall include: (i) the procedure for exercising those rights and the timing for implementing any such elections; (ii) a description of how the automatic Elective Deferral Contributions will be invested in the absence of an investment election by the Eligible Employee; and (iii) if Permissible Withdrawals are permitted in Item N(7)(e), the Eligible Employee’s right to make a Permissible Withdrawal as described in (d) below and the procedures to request such a withdrawal. After receipt of the notice, the Eligible Employee shall be given a reasonable period thereafter to elect a different rate of Elective Deferral Contributions, to elect not to make Elective Deferral Contributions, and if Roth Elective Deferral Contributions are permitted in Item N(5), to designate all or any portion of his Elective Deferral Contributions as Roth Elective Deferral Contributions.
If an Employee becomes an Active Participant after the 90th day before the beginning of the Plan Year and does not receive the notices described above for that reason, the notice must be provided no more than 90 days before he becomes an Active Participant but not later than the date he becomes an Active Participant. If it is not practicable for the notice to be provided on or before such date, the notice shall be treated as provided timely if it is provided as soon as practicable after the date the Eligible Employee becomes an Active Participant and prior to the pay date for the payroll period that includes the date the Employee becomes eligible.

The notice shall be written in a manner sufficiently accurate and comprehensive to apprise the Active Participant of his rights and obligations and calculated to be understood by the average Active Participant.
d)Permissible Withdrawals. If the Plan allows Permissible Withdrawals in Item N(7)(e), a Participant may withdraw the part of his Vested Account resulting from his automatic Elective Deferral Contributions (and earnings attributable thereto) made under the EACA, subject to the requirements below. The Plan will not fail to satisfy the prohibition on in-service withdrawals of Elective Deferral Contributions described in Section 5.04 merely because it permits such withdrawals. A Permissible Withdrawal may be made without regard to any notice or consent requirements otherwise required under Code Sections 401(a)(11) or 417. In addition, the amount of the withdrawal: (i) is not taken into account in determining the dollar limitation on elective deferrals under Code Section 402(g); (ii) is not included in the ADP Test, or ACP Test, if applicable; and (iii) is not an Eligible Rollover Distribution.
A Participant’s request for a withdrawal must be made no later than 90 days after the date the first automatic Elective Deferral Contribution is withheld from the Participant’s Compensation and that would have been included in gross income had it not been withheld. For purposes of determining the date of the first automatic Elective Deferral Contribution under the EACA, an employee who for an entire Plan Year did not have automatic Elective Deferral Contributions made under the EACA is treated as if the employee did not have such Contributions for any prior Plan Year.

The request for withdrawal must be effective no later than the earlier of: (i) the pay date for the second payroll period that begins after the date the election is made; and (ii) the first pay date that occurs at least 30 days after the request is made. Unless the Participant elects otherwise, any request for withdrawal shall be treated as an affirmative election to stop having Elective Deferral Contributions made on his behalf as of the effective date of the request for withdrawal.
The amount of the withdrawal shall be equal to the amount of the automatic Elective Deferral Contributions made under the EACA through the effective date of the request for withdrawal described above. Such automatic Elective Deferral Contributions shall be adjusted for any

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income or loss through the date of distribution. The income or loss allocable to such Permissible Withdrawal shall be determined under rules similar to those provided under section 1.401(k)- 2(b)(2)(iv) of the regulations for the distribution of excess contributions. Any fee charged to the Participant for the withdrawal may not be greater than any other fee charged for a cash distribution.

Any Matching Contributions that were based on the automatic Elective Deferral Contributions distributed as a Permissible Withdrawal, plus any income and minus any loss allocable thereto, that have been allocated to the Participant’s Account shall be forfeited. Matching Contributions are not required to be contributed to the Plan if the Permissible Withdrawal has been made prior to the date as of which the Matching Contribution would otherwise be allocated to the Participant’s Account.
SECTION 3.11 – QUALIFIED AUTOMATIC CONTRIBUTION ARRANGEMENT (QACA) SAFE HARBOR PROVISIONS.

The provisions of this section apply if the Employer elected in Item O(2) to be a QACA Safe Harbor Plan. In accordance with sections 1.401(k)-1(e)(7) and 1.401(m)-1(c)(2) of the regulations, the Employer cannot use ADP (and ACP testing, if applicable) for a Plan Year in which it is intended for the Plan through its written terms to be an ADP Test Safe Harbor (and ACP Test Safe Harbor, if applicable) and the Employer fails to satisfy the requirements of such safe harbors for the Plan Year, unless the QACA safe harbor election is revoked as provided in (f) below.

a)Rules of Application.

1)To satisfy the requirements to be a QACA Safe Harbor Plan, a Plan must apply the QACA safe harbor provisions for the entire 12-month Plan Year, unless a short Plan Year exception in (8) below applies.

2)To satisfy the requirements to be a QACA safe harbor a Plan must satisfy the automatic Elective Deferral Contribution requirements described in (b) below; the QACA Contribution requirements described in (c) below; the additional notice requirements in (d) below; and if applicable, the Permissible Withdrawal provisions described in (e) below.

3)The QACA applies to all Eligible Employees.
4)The QACA is structured such that it also meets the requirements of an EACA as described in Section 3.10 in order to allow Permissible Withdrawals and the extended period for distributing Excess Aggregate Contributions described in 11 below.

5)If the Employer elected in Item O(2)(g) to make the QACA safe harbor Contributions for all Plan Years, any provisions relating to the ADP Test in Section 3.08 do not apply. If the Employer elected in Item O(2)(i) to make a QACA Nonelective Contribution for the Plan Year, any provisions relating to the ADP Test in Section 3.08 do not apply for the Plan Year specified in Item O(2)(i).

6)If the Employer elected to satisfy the ADP Test Safe Harbor and ACP Test Safe Harbor in Item O(2)(f)(i) and the Employer elected in Item O(2)(g) to make the QACA safe harbor Contributions for all Plan Years, any provisions relating to the ACP Test in Section 3.08 with respect to Matching Contributions do not apply. If the Employer elected to satisfy the ADP Test Safe Harbor and ACP Test Safe Harbor in Item O(2)(f)(i) and the Employer elected in Item O(2)(i) to make a QACA Nonelective Contribution for the Plan Year, any provisions relating to the ACP Test in Section 3.08 with respect to Matching Contributions do not apply for the Plan Year specified in Item O(2)(i).

7)In modification of (5) and (6) above, if the entry requirements for Elective Deferral Contributions and the QACA safe harbor Contributions are different, any provisions relating

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to the ADP Test shall apply in any Plan Year in which a Highly Compensated Employee is part of the group of otherwise excludable employees as defined in section 1.410(b)-6(b)(3) of the regulations for purposes of testing the group of otherwise excludable employees.

8)The provisions of this section shall not apply unless the Plan Year is 12 months long except as provided below:

i)In the case of the first Plan Year of a newly established plan (other than a successor plan), the Plan Year is at least 3 months long (or any shorter period if the Employer is a newly established employer that establishes the Plan as soon as administratively feasible after the Employer came into existence).
ii)In the case of a cash or deferred arrangement that is added to an existing profit sharing, stock bonus, or pre-ERISA money purchase pension plan for the first time during a plan year, provided the Plan is not a successor plan and the cash or deferred arrangement is made effective no later than 3 months prior to the end of the Plan Year. The Plan may not be an ACP Test Safe Harbor for such Plan Year unless the existing Plan did not provide for Matching Contributions and the amendment providing for Matching Contributions is made effective at the same time as the adoption of the cash or deferred arrangement.

iii)If the Plan has a short Plan Year as a result of changing its Plan Year, provided that the Plan satisfied the ADP Test Safe Harbor requirements and ACP Test Safe Harbor requirements, if applicable, for the immediately preceding Plan Year and the Plan satisfies the ADP Test Safe Harbor requirements and ACP Test Safe Harbor requirements, if applicable, (determined without regard to the revocation of QACA safe harbor election described in (f) below) for the immediately following Plan Year (or for the immediately following 12 months if the immediately following Plan Year is less than 12 months).

iv)If the Plan has a short Plan Year due to Plan termination, provided that the Plan satisfies the ADP Test Safe Harbor requirements and ACP Test Safe Harbor requirements, if applicable, through the date of termination and either:

A.the Plan would satisfy the requirements of the revocation of QACA safe harbor election described in (f) below, treating the termination of the Plan as a reduction or suspension of QACA Matching Contributions or QACA Nonelective Contributions, other than the requirement that Active Participants have a reasonable opportunity to change the amount of their Elective Deferral Contributions; or

B.the Plan termination is in connection with a transaction described in Code Section 410(b)(6)(C) or the Employer incurs a substantial business hardship comparable to a substantial business hardship described in Code Section 412(c).
9)If the Plan is satisfying the ADP Test Safe Harbor and the ACP Test Safe Harbor, Matching Contributions shall be limited as provided in Items O(2)(g)(i) and P.

10)If the Plan is satisfying the ADP Test Safe Harbor and the ACP Test Safe Harbor, the Plan must still satisfy the ACP Test in the manner specified below with respect to Participant Contributions. If the Plan is satisfying the ADP Test Safe Harbor but not the ACP Test Safe Harbor, the Plan must satisfy the ACP Test in the manner specified below with respect to Participant Contributions and Matching Contributions.

i)If the Plan is satisfying the ADP Test Safe Harbor and the ACP Test Safe Harbor, the Employer may elect to disregard with respect to all Eligible Participants, as defined in Section 3.08, (i) all Matching Contributions or (ii) Matching Contributions that do not exceed 3.5% of each Eligible Participant’s Compensation for purposes of the ACP Test.

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Alternatively, the Employer may elect to include all Matching Contributions for purposes of the ACP test. If the Employer makes no election, they will be deemed to have made an election to disregard all Matching Contributions for purposes of the ACP Test.

ii)QACA Matching Contributions shall not be treated as being taken into account for purposes of the ADP Test.

iii)Elective Deferral Contributions may not be taken into account for purposes of the ACP Test.

11)For purposes of Section 3.08, the period for distributing Excess Aggregate Contributions, if applicable, without incurring the 10 percent excise tax is extended to six months after the last day of the Plan Year in which such excess arose. The period for making such corrective distributions shall only apply if all eligible Nonhighly Compensated Employees and Highly Compensated Employees are covered under the QACA for the entire Plan Year (or for the portion of the Plan Year such Employees were Eligible Employees).
12)To the extent that any other provision of the Plan is inconsistent with the provisions of this section, the provisions of this section shall govern.
b)Automatic Elective Deferral Contributions. The Plan provides for an automatic election under a QACA to have Pre-tax Elective Deferral Contributions made in the amounts specified in Item O(2).

The automatic Elective Deferral Contribution shall be a uniform percentage of Compensation as specified in Item O(2)(a). A Plan does not fail to satisfy the uniform percentage requirement merely because:

1)the percentage varies based on the number of years (or portions of years) an Eligible Employee has participated in the Plan;
2)the automatic Elective Deferral Contribution does not reduce an Elective Deferral Agreement that is in effect for a Participant immediately prior to the effective date of the automatic Elective Deferral Contribution under the QACA;

3)the rate of Elective Deferral Contributions is limited so as not to exceed the limits of Code Sections 401(a)(17), 402(g) (determined with or without Catch-up Contributions), and 415; or

4)the automatic Elective Deferral Contribution is not applied during the period a Participant’s Elective Deferral Contributions are suspended after receipt of a distribution that requires Elective Deferral Contributions to be suspended.
The automatic election shall apply when a Participant first becomes eligible to make Elective Deferral Contributions. The automatic election shall also apply when a Participant again becomes eligible to make Elective Deferral Contributions after a period during which he was not an Active Participant.

The automatic election that applies to a Participant when he again becomes eligible to make Elective Deferral Contributions shall be determined as follows:
5)For Participants who did not have automatic Elective Deferral Contributions made pursuant to an automatic election under the QACA for an entire Plan Year, the automatic Elective Deferral Contribution shall be determined as if all such Participants had not had such Contributions made for any prior Plan Year.

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6)All other Participants shall be treated as if the automatic Elective Deferral Contributions, including automatic increases, continue to apply during the period of time they were not Active Participants.

The automatic election shall also apply to certain Active Participants as provided in Items O(2)(c) and (d).

The effective date of the automatic Elective Deferral Contribution must be no later than the earlier of: (i) the pay date for the second payroll period that begins after the date the notice described in (d) below is provided or (ii) the first pay date that occurs at least 30 days after the notice is provided.

c)QACA Contributions. If Item O(2)(g)(i) is selected, the Plan is satisfying the ADP Test Safe Harbor using QACA Matching Contributions as required in Item O(2)(g)(i). If Item O(2)(g)(ii) is selected, the Plan is satisfying the ADP Test Safe Harbor using QACA Nonelective Contributions as required in Item O(2)(g)(ii). If Item O(2)(i) is selected, the Plan is satisfying the ADP Test Safe Harbor using QACA Nonelective Contributions as required in Item O(2)(i) for the Plan Year specified.

The Employer shall pay to the Insurer or Trustee, as applicable, the QACA Matching Contributions and QACA Nonelective Contributions for each Plan Year not later than the end of the 12-month period immediately following the Plan Year for which they are deemed to be paid. Notwithstanding the foregoing, if Item O(2)(g)(i)(H) is selected, the Contributions selected in Item O(2)(g)(i) shall be made to the plan specified in Item O(2)(g)(i)(H). If Item O(2)(g)(ii)(D) is selected, the QACA Nonelective Contributions shall be made to the plan specified in that Item.

d)Notice Requirements. At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer shall provide each Eligible Employee a comprehensive notice of his rights and obligations under the Plan. The notice shall explain the automatic election and the Eligible Employee’s right to elect a different rate of Elective Deferral Contributions, to elect not to make Elective Deferral Contributions, and if Roth Elective Deferral Contributions are permitted in Item N(5), to designate all or any portion of his Elective Deferral Contributions as Roth Elective Deferral Contributions. The notice shall include: (i) the procedure for exercising those rights and the timing for implementing any such elections; (ii) a description of how the automatic Elective Deferral Contributions will be invested in the absence of an investment election by the Eligible Employee; and (iii) if Permissible Withdrawals are permitted in Item O(2)(e), the Eligible Employee’s right to make a Permissible Withdrawal as described in (e) below and the procedures to request such a withdrawal.

If the Employer elected in Item O(2)(g) to make the QACA safe harbor Contributions for all Plan Years, the notice shall also include a description of the QACA Matching Contributions or QACA Nonelective Contributions that will be made to the Plan to satisfy the ADP Test Safe Harbor.

If the Employer elected in Item O(2)(h) to make the QACA safe harbor Contributions for Plan Years in which the Plan is amended, the notice shall also include a statement that the Employer may amend the Plan during the Plan Year to elect to make QACA Nonelective Contributions of at least 3% of a Participant’s Compensation. If the Employer elected in Item O(2)(i) to make a QACA Nonelective Contribution for the Plan Year and the Plan is so amended, a supplemental notice will be provided no later than 30 days before the end of the Plan Year specified in Item O(2)(i) informing the Participant of such amendment. The supplemental notice shall state the amount of such QACA Nonelective Contribution. Such notice may be provided separately or as a part of the annual notice described above.

After receipt of the notice, the Eligible Employee shall be given a reasonable period thereafter to elect a different rate of Elective Deferral Contributions, to elect not to make Elective Deferral

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Contributions, and if Roth Elective Deferral Contributions are permitted in Item N(5), to designate all or any portion of his Elective Deferral Contributions as Roth Elective Deferral Contributions.

If an Employee becomes an Active Participant after the 90th day before the beginning of the Plan Year and does not receive the notices described above for that reason, the notice must be provided no more than 90 days before he becomes an Active Participant but not later than the date he becomes an Active Participant. If it is not practicable for the notice to be provided on or before such date, the notice shall be treated as provided timely if it is provided as soon as practicable after the date the Eligible Employee becomes an Active Participant and prior to the pay date for the payroll period that includes the date the Employee becomes eligible.
The notice shall be written in a manner sufficiently accurate and comprehensive to apprise the Active Participant of his rights and obligations and calculated to be understood by the average Active Participant.
e)Permissible Withdrawals. If the Plan allows Permissible Withdrawals in Item O(2)(e), a Participant may withdraw the part of his Vested Account resulting from his automatic Elective Deferral Contributions (and earnings attributable thereto) made under the QACA, subject to the requirements below. The Plan will not fail to satisfy the prohibition on in-service withdrawals of Elective Deferral Contributions described in Section 5.04 merely because it permits such withdrawals. A Permissible Withdrawal may be made without regard to any notice or consent requirements otherwise required under Code Sections 401(a)(11) or 417. In addition, the amount of the withdrawal: (i) is not taken into account in determining the dollar limitation on elective deferrals under Code Section 402(g); (ii) is not included in the ADP Test, or ACP Test, if applicable; and (iii) is not an Eligible Rollover Distribution.

A Participant’s request for a withdrawal must be made no later than 90 days after the date the first automatic Elective Deferral Contribution is withheld from the Participant’s Compensation and that would have been included in gross income had it not been withheld. For purposes of determining the date of the first automatic Elective Deferral Contribution under the QACA, an employee who for an entire Plan Year did not have automatic Elective Deferral Contributions made under the QACA is treated as if the employee did not have such Contributions for any prior Plan Year.
The request for withdrawal must be effective no later than the earlier of: (i) the pay date for the second payroll period that begins after the date the election is made; and (ii) the first pay date that occurs at least 30 days after the request is made. Unless the Participant elects otherwise, any request for withdrawal shall be treated as an affirmative election to stop having Elective Deferral Contributions made on his behalf as of the effective date of the request for withdrawal.

The amount of the withdrawal shall be equal to the amount of the automatic Elective Deferral Contributions made under the QACA through the effective date of the request for withdrawal described above. Such automatic Elective Deferral Contributions shall be adjusted for any income or loss through the date of distribution. The income or loss allocable to such Permissible Withdrawal shall be determined under rules similar to those provided under section 1.401(k)- 2(b)(2)(iv) of the regulations for the distribution of excess contributions. Any fee charged to the Participant for the withdrawal may not be greater than any other fee charged for a cash distribution.

Any Matching Contributions that were based on the automatic Elective Deferral Contributions distributed as a Permissible Withdrawal, plus any income and minus any loss allocable thereto, that have been allocated to the Participant’s Account shall be forfeited. Matching Contributions are not required to be contributed to the Plan if the Permissible Withdrawal has been made prior to the date as of which the Matching Contribution would otherwise be allocated to the Participant’s Account.

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f)Revocation of QACA Safe Harbor Election. The Employer may amend the Plan to revoke the QACA safe harbor election and the corresponding QACA Matching Contributions or QACA Nonelective Contributions during any Plan Year, if the following conditions are met:

1)All Eligible Employees shall be provided a supplemental notice that explains the consequences of the amendment, informs them of the effective date of the elimination of the QACA Matching Contributions or QACA Nonelective Contributions, and explains the procedures to change their Elective Deferral Agreement.

2)The effective date of the revocation cannot be earlier than the later of (i) 30 days after the Eligible Employees are given such notice, and (ii) the date the amendment revoking such provisions is adopted.
3)Eligible Employees are given a reasonable opportunity (including a reasonable period after receipt of the supplemental notice) to change their Elective Deferral Agreement prior to the revocation of the QACA safe harbor election.

4)The elimination of the QACA Nonelective Contributions or QACA Matching Contributions (for Plan Years beginning on or after January 1, 2015) during a Plan Year is permitted if the Employer either (i) is operating at an economic loss as described in Code Section 412(c)(2)(A) for the Plan Year, or (ii) includes in the notice described in (d) above a statement that the Plan may be amended during the Plan Year to revoke the QACA Nonelective Contributions or QACA Matching Contributions and that the revocation will not apply until at least 30 days after all Active Participants are provided notice of the revocation.

If elected in Item O(2)(g)(i)I or O(2)(g)(ii)E, the Employer shall revoke the QACA safe harbor election for the Plan Year and (i) perform the ADP Test and ACP Test, if applicable, for the entire Plan Year using the current year testing method described in Section 3.08, and (ii) satisfy the Top-heavy Plan requirements of Article XI.

If Item O(2)(g)(i)I is selected, the Employer shall make the QACA Matching Contributions with respect to Elective Deferral Contributions and Compensation for the portion of the Plan Year prior to the effective date of the revocation. If Item O(2)(g)(ii)E is selected, the Employer shall make the QACA Nonelective Contributions with respect to Compensation paid for the portion of the Plan Year through the effective date of the revocation. The annual compensation limit applied to Compensation for purposes of the QACA Matching Contributions and QACA Nonelective Contributions shall be adjusted for the short determination period as described in the definition of Compensation in Section 1.02.

g)Top-heavy Rules. The Plan is deemed to not be a Top-heavy Plan, as defined in Section 11.02, for a Plan Year if the exception under Code Section 416(g)(4)(H) applies for such year.

ARTICLE IV
INVESTMENT OF CONTRIBUTIONS
SECTION 4.01 – INVESTMENT AND TIMING OF CONTRIBUTIONS.
The handling of Contributions and Plan assets is governed by the provisions of the Trust Agreement and any other relevant document, such as an Annuity Contract (for the purposes of this paragraph alone, the Trust Agreement and such other documents will each be referred to as a “document” or collectively as the “documents”), duly entered into by or with regard to the Plan that govern such matters. To the extent permitted by the documents, the parties designated in Item U(2) shall direct the Contributions for investment in any of the investment options available to the Plan

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under or through the documents, and may request the transfer of amounts resulting from those Contributions between such investment options.
a)Participant Directs Investment of Some or All Contributions. A Participant may not direct the investment of all or any portion of his Account in collectibles. Collectibles mean any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or other tangible personal property specified by the Secretary of the Treasury. However, certain coins and bullion as provided in Code Section 408(m)(3) shall not be considered collectibles.

If a Participant has provided investment direction for all or certain specific Contributions made to his Account, such Contributions shall be invested in accordance with such direction to the extent possible. If an investment option selected by the Participant in that investment direction is no longer available and a new investment option is not selected by the Participant (in lieu of the one that is no longer available) by the deadline set by a fiduciary of the Plan (or by the date the investment option is no longer available), all amounts currently held in the investment option that is no longer available and future Contributions directed to such investment option by the Participant (and made after such deadline or date) shall be invested in the appropriate default investment option, unless otherwise directed by a fiduciary of the Plan.

If an investment option selected by the Participant is no longer available for future Contributions only and a new investment option is not selected by the Participant (in lieu of the one that is no longer available) by the deadline set by a fiduciary of the Plan (or by the date the investment option is no longer available), all future Contributions directed to such investment option that is not available for future Contributions (and made after such deadline or date) shall be invested in the appropriate default investment option, unless otherwise directed by a fiduciary of the Plan.

To the extent that a Participant who has the ability to provide investment direction (either on an ongoing basis or in response to a notice from a fiduciary of the Plan) fails to give timely investment direction, the amount in the Participant’s Account for which no investment direction is received shall be invested in the appropriate default investment option, unless otherwise directed by a fiduciary of the Plan.

b)Employer Directs Investment of Some or All Contributions. If the Employer has investment direction, the Contributions shall be invested in accordance with such direction. The Employer shall have investment direction for amounts that have not been allocated to Participants.

To the extent an investment option is no longer available, a fiduciary of the Plan may require that amounts currently held in such investment option be reinvested in other investment options. To the extent that the Employer has not given investment direction, and no Plan fiduciary gives direction regarding the reinvestment of such amounts, the amounts held in an investment option that is no longer available or which had been directed to be invested in an investment option that is not available for future Contributions shall be invested in the appropriate default investment option.

Default investment options are defined in documents duly entered into by or with regard to the Plan that govern such matters.

At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine appropriate methods of carrying out the Plan's objectives. The Named Fiduciary shall inform the Trustee and any Investment Manager of the Plan's short-term and long-term financial needs so the investment policy can be coordinated with the Plan's financial requirements.

However, the Named Fiduciary may delegate to the Investment Manager investment direction for Contributions and amounts that are not subject to Participant direction.

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If a calculation period other than Plan Year is selected in Item O(1)(b)(i)C for a 401(k) Safe Harbor Plan, the Employer shall pay to the Insurer or Trustee, as applicable, the Qualified Matching Contributions calculated based on Elective Deferral Contributions and Compensation for the payroll period specified in Item O(1)(b)(i)C not later than the last day of the following Plan-year Quarter.

If a calculation period other than Plan Year is selected in Item O(2)(g)(i)C for a QACA Safe Harbor Plan, the Employer shall pay to the Insurer or Trustee, as applicable, the QACA Matching Contributions calculated based on Elective Deferral Contributions and Compensation for the payroll period specified in Item O(2)(g)(i)C not later than the last day of the following Plan-year Quarter.
If a calculation period other than Plan Year is selected in Item P(10) and the Employer elected to satisfy the ADP Test Safe Harbor and ACP Test Safe Harbor, the Employer shall pay to the Insurer or Trustee, as applicable, the Matching Contributions calculated based on Elective Deferral Contributions and Compensation for the period specified in Item P(10) not later than the last day of the following Plan-year Quarter.

All Contributions are forwarded by the Employer to (i) the Trustee to be deposited in the Trust Fund or otherwise invested by the Trustee in accordance with the relevant documents; or (ii) the Insurer to be deposited under the Annuity Contract, as applicable.

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SECTION 4.02 - INVESTMENT IN QUALIFYING EMPLOYER SECURITIES.

The provisions of this section apply to plans which allow investment in Qualifying Employer Securities. If a plan is amended to remove the selection of Item U(5)(a), the provisions of this section will continue to apply only for purposes of amounts invested in Qualifying Employer Securities prior to the effective date of such amendment.

If permitted under Item U(5)(a) of the Adoption Agreement, all or some portion of the Participant's Account may be invested in the Qualifying Employer Securities Fund. If Item U(5)(a)(i) is elected by the Employer, the Contributions that may be invested in the Qualifying Employer Securities Fund shall be limited to the Contributions specified in that Item. If the Participant has investment control, once an investment in the Qualifying Employer Securities Fund is made available to Participants, it shall continue to be available unless the Adoption Agreement is amended to disallow such available investment. In the absence of an election to invest in Qualifying Employer Securities, Participants shall be deemed to have elected to have their Accounts invested wholly in other investment options of the Investment Fund. Once an election is made, it shall be considered to continue until a new election is made. If the Plan is amended to disallow all or some portion of the Participant’s Account to be invested in the Qualifying Employer Securities Fund, the provisions of this section shall continue to apply to amounts invested in Qualifying Employer Securities before such amendment is effective.
For purposes of determining the annual valuation of the Plan, and for reporting to Participants and regulatory authorities, the assets of the Plan shall be valued at least annually on the Valuation Date which corresponds to the last day of the Plan Year. The fair market value of Qualifying Employer Securities shall be determined on such Valuation Date. The prices of Qualifying Employer Securities as of the date of the transaction shall apply for purposes of valuing distributions and other transactions of the Plan to the extent such value is representative of the fair market value of such securities in the opinion of the Plan Administrator. The value of a Participant's Account held in the Qualifying Employer Securities Fund may be expressed in units.

If the Qualifying Employer Securities are not publicly traded, or if an extremely thin market exists for such securities so that reasonable valuation may not be obtained from the market place, then such securities must be valued at least annually by an independent appraiser who is not associated with the Employer, the Plan Administrator, the Trustee, or any person related to any fiduciary under the Plan. The independent appraiser may be associated with a person who is merely a contract administrator with respect to the Plan, but who exercises no discretionary authority and is not a plan fiduciary.

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If there is a public market for Qualifying Employer Securities of the type held by the Plan, then the Plan Administrator may use as the value of the securities the price at which such securities traded in such market. If the Qualifying Employer Securities do not trade on the relevant date, or if the market is very thin on such date, then the Plan Administrator may use for the valuation the next preceding trading day on which the trading prices are representative of the fair market value of such securities in the opinion of the Plan Administrator.

Cash dividends payable on the Qualifying Employer Securities shall be reinvested in additional shares of such securities. In the event of any cash or stock dividend or any stock split, such dividend or split shall be credited to the Accounts based upon the number of shares of Qualifying Employer Securities credited to each Account as of the payable date of such dividend or split.

All purchases of Qualifying Employer Securities shall be made at a price, or prices, which, in the judgement of the Plan Administrator, do not exceed the fair market value of such securities.

In the event that the Trustee acquires Qualifying Employer Securities by purchase from a "disqualified person" as defined in Code Section 4975(e)(2) or from a "party-in-interest" as defined in ERISA Section 3(14), the terms of such purchase shall contain the provision that in the event there is a final determination by the Internal Revenue Service, the Department of Labor, or court of competent jurisdiction that the fair market value of such securities as of the date of purchase was less than the purchase price paid by the Trustee, then the seller shall pay or transfer, as the case may be, to the Trustee an amount of cash or shares of Qualifying Employer Securities equal in value to the difference between the purchase price and such fair market value for all such shares. In the event that cash or shares of Qualifying Employer Securities are paid or transferred to the Trustee under this provision, such securities shall be valued at their fair market value as of the date of such purchase, and interest at a reasonable rate from the date of purchase to the date of payment or transfer shall be paid by the seller on the amount of cash paid.

The Plan Administrator may direct the Trustee to sell, resell, or otherwise dispose of Qualifying Employer Securities to any person, including the Employer, provided that any such sales to any disqualified person or a party-in-interest, including the Employer, will be made at not less than the fair market value and no commission will be charged. Any such sale shall be made in conformance with ERISA Section 408(e).
The Employer is responsible for compliance with any applicable Federal or state securities law with respect to all aspects of the Plan. If the Qualifying Employer Securities or interests in this Plan are required to be registered in order to permit investment in the Qualifying Employer Securities Fund as provided in Item U(5)(a) of the Adoption Agreement, then such investment will not be effective until the later of the effective date of the Plan or the date such registration or qualification is effective. The Employer, at its own expense, will take or cause to be taken any and all such actions as may be necessary or appropriate to effect such registration or qualification. Further, if the Trustee is directed to dispose of any Qualifying Employer Securities held under the Plan under circumstances which require registration or qualification of the securities under applicable Federal or state securities laws, then the Employer will, at its expense, take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration or qualification. The Employer is responsible for all compliance requirements under Section 16 of the Securities Act.

Diversification Requirements.

If the Plan holds publicly traded Qualifying Employer Securities, the diversification requirements below apply for Plan Years beginning on or after January 1, 2007.

An applicable individual (as defined in section 1.401(a)(35)-1(b) of the regulations) is permitted to elect to direct any publicly traded qualifying employer securities (as defined in Code Section 401(a)(35)(G)(v)) held in his Account under the Plan to be reinvested in other investment options

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offered under the Plan with respect to the portion of his Account that is subject to Code Section 401(a)(35)(B) or (C). The Employer may permit diversification of amounts invested in qualifying employer securities earlier than required as long as the earlier time period is applied consistently to all applicable individuals.

The Plan shall offer at least three investment options, other than Qualifying Employer Securities, to which the applicable individual may direct all or any portion of his Account invested in Qualifying Employer Securities, and each investment option must be diversified and have materially different risk and return characteristics that satisfy the requirements of section 2550.404c-1(b)(3) of the Department of Labor regulations. The Plan may limit the time for divestment and reinvestment to periodic, reasonable opportunities occurring no less frequently than quarterly. The Plan may not impose any restrictions or conditions with respect to the investment of Qualifying Employer Securities that are not imposed on the investment options offered under the Plan, except as provided in section 1.401(a)(35)- 1(e) of the regulations.
For Qualifying Employer Securities held under the Plan in a Plan Year beginning before January 1, 2007, the diversification rights described above shall only apply to the applicable percentage of the number of shares of those securities as stated below:

(a)The applicable percentage is 33% for the first Plan Year to which Code Section 401(a)(35) applies.

(b)The applicable percentage is 66% for the second Plan Year to which Code Section 401(a)(35) applies.

(c)The applicable percentage is 100% for all subsequent Plan Years.

If there is more than one class of securities held under the Plan, the transition rule above shall apply separately with respect to each class. The transition rule above does not apply to Participants who are age 55 or older and have completed at least three years of service (as defined in section 1.401(a)(35)- 1(c)(3) of the regulations) prior to the first day of the first Plan Year beginning after December 31, 2005.
A notice must be provided to each applicable individual that describes the divestiture rights and the importance of diversifying the investment of retirement plan assets. The Employer shall provide the notice to all applicable individuals no later than 30 days before the date on which the applicable individuals are eligible to exercise their right to diversify.

Buy/Sell Window.

If the Plan holds Qualifying Employer Securities that are not publicly traded, annually, or at such other intervals as directed by the Plan Administrator, the Plan Administrator, at its discretion, may allow Active Participants the opportunity to buy and/or sell Qualifying Employer Securities, and Inactive Participants the opportunity to sell Qualifying Employer Securities. Notwithstanding any other provision in the Plan to the contrary, the valuation of the Qualifying Employer Securities for the buy/sell window shall be based on the valuation performed as of the most recent Valuation Date provided that, in the opinion of the Plan Administrator, such value is representative of the fair market value of such securities on the date of the transaction. The Plan Administrator shall require a new valuation of Qualifying Employer Securities if, in the opinion of the Plan Administrator, the valuation as of the most recent Valuation Date is not representative of the fair market value of the Qualifying Employer Securities. The Plan Administrator shall set up nondiscriminatory procedures, including any limits, to accommodate the implementation of such transfers among other investment options and the Qualifying Employer Securities.

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Voting and Tender Rights.

Voting rights with respect to Qualifying Employer Securities shall be exercised in the manner specified in Item U(5)(a)(ii). Before each meeting of shareholders, the Employer shall cause to be sent to each person with power to control such voting rights a copy of any notice and other information provided to shareholders and, if applicable, a form for instructing the Trustee how to vote at such meeting (or any adjournment thereof) the number of full and fractional shares subject to such person's voting control. The Trustee may establish a deadline in advance of the meeting by which such forms must be received in order to be effective.

If Participants control voting rights, each Participant shall be entitled to one vote for each share credited to his Account.
If Participants control voting rights, and if some or all of the Participants have not directed or have not timely directed the Trustee on how to vote, then the Trustee shall vote such Qualifying Employer Securities in the same proportion as those shares of Qualifying Employer Securities for which the Trustee has received proper direction for such matter.

If Participants control voting rights, the Trustee shall hold the Participant’s individual directions with respect to voting rights in confidence and, except as required by law, shall not divulge or release such individual directions to anyone associated with the Employer. The Employer may require verification of the Trustee’s compliance with the directions received from Participants by any independent auditor selected by the Employer, provided that such auditor agrees to maintain the confidentiality of such individual directions.

The Employer may develop procedures to facilitate the exercise of votes, such as the use of facsimile transmissions for the Participants located in physically remote areas.

The decision whether to tender Qualifying Employer Securities in response to a tender or exchange offer for such Qualifying Employer Securities shall be made in the manner specified in Item U(5)(a)(iii). As soon as practicable after the commencement of a tender or exchange offer for Qualifying Employer Securities, the Employer shall cause each person with power to control the response to such tender or exchange offer to be advised in writing the terms of the offer and, if applicable, to be provided with a form for instructing the Trustee, or for revoking such instruction, to tender or exchange shares of Qualifying Employer Securities, to the extent permitted under the terms of such offer. In advising such persons of the terms of the offer, the Employer may include statements from the board of directors setting forth its position with respect to the offer.

If Participants control tender decisions, and if some or all of the Participants have not directed or have not timely directed the Trustee on how to tender, then the Trustee shall tender such Qualifying Employer Securities in the same proportion as those shares of Qualifying Employer Securities for which the Trustee has received proper direction for such matter.

If the tender or exchange offer is limited so that all of the shares that the Trustee has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed to be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Trustee was directed to tender or exchange.

If Participants control tender decisions, the Trustee shall hold the Participant’s individual directions with respect to tender decisions in confidence and, except as required by law, shall not divulge or release such individual directions to anyone associated with the Employer. The Employer may require verification of the Trustee’s compliance with the directions received from Participants by any independent auditor selected by the Employer, provided that such auditor agrees to maintain the confidentiality of such individual directions.

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The Employer may develop procedures to facilitate the exercise of tender rights, such as the use of facsimile transmissions for the Participants located in physically remote areas.

SECTION 4.03 – VOTING AND TENDER OF SELF-DIRECTED BROKERAGE ACCOUNTS.
Rights of ownership of securities held in the Self-Directed Brokerage Account, including voting rights, tender rights, and rights to exercise exchange offers, shall be passed through to the Participant with respect to whom the Self-Directed Brokerage Account was established. These rights shall be exercised by the Participant through the mechanism (including the course of dealing and practices and procedures) established by the Trustee for the exercise of such rights and in accordance with the Self-Directed Brokerage Account documents.
SECTION 4.04 – LIFE INSURANCE.

The provisions of this section apply to plans which allow investment in life insurance. If a plan is amended to remove life insurance, any Insurance Policy already purchased under the terms of the Plan shall remain in force and the provisions of this section shall continue to apply to amounts invested in an Insurance Policy before such date.

(a)Purchase of Insurance. If permitted under Item U(4)(a), the purchase of life insurance is available under this Plan for the purpose of providing incidental death benefits. An Active Participant may elect to have any part of his Account applied to purchase life insurance coverage on his life, unless otherwise specified in Item U(4)(a)(i). Accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B), cannot be used to purchase life insurance coverage.

The Trustee shall apply for and will be the owner of any Insurance Policy purchased under the terms of the Plan. The purchase shall be subject to the provisions of this section, the distribution of benefits provisions of Article VI or VIA, whichever applies, and the beneficiary provisions of Section 10.07.
If the Participant has a spouse to whom he has been continuously married for at least one year, such spouse shall be his Beneficiary under the Insurance Policy, unless (i) a qualified election has been made according to the provisions of the Section 6.03 or 6A.03, whichever applies, or
(ii) the Trustee has been named as Beneficiary. If Item AA(3)(f) is selected the one-year marriage requirement in the preceding sentence shall not apply.

If the Trustee is named as Beneficiary, upon the death of the Participant, the Trustee shall be required to pay over all proceeds of the Insurance Policy to the Participant's Beneficiary or spouse, as the case may be, according to the distribution of benefits provisions of Article VI or VIA, whichever applies.

Under no circumstances shall the Trust Fund retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any Insurance Policy purchased hereunder, the Plan provisions shall control.

The purchase of insurance shall be subject to the limitations that may be imposed by the Insurer under the applicable Insurance Policy. The Insurance Policy may provide for waiver of premium for disability.
The total of all insurance premiums for insurance coverage on the life of a Participant provided by Employer Contributions shall be limited to a percentage of all Employer Contributions made for that Participant. All such ordinary life insurance premiums shall be limited to a percentage that is less than 50 percent. All such term life and universal life

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insurance premiums shall be limited to a percentage that is not more than 25 percent. If both ordinary life insurance, and term life or universal life insurance are purchased, one-half of all such ordinary life insurance premiums and all such other life insurance premiums shall be limited to a percentage which is not more than 25 percent. Ordinary life insurance policies are policies with both nondecreasing death benefits and nonincreasing premiums.

Any dividends declared upon an amount of insurance in force on the life of a Participant may, within the terms of the Insurance Policy, be applied to reduce the earliest premium due, purchase paid-up insurance coverage, accumulate under the policy to provide additional death benefits, or be credited to the Participant's Account that is included in the Plan Fund. In the absence of any direction, such dividends shall be applied to reduce the earliest premium due for such amount of insurance.

A Participant may elect to have amounts deducted from his Account to pay insurance premiums. The total amount deducted cannot exceed the amount of Contributions credited to his Account that were not used to purchase insurance, but could have been.
If a decrease in the amount of life insurance is necessary, any cash value of the terminated insurance shall be retained in the Participant's Account.
(b)Transfer of Ownership. Any transfer of ownership under this section shall be subject to the distribution of benefits provisions of Article VI or VIA, whichever applies.
Upon the request of a Participant, the Employer may purchase for its cash value a personal life insurance policy issued to, and insuring the life of, the Participant. Such policy shall be immediately transferred from the Employer to the Trustee. The cash value of the purchased policy shall be a part of the Employer Contribution for the Plan Year. Any such purchase shall be accomplished only under an appropriate written agreement between the Participant, the Trustee, and the Employer. In lieu of the Employer's purchase of such policy and at the Employer's direction, the Trustee may purchase the policy directly from the Participant. These provisions shall not be available if the policy is subject to a policy loan or similar lien. The purchase of and future premiums for any such policy shall be subject to the limitations in (a) above.
If the Insurance Policy on a Participant’s life allows transfer of ownership, he may pay the Trustee an amount equal to the cash value of such policy. Such payment shall become a part of his Account. Upon receiving the payment, the Trustee shall transfer ownership of the policy to the Participant. This transfer of ownership is not a distribution from the Plan. This option shall only be available to a Participant if the policy would, but for the sale, be surrendered by the Plan.

If the Insurance Policy on a Participant’s life allows transfer of ownership and a distribution of his Vested Account would include the cash value of such policy, he may have ownership of such policy transferred to himself without paying the cash value to the Trustee. Any Insurance Policy transferred to the Participant for which he has not paid the cash value to the Trustee is a distribution from the Plan.
In applying the provisions of this section, all Participants in similar circumstances shall be treated in a similar manner. Participants who are Highly Compensated Employees shall not be treated in a manner more favorable than that afforded all other Participants.

(c)Termination of Insurance. The termination of insurance under this section shall be subject to the distribution of benefits provisions of Article VI or VIA, whichever applies.

No premium payments shall be made under this Plan for an Inactive Participant. If a Participant becomes an Inactive Participant before his Retirement Date, the Trustee may either use the cash value of the Insurance Policy on his life to provide paid-up insurance or

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may surrender the Insurance Policy. The cash value of a surrendered Insurance Policy is retained in the Participant's Account and added to the Investment Fund. The purchase of paid-up insurance shall be subject to the provisions of the Insurance Policy. If the Participant has a Severance from Employment before his Retirement Date, he may elect to have the ownership of the Insurance Policy transferred as provided in (b) above.

On a Participant's Retirement Date, any Insurance Policy on his life, the ownership of which has not been transferred to him, shall terminate. The cash value shall be paid to the Participant in cash or applied to provide an income for him according to the provisions of the Insurance Policy. In any event, no portion of the value of any Insurance Policy shall be used to continue life insurance protection under the Plan beyond actual retirement.
ARTICLE V BENEFITS
SECTION 5.01 – RETIREMENT BENEFITS.

On a Participant’s Retirement Date, his Vested Account shall be distributed to him according to the distribution of benefits provisions of Article VI or VIA, whichever applies, and the small amounts payment provisions of Section 10.11.

SECTION 5.02 – DEATH BENEFITS.

If a Participant dies before his Annuity Starting Date, his Vested Account shall be distributed according to the distribution of benefits provisions of Article VI or VIA, whichever applies, and the small amounts payment provisions of Section 10.11.

SECTION 5.03 – VESTED BENEFITS.
If an Inactive Participant’s Vested Account is not payable under the small amounts payment provisions of Section 10.11, he may elect, but is not required, to receive a distribution of any part of his Vested Account after he has a Severance from Employment. If selections are made in the vested benefit restriction in Item Z(6), distributions from the Participant’s Vested Account resulting from the designated Contributions shall not begin before the Participant becomes Totally Disabled or distributions from the Participant’s Vested Account resulting from the designated Contributions shall not be made until he has had a Severance from Employment for the period of time specified, whichever is applicable. If the Employer elected in Item AA(1)(a) or AA(2) to include life annuities as the automatic form of retirement benefit or as optional forms of distribution, the Participant’s election shall be subject to his spouse's consent as provided in Section 6.03. Notwithstanding the foregoing, if Item AA(5)(b) is selected the Participant’s election shall be subject to his spouse's consent. A distribution under this paragraph shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI or VIA, whichever applies.

A Participant may not elect to receive a distribution under the provisions of this section after he again becomes an Employee until he subsequently has a Severance from Employment and meets the requirements of this section.

If Item AA(3)(d) is not selected, a Participant who has been performing Qualified Military Service for a period of more than 30 days is deemed to have had a severance from employment (as described in Code Section 414(u)(12)(B)(i)) for purposes of requesting a distribution of his Vested Account resulting from Elective Deferral Contributions. The Plan will suspend Elective Deferral Contributions and Participant Contributions for six months after receipt of the distribution. If the Participant is also eligible to receive a Qualified Reservist Distribution and the distribution could be either type of distribution, the distribution will be treated as a Qualified Reservist Distribution and is not subject to the six-month suspension.

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If an Inactive Participant does not receive an earlier distribution, upon his Retirement Date or death, his Vested Account shall be distributed according to the provisions of Section 5.01 or 5.02.

The Nonvested Account of an Inactive Participant who has had a Severance from Employment shall remain a part of his Account until it becomes a Forfeiture. However, if he again becomes an Employee so that his Vesting Percentage can increase, the Nonvested Account may become a part of his Vested Account.
SECTION 5.04 – WHEN BENEFITS START.

a)Unless otherwise elected, benefits shall begin no later than the 60th day following the close of the Plan Year in which the latest date below occurs:

1)The date the Participant attains age 65 (or Normal Retirement Age, if earlier).
2)The 10th anniversary of the Participant’s earliest Entry Date.

3)The date the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and spouse, if applicable, to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 6.03 or 6A.03, whichever applies, shall be deemed to be an election to defer the start of benefits sufficient to satisfy this section.
The Participant may elect to have benefits begin after the latest date for beginning benefits described above, subject to the following provisions of this section. The Participant shall make the election in writing. Such election must be made before his Normal Retirement Date or the date he has a Severance from Employment, if later. The Participant shall not elect a date for beginning benefits or a form of distribution that would result in a benefit payable when he dies which would be more than incidental within the meaning of governmental regulations.

Benefits shall begin on an earlier date if otherwise provided in the Plan. For example, the Participant’s Retirement Date or Required Beginning Date, as defined in Section 7.02.

b)The Participant’s Vested Account resulting from Elective Deferral Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, QACA Matching Contributions, and QACA Nonelective Contributions may not be distributed earlier than Severance from Employment, death, or disability. Such amount may also be distributed upon:

1)Termination of the Plan as permitted in Article VIII.
2)The attainment of age 59 1/2 as permitted in Items Z(3), Y(4), and Section 5.05.

3)A federally declared disaster, where resulting legislation or guidance authorizes such a distribution.

The Participant’s Vested Account resulting from Elective Deferral Contributions may also be distributed:

4)As a hardship withdrawal as permitted in Item Y(3) and Section 5.05.
5)As a Qualified Reservist Distribution as permitted in Item Y(6) and Section 5.05.

6)If the Participant is deemed to have had a severance from employment as described in Code Section 414(u)(12)(B)(i) and Section 5.03.

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All distributions that may be made pursuant to one or more of the foregoing distributable events will be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI or VIA, whichever applies. In addition, distributions that are triggered by the termination of the Plan must be made in a lump sum. A lump sum shall include a distribution of an annuity contract.

c)If Item U(5)(a) is selected and the Plan holds Qualifying Employer Securities that are not publicly traded, a Participant will not be eligible to receive a distribution of the portion of a Participant’s Vested Account which is invested in Qualifying Employer Securities until the Participant has a Severance from Employment or died, and has received or requested a distribution of the total remaining Vested Account. If a Participant is eligible to receive a distribution under this section and has elected to receive the distribution in accordance with procedures established by the Plan Administrator, the value of Qualifying Employer Securities for purposes of the distribution shall be based on the valuation as of the most recent Valuation Date and the distribution shall be made to the Participant as soon as administratively feasible; provided, however, that the portion of a Participant’s Vested Account invested in Qualifying Employer Securities may only be distributed subject to the Plan’s available liquidity or pursuant to a nondiscriminatory distribution policy that coordinates the valuation of Qualifying Employer Securities and the Plan’s buy/sell window.
SECTION 5.05 – WITHDRAWAL BENEFITS.

a)Financial Hardship Withdrawals. If elected by the Employer in Item Y(3), withdrawals of part of the Participant’s Account as provided in Item Y(3) will be permitted in the event of hardship due to an immediate and heavy financial need. If elected by the Employer in Item Y(7), the portion of the Participant’s Account held in the Qualifying Employer Securities Fund may not be redeemed for purposes of these withdrawals.

Immediate and heavy financial need shall be limited to: (i) expenses incurred or necessary for medical care that would be deductible under Code Section 213(a) (determined without regard to whether the expenses exceed the stated limit on adjusted gross income); (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post- secondary education for the Participant, his spouse, children, or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)); (iv) payments necessary to prevent the eviction of the Participant from, or foreclosure on the mortgage of, the Participant’s principal residence; (v) payments for funeral or burial expenses for the Participant’s deceased parent, spouse, child, or dependent (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)); (vi) expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or (vii) any other distribution which is deemed by the Commissioner of Internal Revenue to be made on account of immediate and heavy financial need as provided in Treasury regulations. If elected by the Employer in Item Y(3)(g), immediate and heavy financial need shall also include expenses described in (i), (iii), and (v) (relating to medical, tuition, and funeral expenses, respectively) of a Primary Beneficiary.

No withdrawal shall be allowed which is not necessary to satisfy such immediate and heavy financial need.

If Item Y(3)(h) is not selected, such withdrawal shall be deemed necessary only if all of the following requirements are met: (i) the distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable

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loans currently available under all plans maintained by the Employer; and (iii) the Plan, and all other plans maintained by the Employer, provide that the Participant’s elective contributions and participant contributions will be suspended for at least six months after receipt of the hardship distribution. The Plan will suspend elective contributions and participant contributions for six months as provided in the preceding sentence.

If Item Y(3)(h) is selected, no withdrawal shall be allowed which is in excess of the amount required to relieve the financial need or if such need can be satisfied from other resources that are reasonably available to the Participant. The amount of an immediate and heavy financial need may include any amount necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The Participant's request for a withdrawal shall include his written statement that the amount requested does not exceed the amount needed to meet the financial need. The Participant's request for a withdrawal shall include his written statement that the need cannot reasonably be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause immediate and heavy financial need; (iii) by cessation of elective contributions or participant contributions under the Plan; or (iv) by other distributions or nontaxable (at the time of the loan) loans currently available from plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

A Participant shall not cease to be an Eligible Participant, as defined in Section 3.08, merely because his elective contributions or participant contributions are suspended.

b)Other Withdrawals. If permitted under Item Y(1), a Participant may withdraw any part of his Vested Account resulting from Voluntary Contributions subject to the limitations provided in Item
Y(1). If permitted under Item Y(2), a Participant may withdraw any part of his Vested Account resulting from Rollover Contributions subject to the limitations provided in Item Y(2). If elected by the Employer in Item Y(4), withdrawals of part of the Participant’s Vested Account as provided in Item Y(4) will be permitted at any time after he attains age 59 1/2 subject to the limitations provided in Item Y(4). If elected by the Employer in Item Y(5), withdrawals of any part of the Participant’s Vested Account as provided in Item Y(5) will be permitted after he has been an Active Participant for at least five years subject to the limitations provided in Item Y(5). If elected by the Employer in Item Y(6), a Participant may withdraw any part of his Vested Account resulting from Elective Deferral Contributions if such distribution meets the requirements to be a Qualified Reservist Distribution. If Item Y(8) is selected, additional withdrawal options are available in the Additional Selections and Minor Modifications Addendum. If permitted under Item H(1) of the Additional Selections and Minor Modifications Addendum, a Participant may withdraw any part of his Vested Account as provided in Item H(1) of the Additional Selections and Minor Modifications Addendum, if the amounts being distributed have been held in the Plan Fund for at least two years subject to the limitations provided in Item H(1) of the Additional Selections and Minor Modifications Addendum. If permitted under Item H(2) of the Additional Selections and Minor Modifications Addendum, a Participant may withdraw any part of his Vested Account as provided in Item H(2) of the Additional Selections and Minor Modifications Addendum, any time after he has become Totally Disabled subject to the limitations provided in Item H(2) of the Additional Selections and Minor Modifications Addendum.
If elected by the Employer in Item Y(7), the portion of the Participant’s Account held in the Qualifying Employer Securities Fund may not be redeemed for purposes of these withdrawals.
A request for withdrawal shall be made in such manner and in accordance with such rules the Employer prescribes for this purpose (including by means of voice response or other electronic means under circumstances the Employer permits). Withdrawals shall be a retirement benefit and

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shall be distributed to the Participant according to the distribution of benefits provisions of Article VI or VIA, whichever applies. A forfeiture shall not occur solely as a result of a withdrawal.

SECTION 5.06 – LOANS TO PARTICIPANTS.

If permitted under Item U(3)(a), loans shall be made available to all Participants on a reasonably equivalent basis. If Item U(3)(a)(vii) is selected, the source of the loan is limited to the portion of the Participant’s Account resulting from the Contributions selected in that Item. If Item U(3)(a)(viii) is selected, loans shall be available only in the event of hardship due to an immediate and heavy financial need, as defined in Section 5.05. The amount of the loan shall be limited to the amount needed to satisfy such need. For purposes of this section, and unless otherwise specified, Participant means any Participant or Beneficiary who is a party-in-interest as defined in ERISA. Loans shall not be made to Highly Compensated Employees in an amount greater than the amount made available to other Participants.
A loan to a Participant shall be a Participant-directed investment of his Account. The loan is a Trust Fund investment but no Account other than the borrowing Participant’s Account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan.

The portion of the Participant’s Account, if any, held in the Qualifying Employer Securities Fund may be redeemed as specified in Item U(3)(a)(ix).

The number of outstanding loans shall be limited to one, unless a different number is specified in Item U(3)(a)(iv). No more than one loan shall be approved for any Participant in a rolling 12-month period, unless a different number or 12-month period is specified in Item U(3)(a)(v). If Item U(3)(a)(ii)B is not selected, the minimum amount of any loan shall be $1,000, or the amount specified in Item U(3)(a)(ii)A. If Item U(3)(a)(v)C is selected, after the repayment of an outstanding loan or approval of a loan, no additional loans will be approved for the number of days specified in that Item.

Loans must be adequately secured and bear a reasonable rate of interest.
The amount of the loan shall not exceed the maximum amount that may be treated as a loan under Code Section 72(p) (rather than a distribution) to the Participant and shall be equal to the lesser of
(a) or (b) below:

a)$50,000, reduced by the highest outstanding loan balance of loans during the one-year period ending on the day before the new loan is made.

b)The greater of (1) or (2), reduced by (3) below:

1)One-half of the Participant’s Vested Account (without regard to any accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B)).

2)$10,000.
3)Any outstanding loan balance on the date the new loan is made.

For purposes of this maximum, all qualified employer plans, as defined in Code Section 72(p)(4), of the Employer and any Controlled Group member shall be treated as one plan.

The foregoing notwithstanding, the amount of such loan shall not exceed 50 percent of the amount of the Participant’s Vested Account reduced by any outstanding loan balance on the date the new loan is made. In addition, the amount of the loan may be further limited to a specified dollar amount, if Item U(3)(a)(iii) so indicates. If Item U(3)(a)(vii) is selected, the loans can only be made from the portion of the Participant’s Vested Account resulting from the Contributions selected in

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Item U(3)(a)(vii) and the maximum amount of the loan is further limited to the portion of the Participant’s Vested Account resulting from the Contributions selected in Item U(3)(a)(vii) (and further reduced by any outstanding loan balance on the date the new loan is made if more than one outstanding loan is allowed in Item U(3)(a)(iv)A). For purposes of this maximum, a Participant’s Vested Account does not include any accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B). No collateral other than a portion of the Participant’s Vested Account (as limited above) shall be accepted.

The Participant’s outstanding loan balance shall include any deemed distribution, along with accrued interest, that has not been repaid or offset.

A Participant must obtain the consent of his spouse, if any, to the use of the Vested Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 180-day period that ends on the date on which the loan to be so secured is made. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or a notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Vested Account is used for collateral upon renegotiation, extension, renewal, or other revision of the loan. If life annuities are not allowed (Item AA(1)(b) is selected and Items AA(2)(a) – (d) are not selected), no spousal consent shall be required. If the Employer elected in Item AA(1)(a) or AA(2) to include life annuities as the automatic form of retirement benefit or as optional forms of distribution and subparagraph (d)(1) of Section 6.03 applies, no consent shall be required. Notwithstanding the foregoing, if Item AA(5)(b) is selected spousal consent shall be required.

If a valid spousal consent has been obtained in accordance with the above, or spousal consent is not required, then, notwithstanding any other provision of this Plan, the portion of the Participant’s Vested Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Vested Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If spousal consent is required and less than 100 percent of the Participant’s Vested Account (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Vested Account shall be adjusted by first reducing the Vested Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

Each loan shall bear a reasonable fixed rate of interest to be determined by the Loan Administrator. In determining the interest rate, the Loan Administrator shall take into consideration fixed interest rates currently being charged by commercial lenders for loans of comparable risk on similar terms and for similar durations, so that the interest will provide for a return commensurate with rates currently charged by commercial lenders for loans made under similar circumstances. The Loan Administrator shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates in accordance with the current appropriate standards.

The loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan. If the Employer elected in Item U(3)(a)(vi)A to allow the term of the loan to be longer than five years and the loan is used to acquire a dwelling unit, which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the repayment period may extend beyond five years from the date of the loan, but the extended repayment period shall be consistent with commercial home loan practices. If Item U(3)(a)(vi)A(1) is selected, the repayment period is the number of years specified in Item U(3)(a)(vi)A(1).

The Participant shall make an application for a loan in such manner and in accordance with such rules the Employer prescribes for this purpose (including by means of voice response or other

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electronic means under circumstances the Employer permits). The application must specify the amount and duration requested.

Information contained in the application for the loan concerning the income, liabilities, and assets of the Participant will be evaluated to determine whether there is a reasonable expectation that the Participant will be able to satisfy payments on the loan as due.

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Each loan shall be fully documented in the form of a promissory note signed by the Participant for the face amount of the loan, together with interest determined as specified above.

There will be an assignment of collateral to the Plan executed at the time the loan is made.

In those cases where repayment through payroll deduction is available, installments are so payable, and a payroll deduction agreement shall be executed by the Participant at the time the loan is made. If the Participant has previously been treated as having received a deemed distribution and the subsequent loan is being made before the deemed distribution, along with accrued interest, has been repaid or offset, a payroll deduction agreement shall be required. If a payroll deduction agreement is required because of a previous deemed distribution and the Participant later revokes such agreement, the outstanding loan balance at the time of the revocation shall be treated as a deemed distribution.
Where payroll deduction is not available, payments in cash are to be timely made. Any payment that is not by payroll deduction shall be made payable to the Employer, Insurer or the Trustee, as specified in the promissory note, and delivered to the Plan to be credited to the Account of the Participant. Such payment may include prepayments, service fees and penalties, if any, and other amounts due under the note.
The promissory note may provide for reasonable late payment penalties and service fees. Any penalties or service fees shall be applied to all Participants in a nondiscriminatory manner. If the promissory note so provides, such amounts may be assessed and collected from the Account of the Participant as part of the loan balance.

Each loan may be paid prior to maturity, in part or in full, without penalty or service fee, except as may be set out in the promissory note.
The Plan may suspend loan payments for a period not exceeding one year during which an approved unpaid leave of absence occurs other than a military leave of absence. The Loan Administrator shall provide the Participant a written explanation of the effect of the suspension of payments upon his loan.
If a Participant separates from service (or takes a leave of absence) from the Employer because of service in the military and does not receive a distribution of his Vested Account, the Plan may suspend loan payments until the Participant’s completion of military service or until the Participant’s fifth anniversary of commencement of military service, if earlier, as permitted under Code Section
414(u). The Loan Administrator shall provide the Participant a written explanation of the effect of his military service upon his loan.
A loan shall be in default if any payment of principal and interest, or any portion thereof, remains unpaid for more than 90 days after due. A different number of days or the end of the calendar-year quarter may be specified in Item U(3)(a)(x) for the timing of the loan default. For purposes of Code Section 72(p), the Participant shall then be treated as having received a deemed distribution regardless of whether or not a distributable event has occurred.
Upon default, the Plan has the right to pursue any remedy available by law to satisfy the amount due, along with accrued interest, including the right to enforce its claim against the security pledged and execute upon the collateral as allowed by law. The entire principal balance whether or not otherwise then due, along with accrued interest, shall become immediately due and payable without demand or notice, and subject to collection or satisfaction by any lawful means, including specifically, but not limited to, the right to enforce the claim against the security pledged and to execute upon the collateral as allowed by law.

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In the event of default, foreclosure on the note and attachment of security or use of amounts pledged to satisfy the amount then due shall not occur until a distributable event occurs in accordance with the Plan, and shall not occur to an extent greater than the amount then available upon any distributable event which has occurred under the Plan.

All reasonable costs and expenses, including but not limited to attorney's fees, incurred by the Plan in connection with any default or in any proceeding to enforce any provision of a promissory note or instrument by which a promissory note for a Participant loan is secured, shall be assessed and collected from the Account of the Participant as part of the loan balance.

If payroll deduction is being utilized, in the event that a Participant’s available payroll deduction amounts in any given month are insufficient to satisfy the total amount due, there will be an increase in the amount taken subsequently, sufficient to make up the amount that is then due. If any amount remains past due more than 90 days, the entire principal amount, whether or not otherwise then due, along with interest then accrued, shall become due and payable, as above. In lieu of 90 days, a different number of days or the end of the calendar-year quarter may be specified in Item U(3)(a)(x).

If no distributable event has occurred under the Plan at the time that the Participant’s Vested Account would otherwise be used under this provision to pay any amount due under the outstanding loan, this will not occur until the time, or in excess of the extent to which, a distributable event occurs under the Plan. An outstanding loan will become due and payable in full 60 days (or a different number of days or the end of the calendar-year quarter as specified in Item U(3)(a)(xi)) after a Participant has a Severance from Employment and ceases to be a party-in-interest as defined in ERISA or after complete termination of the Plan, unless otherwise modified as provided below.

a)If Items U(3)(a)(xi)C(1) and (2) are not selected, an outstanding loan shall not be due and payable to the extent a Participant impacted by a business event: (i) elects a Direct Rollover of an Eligible Rollover Distribution that includes the loan note; (ii) the Direct Rollover is paid to another qualified plan; and (iii) the rollover of the loan note is made in accordance with nondiscriminatory procedures set up by the Loan Administrator. For this purpose, a business event means an acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

b)If Item U(3)(a)(xi)C(1) is selected, the ability to roll over an outstanding loan balance shall not be limited to Participants impacted by a business event.

c)If Item U(3)(a)(xi)(D) is selected, an outstanding loan shall not be due and payable if it has been determined by mutual agreement between the Loan Administrator and the former Participant that the former Participant may continue the repayment of a loan after having a Severance from Employment and ceasing to be a party-in-interest as defined in ERISA.
If the Plan is amended to no longer allow loans, the provisions of this section will continue to apply only for purposes of repaying any outstanding loans as of the effective date of such amendment. If the Plan does not allow loans and another plan that allows loans is merged into this Plan, the loan provisions in effect the day before the effective date of the merger shall continue to apply only for purposes of repaying any outstanding loans as of the effective date of the merger.

SECTION 5.07 – DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS.

If Item AA(3)(e) is not selected, the Plan specifically permits distributions to an Alternate Payee under a qualified domestic relations order as defined in Code Section 414(p), at any time, irrespective of whether the Participant has attained his earliest retirement age, as defined in Code Section 414(p), under the Plan. A distribution to an Alternate Payee before the Participant has attained his earliest retirement age is available only if the order specifies that distribution shall be

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made prior to the earliest retirement age or allows the Alternate Payee to elect a distribution prior to the earliest retirement age.

Nothing in this section shall permit a Participant to receive a distribution at a time otherwise not permitted under the Plan nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan.

The benefit payable to an Alternate Payee shall be subject to the small amounts payment provisions of Section 10.11 if the value of the benefit does not exceed $5,000 or a lesser amount specified in Item Z(7)(a), if selected.

The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the Participant and each Alternate Payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each Alternate Payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered before January 1, 1985, irrespective of whether it satisfies all the requirements described in Code Section 414(p).
If any portion of the Participant’s Vested Account is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, a separate accounting shall be made of the amount payable. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts are first payable following receipt of the order, the payable amounts shall be distributed in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18- month determination period, the payable amounts shall be distributed in the manner the Plan would distribute if the order did not exist and the order shall apply prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

The Plan shall make payments or distributions required under this section by separate benefit checks or other separate distribution to the Alternate Payee(s).

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ARTICLE VI
DISTRIBUTION OF BENEFITS FOR PLANS THAT PROVIDE FOR LIFE ANNUITIES
The provisions of this article shall apply if the Employer elected in Item AA(1)(a) or AA(2) to include life annuities as the automatic form of retirement benefit or as optional forms of distribution. The provisions of Article VIA shall apply if life annuities are not allowed (Item AA(1)(b) is selected and Items AA(2)(a) – (d) are not selected).

The provisions of this article shall apply to any Participant who is credited with at least one Hour of Service on or after August 23, 1984, and to such other Participants as provided in Section 6.05.

SECTION 6.01 – AUTOMATIC FORMS OF DISTRIBUTION.
If Item AA(1)(a) is selected, unless an optional form of benefit is selected pursuant to a qualified election within the election period (see Section 6.03), the automatic form of benefit payable to or on behalf of a Participant is determined as follows:
a)Retirement Benefits. The automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be:

1)The Qualified Joint and Survivor Annuity for a Participant who has a spouse.

2)The Normal Form for a Participant who does not have a spouse.

b)Death Benefits. The automatic form of death benefit for a Participant who dies before his Annuity Starting Date shall be:

1)A Qualified Preretirement Survivor Annuity for a Participant who has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death. If Item AA(3)(f) is selected the one-year marriage requirement in the preceding sentence shall not apply. The spouse may elect to start receiving the death benefit on any day (the first day of any month if Item Z(2)(a) is selected or the specified day of any month if Item Z(2)(b) is selected) on or after the Participant dies and by the date the Participant would have been age 70 1/2. If the spouse dies before benefits start, the Participant’s Vested Account, determined as of the date of the spouse’s death, shall be paid to the spouse’s Beneficiary.

2)A single sum payment to the Participant’s Beneficiary for a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity.

Before a death benefit will be paid on account of the death of a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity, it must be established to the satisfaction of a plan representative that the Participant does not have such a spouse.

If Item AA(1)(b) is selected, unless an optional form of benefit is selected pursuant to a qualified election within the election period (see Section 6.03), the automatic form of benefit payable to or on behalf of a Participant is determined as follows:

c)Retirement Benefits. The automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be a single sum payment.

d)Death Benefits. The automatic form of death benefit for a Participant who dies before his Annuity Starting Date shall be a single sum payment to the Participant’s Beneficiary.

SECTION 6.02 – OPTIONAL FORMS OF DISTRIBUTION.

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a)Retirement Benefits. The optional forms of retirement benefit shall be the following: (i) if Item AA(2)(b) is selected, a single life annuity; (ii) if Item AA(2)(c) is selected, single life annuities with certain periods of 5, 10, or 15 years; (iii) if Item AA(2)(d) is selected, a single life annuity with installment refund; (iv) if Item AA(2)(a) is selected, survivorship life annuities with installment refund and survivorship percentages of 50%, 66 2/3%, 75%, or 100%; (v) if Item AA(2)(e) is selected, fixed period annuities for any period of whole months that is not less than 60; (vi) if Item AA(2)(f) is selected, a fixed period installment option; (vii) if Item AA(2)(g) is selected, a fixed payment installment option; and (viii) a single sum payment or partial payments subject to the limitations of Item AA(3)(c), if selected. If Item AA(2)(h) is selected, the portion of a Participant’s Account that is held in the Qualifying Employer Securities Fund may be distributed in kind. If Item AA(2)(i) is selected, the portion of a Participant’s Account that is held in the Self- Directed Brokerage Account may be distributed in kind.

If Item AA(3)(a) is selected, the survivorship life annuities and any life annuity options selected in Item AA(2) will only be available for the portion of a Participant’s Account resulting from a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan that is subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417.

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If Item AA(3)(b) is selected, the portion of a Participant’s Account that is held in the Qualifying Employer Securities Fund may only be distributed in-kind.

The fixed period installment option is an optional form of benefit under which the Participant elects to receive substantially equal annual payments over a fixed period of whole years. The annual payment may be paid in annual, semi-annual, quarterly, or monthly installments as elected by the Participant. The Participant may elect to receive additional payments.
The fixed payment installment option is an optional form of benefit under which the Participant elects to receive a specified dollar amount each year. The annual payment may be paid in annual, semi-annual, quarterly, or monthly installments as elected by the Participant. The Participant may elect to receive additional payments.

Under the installment options the amount payable in the Participant’s first Distribution Calendar Year, as defined in Section 7.02, must satisfy the minimum distribution requirements of Article VII for such year. Distributions for later Distribution Calendar Years must satisfy the minimum distribution requirements of Article VII for such years. If the Participant’s Annuity Starting Date does not occur until his second Distribution Calendar Year, the amount payable for such year must satisfy the minimum distribution requirements of Article VII for both the first and second Distribution Calendar Years.
Election of an optional form is subject to the qualified election provisions of Section 6.03 and the distribution requirements of Article VII.
Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

b)Death Benefits. The optional forms of death benefit are a single sum payment and any annuity that is an optional form of retirement benefit, except for survivorship life annuities.

Election of an optional form is subject to the qualified election provisions of Section 6.03 and the distribution requirements of Article VII.

SECTION 6.03 – ELECTION PROCEDURES.

The Participant, Beneficiary, or spouse shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) and (b) below shall be subject to the qualified election provisions of (c) below.
a)Retirement Benefits. A Participant may elect his Beneficiary or Contingent Annuitant and may elect to have retirement benefits distributed under any of the optional forms of retirement benefit available in Section 6.02.

b)Death Benefits. A Participant may elect his Beneficiary and may elect to have death benefits distributed under any of the optional forms of death benefit available in Section 6.02.

If the Participant has not elected an optional form of distribution for the death benefit payable to his Beneficiary, the Beneficiary may, for his own benefit, elect the form of distribution, in like manner as a Participant.
The Participant may waive the Qualified Preretirement Survivor Annuity by naming someone other than his spouse as Beneficiary.

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In lieu of the Qualified Preretirement Survivor Annuity described in Section 6.01, the spouse may, for his own benefit, waive the Qualified Preretirement Survivor Annuity by electing to have the benefit distributed under any of the optional forms of death benefit available in Section 6.02.

c)Qualified Election. The Participant, Beneficiary, or spouse may make an election at any time during the election period. The Participant, Beneficiary, or spouse may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

1)Election Period for Retirement Benefits. The election period as to retirement benefits is the 180-day period ending on the Annuity Starting Date. An election to waive the Qualified Joint and Survivor Annuity may not be made before the date the Participant is provided with the notice of the ability to waive the Qualified Joint and Survivor Annuity.
2)Election Period for Death Benefits. A Participant may make an election as to death benefits at any time before he dies. The spouse’s election period begins on the date the Participant dies and ends on the date benefits begin. The Beneficiary's election period begins on the date the Participant dies and ends on the date benefits begin.

An election to waive the Qualified Preretirement Survivor Annuity may not be made by the Participant before the date he is provided with the notice of the ability to waive the Qualified Preretirement Survivor Annuity. A Participant’s election to waive the Qualified Preretirement Survivor Annuity that is made before the first day of the Plan Year in which he reaches age 35 shall become invalid on such date. An election made by a Participant after he has a Severance from Employment will not become invalid on the first day of the Plan Year in which he reaches age 35 with respect to death benefits from that part of his Account resulting from Contributions made before he had a Severance from Employment.

3)Consent to Election. If the Participant’s Vested Account exceeds the amount determined in Section 10.11, any benefit that is (i) immediately distributable or (ii) payable in a form other than a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, requires the consent of the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor). Such consent shall also be required if the Participant had previously had an Annuity Starting Date with respect to any portion of such Vested Account.

The consent of the Participant or spouse to a benefit that is immediately distributable must not be made before the date the Participant or spouse is provided with the notice of the ability to defer the distribution. Such consent shall be in writing.

The consent shall not be made more than 180 days before the Annuity Starting Date. Spousal consent is not required for a benefit that is immediately distributable in a Qualified Joint and Survivor Annuity. Furthermore, if spousal consent is not required because the Participant is electing an optional form of retirement benefit that is not a life annuity pursuant to (d)(1) below, only the Participant need consent to the distribution of a benefit payable in a form that is not a life annuity and which is immediately distributable. Neither the consent of the Participant nor the Participant’s spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415.

In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer (or any entity within the same Controlled Group) does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s Account balance will, without the Participant’s consent, be distributed to the Participant.

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However, if any entity within the same Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) the Participant’s Account will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

A benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the older of Normal Retirement Age or age 62.
If the Qualified Joint and Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary or a specific form of benefit. The spouse can relinquish one or both such rights. Such consent shall be in writing. The consent shall not be made more than 180 days before the Annuity Starting Date. If the Qualified Preretirement Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary. Such consent shall be in writing. The spouse's consent shall be witnessed by a plan representative or notary public. The spouse's consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse's consent must be limited to the form of benefit, if applicable, and the Beneficiary (including any Contingent Annuitant), class of Beneficiaries, or contingent Beneficiary named in the election.

Spousal consent is not required, however, if the Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse's consent under this paragraph shall not be valid with respect to any other spouse. A Participant may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse. A spouse's consent may be revoked at any time within the Participant’s election period.

d)Spousal Consent for Profit Sharing Plans. The provisions of (d)(1) below apply if the Employer did not elect in Item AA(5)(b) to require spousal consent for all distributions. The provisions of (d)(2) below apply if the Employer elected in Item AA(5)(b) to require spousal consent for all distributions.

1)Special Rule for Profit Sharing Plans. If the Plan is not a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417, spousal consent is not required for electing an optional form of retirement benefit that is not a life annuity.

If the Plan is such direct or indirect transferee, spousal consent shall be required for electing an optional form of retirement benefit that is not a life annuity based on the following:

i)If Item AA(5)(a) is not selected, spousal consent shall be required for all Participants electing an optional form of retirement benefit that is not a life annuity.

ii)If Item AA(5)(a) is selected and Item AA(5)(a)(i) is not selected, spousal consent shall be required for electing an optional form of retirement benefit that is not a life annuity if any portion of a Participant’s Account resulted from the direct or indirect transfer regardless of whether or not the distribution includes the transferred assets.

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iii)If Item AA(5)(a)(i) is selected, spousal consent shall be required for electing an optional form of retirement benefit that is not a life annuity only if the distribution includes any portion of the transferred assets.

iv)If Item AA(5)(b) is selected, spousal consent shall be required for all distributions even if such consent would not otherwise be required under Code Section 417.

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SECTION 6.04 – NOTICE REQUIREMENTS.

a)Optional Forms of Retirement Benefit and Right to Defer. The Plan Administrator shall furnish to the Participant and the Participant’s spouse a written explanation of the right of the Participant and the Participant’s spouse to defer distribution until such time it is no longer immediately distributable. Such notice shall include a written explanation of the optional forms of retirement benefit in Section 6.02, including a general description of the material features and a description of the consequences of not deferring the distribution. The explanation shall be written in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and section 1.417(a)(3)-1 of the regulations.
The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant and the Participant’s spouse no less than 30 days, and no more than 180 days, before the Annuity Starting Date.

The Participant (and spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of retirement benefit begins more than 7 days after the Plan Administrator provides the Participant (and spouse, if applicable) the written explanation provided that: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider the decision of whether or not to elect a distribution and a particular distribution option, (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation is provided to the Participant, and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant. Notwithstanding the foregoing, distributions shall only be delayed by the 7-day period above if the Participant is electing an optional form of retirement benefit that is a life annuity or he is subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417, pursuant to Section 6.03(d).

b)Qualified Joint and Survivor Annuity. If Item AA(1)(a) or (2)(a) are selected, the Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Joint and Survivor Annuity; the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity; the rights of the Participant’s spouse; and the right to revoke an election and the effect of such a revocation.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 180 days, before the Annuity Starting Date.

The Participant (and spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of retirement benefit begins more than 7 days after the Plan Administrator provides the Participant (and spouse, if applicable) the written explanation provided that: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent, if applicable) a form of distribution other than a Qualified Joint and Survivor Annuity, (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant, and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant. Notwithstanding the foregoing, distributions shall only be delayed by the 7-day period above if the Participant is electing an optional form of

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retirement benefit that is a life annuity or he is subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417, pursuant to Section 6.03(d).

After the written explanation is given, a Participant or spouse may make a written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.
The Plan Administrator's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Participant’s benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Annuity. The written explanation shall comply with the requirements of section 1.417(a)(3)-1 of the regulations.
c)Qualified Preretirement Survivor Annuity. If Item AA(1)(a) or (2)(a) are selected, the Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Preretirement Survivor Annuity; the Participant’s right to make, and the effect of, an election to waive the Qualified Preretirement Survivor Annuity; the rights of the Participant’s spouse; and the right to revoke an election and the effect of such a revocation.
The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant within the applicable period. The applicable period for a Participant is whichever of the following periods ends last:

1)the period beginning one year before the date the individual becomes a Participant and ending one year after such date; or

2)the period beginning one year before the date the Participant’s spouse is first entitled to a Qualified Preretirement Survivor Annuity and ending one year after such date.

If such notice is given before the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, an additional notice shall be given within such period. If a Participant has a Severance from Employment before attaining age 35, an additional notice shall be given within the period beginning one year before the date he has a Severance from Employment and ending one year after such date.
After the written explanation is given, a Participant or spouse may make a written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.
The Plan Administrator's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Preretirement Survivor Annuity and the financial effect upon the spouse's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Preretirement Survivor Annuity. The written explanation shall comply with the requirements of section 1.417(a)(3)-1 of the regulations.

SECTION 6.05 – TRANSITIONAL RULES.
a)Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this article, must be given the opportunity to elect to have the prior sections of this article apply if such Participant is credited with at least one Hour of Service under this Plan, or a predecessor plan, in a Plan Year

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beginning on or after January 1, 1976, and such Participant had at least ten Years of Service when he separated from service.

b)Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan, or a predecessor plan, on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to elect to have his benefits paid in accordance with (d) below.
c)The respective opportunities to elect (as described in (a) and (b) above) must be afforded to the appropriate Participants during the period beginning on August 23, 1984, and ending on the date benefits would otherwise begin to such Participants.
d)Any Participant who has elected according to (b) above and any Participant who does not elect under (a) above or who meets the requirements of (a) above except that such Participant does not have at least ten Years of Service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

1)Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

i)begins to receive payments under the Plan on or after his Normal Retirement Age; or

ii)dies on or after his Normal Retirement Age while still working for the Employer; or

iii)begins to receive payments on or after his qualified early retirement age; or
iv)separates from service on or after attaining his Normal Retirement Age (or his qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;
then such benefits shall be paid under the Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least six months before the Participant attains his qualified early retirement age and end not more than 90 days before benefits begin. Any election hereunder shall be in writing and may be changed by the Participant at any time.

2)Election of Early Survivor Annuity. A Participant who is employed after attaining his qualified early retirement age shall be given the opportunity to elect, during the election period, to have a Qualified Preretirement Survivor Annuity payable on death. If the Participant elects the Qualified Preretirement Survivor Annuity, payments under such annuity must not be less than the payments that would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death.

Any election under this provision shall be in writing and may be changed by the Participant at any time. The election period begins on the later of (i) the 90th day before the Participant attains his qualified early retirement age, or (ii) the date on which participation begins, and ends on the date he terminates employment.

3)For purposes of this subparagraph (d), qualified early retirement age is the latest of:
i)the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

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ii)the first day of the 120th month beginning before the Participant reaches his Normal Retirement Age, or

iii)the date the Participant begins participation.
ARTICLE VIA
DISTRIBUTION OF BENEFITS FOR PLANS THAT DO NOT PROVIDE FOR LIFE ANNUITIES
The provisions of this article shall apply if life annuities are not allowed (Item AA(1)(b) is selected and Items AA(2)(a) – (d) are not selected). The provisions of Article VI shall apply if the Employer elected in Item AA(1)(a) or AA(2) to include life annuities as the automatic form of retirement benefit or as optional forms of distribution.

SECTION 6A.01 – AUTOMATIC FORMS OF DISTRIBUTION.

Unless an optional form of benefit is selected pursuant to a qualified election within the election period (see Section 6A.03), the automatic form of benefit payable to or on behalf of a Participant is determined as follows:

a)Retirement Benefits. The automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be a single sum payment.

b)Death Benefits. The automatic form of death benefit for a Participant who dies before his Annuity Starting Date shall be a single sum payment to the Participant’s Beneficiary.
SECTION 6A.02 – OPTIONAL FORMS OF DISTRIBUTION.
a)Retirement Benefits.

The optional forms of retirement benefit shall be the following: (i) a single sum payment or partial payments subject to the limitations of Item AA(3)(c), if selected; (ii) if Item AA(2)(e) is selected, fixed period annuities for any period of whole months that is not less than 60; (iii) if Item AA(2)(f) is selected, a fixed period installment option; and (iv) if Item AA(2)(g) is selected, a fixed payment installment option. If Item AA(2)(h) is selected, the portion of a Participant’s Account that is held in the Qualifying Employer Securities Fund may be distributed in kind. If Item AA(2)(i) is selected, the portion of a Participant’s Account that is held in the Self-Directed Brokerage Account may be distributed in kind.

If Item AA(3)(b) is selected, the portion of a Participant’s Account that is held in the Qualifying Employer Securities Fund may only be distributed in-kind.

The fixed period installment option is an optional form of benefit under which the Participant elects to receive substantially equal annual payments over a fixed period of whole years. The annual payment may be paid in annual, semi-annual, quarterly, or monthly installments as elected by the Participant. The Participant may elect to receive additional payments.

The fixed payment installment option is an optional form of benefit under which the Participant elects to receive a specified dollar amount each year. The annual payment may be paid in annual, semi-annual, quarterly, or monthly installments as elected by the Participant. The Participant may elect to receive additional payments.
Under the installment options the amount payable in the Participant’s first Distribution Calendar Year, as defined in Section 7.02, must satisfy the minimum distribution requirements of Article VII for such year. Distributions for later Distribution Calendar Years must satisfy the minimum

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distribution requirements of Article VII for such years. If the Participant’s Annuity Starting Date does not occur until his second Distribution Calendar Year, the amount payable for such year must satisfy the minimum distribution requirements of Article VII for both the first and second Distribution Calendar Years.

Election of an optional form is subject to the qualified election provisions of Section 6A.03 and the distribution requirements of Article VII.

Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.
b)Death Benefits. The optional forms of death benefit are a single sum payment and any annuity that is an optional form of retirement benefit.

Election of an optional form is subject to the qualified election provisions of Section 6A.03 and the distribution requirements of Article VII.
SECTION 6A.03 – ELECTION PROCEDURES.

The Participant or the Beneficiary, if applicable, shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) and (b) below shall be subject to the qualified election provisions of (c) below.

a)Retirement Benefits. A Participant may elect his Beneficiary and may elect to have retirement benefits distributed under any of the optional forms of retirement benefit available in Section 6A.02.

b)Death Benefits. A Participant may elect his Beneficiary and may elect to have death benefits distributed under any of the optional forms of death benefit available in Section 6A.02.
If the Participant has not elected an optional form of distribution for the death benefit payable to his Beneficiary, the Beneficiary may, for his own benefit, elect the form of distribution, in like manner as a Participant.

c)Qualified Election. The Participant or Beneficiary, if applicable, may make an election at any time during the election period. The Participant or Beneficiary, if applicable, may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.
1)Election Period for Retirement Benefits. The Participant may make an election as to retirement benefits at any time before the Annuity Starting Date.
2)Election Period for Death Benefits. A Participant may make an election as to death benefits at any time before he dies. The Beneficiary’s election period, if applicable, begins on the date the Participant dies and ends on the date benefits begin.

3)Consent to Election. If the Participant’s Vested Account exceeds the amount determined in Section 10.11, any benefit that is immediately distributable requires the consent of the Participant.
The consent of the Participant to a benefit that is immediately distributable must not be made before the date the Participant is provided with the notice of the ability to defer the distribution. Such consent shall be in writing.

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The consent shall not be made more than 180 days before the Annuity Starting Date. The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415.

In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer (or any entity within the same Controlled Group) does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s Account balance will, without the Participant’s consent, be distributed to the Participant. However, if any entity within the same Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) the Participant’s Account will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

A benefit is immediately distributable if any part of the benefit could be distributed to the Participant before the Participant attains the older of Normal Retirement Age or age 62.

Spousal consent is needed to name a Beneficiary other than the Participant’s spouse. If the Participant names a Beneficiary other than his spouse, the spouse has the right to limit consent only to a specific Beneficiary. The spouse can relinquish such right. Such consent shall be in writing. The spouse's consent shall be witnessed by a plan representative or notary public. The spouse's consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary and that the relinquishment of such right was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse's consent must be limited to the Beneficiary, class of Beneficiaries, or contingent Beneficiary named in the election.

Spousal consent is not required, however, if the Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse's consent under this paragraph shall not be valid with respect to any other spouse. A Participant may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse. A spouse's consent may be revoked at any time within the Participant’s election period.

d)Spousal Consent for all Distributions. If Item AA(5)(b) is selected, spousal consent shall be required for all distributions even if such consent would not otherwise be required under Code Section 417. If Item AA(5)(b) is not selected, spousal consent for distributions shall not be required.

SECTION 6A.04 – NOTICE REQUIREMENTS.

If Item AA(1)(b) is selected and no selections are made in Item AA(2), the provisions of (a) below apply. If any selections are made in Item AA(2), the provisions of (b) below apply.

a)Right to Defer. The Plan Administrator shall furnish to the Participant a written explanation of the right of the Participant to defer distribution until the benefit is no longer immediately distributable and a description of the consequences of not deferring the distribution.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 180 days, before the Annuity Starting Date.

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However, distribution may begin less than 30 days after the notice described in this subparagraph is given, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and the Participant, after receiving the notice, affirmatively elects a distribution.

b)Optional Forms of Retirement Benefit and Right to Defer. The Plan Administrator shall furnish to the Participant a written explanation of the right of the Participant to defer distribution until such time it is no longer immediately distributable. Such notice shall include a written explanation of the optional forms of retirement benefit in Section 6A.02, including a general description of the material features and a description of the consequences of not deferring the distribution. The explanation shall be written in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and section 1.417(a)(3)-1 of the regulations.
The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 180 days, before the Annuity Starting Date.
However, distribution may begin less than 30 days after the notice described in this subparagraph is given, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

ARTICLE VII
REQUIRED MINIMUM DISTRIBUTIONS
SECTION 7.01 – APPLICATION.

The optional forms of distribution are only those provided in Article VI and VIA, whichever applies. An optional form of distribution shall not be permitted unless it meets the requirements of this article. The timing of any distribution must meet the requirements of this article.

SECTION 7.02 – DEFINITIONS.

For purposes of this article, the following terms are defined:
Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subparagraph (b)(2) of Section 7.03. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

5-percent Owner means a Participant who is treated as a 5-percent Owner for purposes of this article. A Participant is treated as a 5-percent Owner for purposes of this article if such Participant is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.
Once distributions have begun to a 5-percent Owner under this article, they must continue to be distributed, even if the Participant ceases to be a 5-percent Owner in a subsequent year.

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Life Expectancy means life expectancy as computed by use of the Single Life Table in Q&A-1 in section 1.401(a)(9)-9 of the regulations.

Participant’s Account Balance means the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

Required Beginning Date means, for a Participant who is a 5-percent Owner, April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

Required Beginning Date means, for a Participant who is not a 5-percent Owner, April 1 of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires.

If the Plan previously provided for a Required Beginning Date based on age 70 1/2 for all Participants, the preretirement age 70 1/2 distribution option is only eliminated with respect to Participants who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated such option. The preretirement age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefits begin) begin at a time during the period that begins on or after January 1 of the calendar year in which the Participant attains age 70 1/2 and ends April 1 of the immediately following calendar year.

If the Plan previously provided for a Required Beginning Date based on age 70 1/2 for all Participants, the options available for Participants who are not 5-percent Owners and attained age 70 1/2 in calendar years before the calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated the preretirement age 70 1/2 distribution option shall be the following. Any such Participant attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the calendar year in which he attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until April 1 of the calendar year following the calendar year in which he retires. If no such election is made, the Participant shall begin receiving distributions by April 1 of the calendar year following the year in which he attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996). Any such Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions that are not purchased annuities and recommence by April 1 of the calendar year following the calendar year in which he retires. To satisfy the joint and survivor annuity requirements described in Article VI, the requirements in Notice 97-75, Q&A-8, must be satisfied for any Participant who elects to stop distributions, including the requirement that such distributions stop before the end of the Plan’s remedial amendment period under Code Section 401(b) for changes in plan qualification requirements made by the Small Business Job Protection Act of 1996. There shall be a new Annuity Starting Date upon recommencement.
SECTION 7.03 – REQUIRED MINIMUM DISTRIBUTIONS.

a)General Rules.
1)Subject to Section 6.01, joint and survivor annuity requirements, if applicable, the requirements of this article shall apply to any distribution of a Participant’s interest and will

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take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 2002.
2)All distributions required under this article shall be determined and made in accordance with the regulations under Code Section 401(a)(9), including the incidental death benefit requirement in Code Section 401(a)(9)(G), and the regulations thereunder.

b)Time and Manner of Distribution.

1)Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

2)Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

i)If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later, except to the extent that an election is made to receive distributions in accordance with the 5-year rule under (e) below. Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

ii)If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, except to the extent that an election is made to receive distributions in accordance with the 5-year rule under (e) below. Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
iii)If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
iv)If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this (b)(2), other than (b)(2)(i), will apply as if the surviving spouse were the Participant.

For purposes of this (b)(2) and (d) below, unless (b)(2)(iv) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If (b)(2)(iv) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under (b)(2)(i) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under (b)(2)(i) above), the date distributions are considered to begin is the date distributions actually commence.

3)Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with (c) and (d) below. If the Participant’s interest is distributed in the

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form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder.
c)Required Minimum Distributions During Participant’s Lifetime.

1)Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

i)the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Q&A-2 in section 1.401(a)(9)-9 of the regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
ii)if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Q&A-3 in section 1.401(a)(9)-9 of the regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

2)Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this (c) beginning with the first Distribution Calendar Year and continuing up to, and including, the Distribution Calendar Year that includes the Participant’s date of death.

d)Required Minimum Distributions After Participant’s Death.

1)Death On or After Date Distributions Begin.

i)Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
A.The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

B.If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

C.If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

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ii)No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2)Death Before Date Distributions Begin.
a)Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in (d)(1) above, except to the extent that an election is made to receive distributions in accordance with the 5-year rule under (e) below. Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
b)No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
c)Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under (b)(2)(i) above, this (d)(2) will apply as if the surviving spouse were the Participant.

e)Election of 5-year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule in (b)(2) and (d)(2) above applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which the distribution would be required to begin under (b)(2) above if no such election is made, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.

f)If Item U(5)(a) is selected and the Plan holds Qualifying Employer Securities that are not publicly traded, any distribution of a Participant’s Vested Account attributable to Qualifying Employer Securities shall be made subject to the procedures providing liquidity, including the coordination of Contributions for the current Plan Year that are to be made in the form of Qualifying Employer Securities.

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SECTION 7.04 – TEFRA SECTION 242(b)(2) ELECTIONS.

a)Notwithstanding the other requirements of this article and subject to the joint and survivor annuity requirements of Article VI, if applicable, distribution on behalf of any Participant, including a 5- percent Owner, who has made a designation under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (a section 242(b)(2) election) may be made in accordance with all of the following requirements (regardless of when such distribution commences):

1)The distribution by the Plan is one that would not have disqualified such Plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

2)The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.
3)Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

4)The Participant had accrued a benefit under the Plan as of December 31, 1983.
5)The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.

b)A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

c)For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in (a)(1) and (5) above.

d)If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

e)In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A-14 and Q&A-15 in section 1.401(a)(9)-8 of the regulations shall apply.

ARTICLE VIII
TERMINATION OF THE PLAN
The Employer expects to continue the Plan indefinitely, but reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned.

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The Account of each Participant shall be 100% vested and nonforfeitable as of the effective date of the complete termination of the Plan. The Account of each Participant shall also be 100% vested and nonforfeitable upon complete discontinuance of Contributions. If Item A(4) is selected, the effective date to freeze the Plan will be treated as the date of complete discontinuance of Contributions. Further, the Account of each Participant who is included in the group of Participants deemed to be affected by a partial termination of the Plan (as determined by the Plan Administrator or a governmental entity authorized to make such determination) shall be 100% vested and nonforfeitable as of the effective date of such event. The Participant’s Vested Account shall continue to participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund until his Vested Account is distributed.
A Participant’s Vested Account that does not result from Elective Deferral Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, QACA Matching Contributions, and QACA Nonelective Contributions may be distributed to the Participant after the effective date of the complete termination of the Plan. A Participant’s Vested Account resulting from such Contributions may be distributed upon complete termination of the Plan, but only if neither the Employer nor any Controlled Group member maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409(a), a simplified employee pension plan as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan described in Code Section 457(b) or (f)) at any time during the period beginning on the date of complete termination of the Plan and ending 12 months after all assets have been distributed from the Plan. Such distribution is made in a lump sum. A distribution under this article shall be a retirement benefit and shall be distributed to the Participant according to the provisions of Article VI or VIA, whichever applies. However, the fixed period and fixed payment installment options shall not be available. If a Participant or Beneficiary is receiving payments under the fixed period or fixed payment installment option, the Vested Account shall be paid to such person in a single sum.

The Participant’s entire Vested Account shall be paid in a single sum to the Participant as of the effective date of complete termination of the Plan if (i) the requirements for distribution of Elective Deferral Contributions in the above paragraph are met and (ii) consent of the Participant is not required in Section 6.03 or 6A.03, whichever is applicable, to distribute a benefit that is immediately distributable. This is a small amounts payment. The small amounts payment is in full settlement of all benefits otherwise payable.

Upon complete termination of the Plan, no more Employees shall become Participants and no more Contributions shall be made.

The assets of this Plan shall not be paid to the Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining may be paid to the Employer. The payment may not be made if it would contravene any provision of law.

ARTICLE IX
ADMINISTRATION OF THE PLAN
SECTION 9.01 – ADMINISTRATION.

Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has complete discretion to construe or interpret the provisions of the Plan, including ambiguous provisions, if any, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant, Beneficiary, spouse, or Contingent Annuitant may become entitled. The Plan Administrator's decisions upon all matters within the scope of its authority shall be final.

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Without limiting the foregoing, the Plan Administrator shall be the Named Fiduciary for Contributions, unless the Plan Administrator delegates to a retirement committee pursuant to Section 9.06 the duties and responsibilities of the Named Fiduciary for Contributions. The Named Fiduciary for Contributions shall have sole and exclusive responsibility for (i) collecting all Contributions, including the determination of the amount of Contributions required to be made under the Plan, (ii) monitoring and ensuring that Contributions are timely made to the Plan, and (iii) enforcing the Plan’s legal claims for Contributions, including for trusteed plans, responsibility for directing the Trustee with respect to the Plan’s legal claims for delinquent Contributions.
Unless otherwise set out in the Plan or Annuity Contract, the Plan Administrator may delegate recordkeeping and other duties which are necessary to assist it with the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates, and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

The Plan Administrator shall receive all claims for benefits by Participants, former Participants, Beneficiaries, spouses, and Contingent Annuitants. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

SECTION 9.02 – EXPENSES.

Expenses of the Plan, to the extent that the Employer does not pay such expenses, may be paid out of the assets of the Plan provided that such payment is consistent with ERISA. Expenses of the Plan will be paid in accordance with the most recent service and expense agreement or such other documents duly entered into by or with regard to the Plan that govern such matters. The Plan Administrator may establish a separate expense budget account (“EBA”) under the Plan from which expenses will be paid. An EBA will generally be funded by revenue sharing payments remitted to the plan related to the Investment Fund or service agreements, but may also be funded by amounts deducted or netted from Participant Accounts. If any amounts remain in this account after expenses have been paid, the Plan Administrator may, in a uniform and nondiscriminatory manner, allocate amounts to Participants as earnings no later than the Plan Year in which the amounts were credited to the EBA or, in appropriate circumstances, no later than the end of the immediately succeeding Plan Year. Such expenses include, but are not limited to, expenses for bonding required by ERISA; expenses for recordkeeping and other administrative services; fees and expenses of the Trustee or Annuity Contract; expenses for investment education service; and direct costs that the Employer incurs with respect to the Plan. Expenses that relate solely to a specific Participant or Alternate Payee may be assessed against such Participant or Alternate Payee as provided in the service and expense agreement or such other documents duly entered into by or with regard to the Plan that govern such matters.
SECTION 9.03 – RECORDS.

All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator's custody.
Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording, or other forms of data compilation shall be acceptable means of keeping records.

SECTION 9.04 – INFORMATION AVAILABLE.

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Any Participant in the Plan or any Beneficiary may examine copies of the summary plan description, latest annual report, any bargaining agreement, this Plan, the Annuity Contract, or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator shall furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

SECTION 9.05 – CLAIM PROCEDURES.

a)A Claimant must submit any necessary forms and needed information when making a claim for benefits under the Plan.

If a claim for benefits under the Plan is wholly or partially denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 90 days of the date that the claim is received by the Plan without regard to whether all of the information necessary to make a benefit determination is received. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator's decision is expected to be rendered. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period.
The Plan Administrator's notice to the Claimant shall: (i) specify the reason or reasons for the denial; (ii) reference the specific Plan provisions on which the denial is based; (iii) describe any additional material and information needed for the Claimant to perfect his claim for benefits; (iv) explain why the material and information is needed; and (v) inform the Claimant of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on appeal.

Any appeal made by a Claimant must be made in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator's notice of denial of benefits. If the Claimant appeals to the Plan Administrator, the Claimant may submit written comments, documents, records, and other information relating to the claim for benefits. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. The Plan Administrator shall review the claim taking into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
The Plan Administrator shall provide adequate written notice to the Claimant of the Plan’s benefit determination on review. The notice must be furnished within 60 days of the date that the request for review is received by the Plan without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial 60-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review. In no event shall such extension exceed a period of 60 days from the end of the initial 60-day period.

In the event the benefit determination is being made by a committee or board of trustees that hold regularly scheduled meetings at least quarterly, the above paragraph shall not apply. The benefit determination must be made by the date of the meeting of the committee or board that immediately follows the Plan’s receipt of a request for review, unless the request for review is

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filed within 30 days preceding the date of such meeting. In such case, the benefit determination must be made by the date of the second meeting following the Plan’s receipt of the request for review. The date of the receipt of the request for review shall be determined without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the committee or board expects to render the determination on review. In no event shall such benefit determination be made later than the third meeting of the committee or board following the Plan’s receipt of the request for review. The Plan Administrator shall provide adequate written notice to the Claimant of the Plan’s benefit determination on review as soon as possible, but not later than five days after the benefit determination is made.

If the claim for benefits is wholly or partially denied on review, the Plan Administrator’s notice to the Claimant shall: (i) specify the reason or reasons for the denial; (ii) reference the specific Plan provisions on which the denial is based; (iii) include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and (iv) include a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a). Any civil action under (iv) must be filed no later than one year after the date on the Plan Administrator’s notice.

A Claimant may authorize a representative to act on the Claimant’s behalf with respect to a benefit claim or appeal of an adverse benefit determination. Such authorization shall be made by completion of a form furnished for that purpose. In the absence of any contrary direction from the Claimant, all information and notifications to which the Claimant is entitled shall be directed to the authorized representative.

The Plan Administrator shall perform periodic examinations, reviews, or audits of benefit claims to determine whether claims determinations are made in accordance with the governing Plan documents and, where appropriate, Plan provisions have been consistently applied with respect to similarly situated Claimants.

b)Disability Claim Procedures. If disability is not determined based on Title II of the Federal Social Security Act or in accordance with the terms of the Employer’s long-term disability plan, in the case of a claim for disability benefits, the above provisions will be modified as provided below.

The Plan Administrator shall ensure that all claims and appeals for disability benefits are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision. If a claim for disability benefits under the Plan is wholly or partially denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 45 days of the date that the claim is received by the Plan without regard to whether all of the information necessary to make a benefit determination is received. The period for furnishing the notice may be extended for up to 30 days if the Plan Administrator both determines an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant in writing within this initial 45-day period. The notice shall indicate the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If prior to the end of the first 30-day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period may be extended for up to an additional 30 days, provided the Plan Administrator notifies the Claimant in writing, within the first 30-day extension period, of the circumstances requiring the extension and the date by which the Plan expects to render a decision. In the case of any extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim,

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and the additional information needed to resolve those issues. The Claimant shall be afforded at least 45 days within which to provide the specified information.

In the event that a period of time is extended due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.
The Plan Administrator’s notice to the Claimant shall: (i) specify the reason or reasons for the denial; (ii) reference the specific Plan provisions on which the denial is based; (iii) describe any additional material and information needed for the Claimant to perfect his claim for benefits; (iv) explain why the material and information is needed; (v) inform the Claimant of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on appeal; (vi) provide the Claimant with any internal rule, guideline, protocol, or other similar criteria that was relied upon in making the adverse determination or a statement that such rule, guideline, protocol, or other similar criteria of the Plan does not exist; and (vii) provide the Claimant with an explanation of any scientific or clinical judgment for the determination if benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit or a statement that the benefit is based on such an exclusion or limit and such explanation will be provided free of charge.
The notice shall also provide the Claimant with a discussion of the decision, including an explanation of the basis for disagreeing with or not following, (i) the views presented by the Claimant to the Plan of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (iii) a disability determination regarding the Claimant presented by the Claimant to the Plan made by the Social Security Administration.

The notice shall be provided in a culturally and linguistically appropriate manner and provide a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits.

Any appeal made by a Claimant must be made in writing to the Plan Administrator within 180 days after receipt of the Plan Administrator’s notice of denial of benefits. The Claimant may submit written comments, documents, records, and other information relating to the claim for benefits. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. The Plan Administrator shall review the claim taking into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The review shall not afford deference to the initial adverse benefit determination and shall be conducted by an appropriate named fiduciary who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. If the adverse benefit determination is based in whole or in part on a medical judgment, the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such health care professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. The Claimant shall be provided with the identity of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination, without regard to whether the advice was relied on.

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Before a claim for disability benefits is wholly or partially denied on review, the Plan Administrator shall provide the Claimant, free of charge, with any new or additional evidence considered, relied upon, or generated by the Plan, Insurer, or other person making the benefit determination (or at the direction of the Plan, Insurer or such other person) in connection with the claim; such evidence must be provided as soon as possible and sufficiently in advance of the date on which the notice that the claim for disability benefits is wholly or partially denied on review to give the Claimant a reasonable opportunity to respond prior to that date; and provide before a claim for disability benefits is wholly or partially denied on review based on a new or additional rationale, the Plan Administrator shall provide the Claimant, free of charge, with the rationale; the rationale must be provided as soon as possible and sufficiently in advance of the date on which the notice that the claim for disability benefits is wholly or partially denied on review to give the Claimant a reasonable opportunity to respond prior to that date.

The Plan Administrator shall provide adequate written notice to the Claimant of the Plan’s benefit determination on review. The notice must be furnished within 45 days of the date that the request for review is received by the Plan without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial 45-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review. In no event shall such extension exceed a period of 45 days from the end of the initial 45-day period.
To the extent that a period of time is extended due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.
If the claim for disability benefits is wholly or partially denied on review, the Plan Administrator’s notice to the Claimant shall: (i) specify the reason or reasons for the denial; (ii) reference the specific Plan provisions on which the denial is based; (iii) include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; (iv) include a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a); (v) provide the Claimant with any internal rule, guideline, protocol, or other similar criteria that was relied upon in making the adverse determination or a statement that such rule, guideline, protocol, or other similar criteria of the Plan does not exist; (vi) provide the Claimant with an explanation of any scientific or clinical judgment for the determination if benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit or a statement that the benefit is based on such an exclusion or limit and such explanation will be provided free of charge; and (vii) provide the Claimant with the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.” Any civil action under (iv) must be filed no later than one year after the date on the Plan Administrator’s notice.

The notice shall also provide the Claimant with a discussion of the decision, including an explanation of the basis for disagreeing with or not following, (i) the views presented by the Claimant to the Plan of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (iii) a disability determination regarding the Claimant presented by the Claimant to the Plan made by the Social Security Administration.

The notice shall be provided in a culturally and linguistically appropriate manner.

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SECTION 9.06 – DELEGATION OF AUTHORITY.

All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to a retirement committee. The duties and responsibilities of the retirement committee shall be set out in a separate written agreement.

SECTION 9.07 – EXERCISE OF DISCRETIONARY AUTHORITY.

The Employer, Plan Administrator, and any other person or entity who has authority with respect to the management, administration, or investment of the Plan may exercise that authority in its/his full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the Plan documents relevant to the issue under consideration. The exercise of authority will be binding upon all persons.

SECTION 9.08 – TRANSACTION PROCESSING.

Transactions (including, but not limited to, investment directions, trades, loans, and distributions) shall be processed as soon as administratively practicable after proper directions are received from the Participant or other parties. No guarantee is made by the Plan, Plan Administrator, Trustee, Insurer, or the Employer that such transactions will be processed on a daily or other basis, and no guarantee is made in any respect regarding the processing time of such transactions. Notwithstanding any other provision of the Plan, the Employer, the Plan Administrator, or the Trustee reserve the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, the Plan Administrator, or the Trustee, except that such investment option shall be valued as of the last day of the Plan Year as stated in the definition of Valuation Date in Section 1.02.
Administrative practicality will be determined by legitimate business factors (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider) and in no event will be deemed to be less than 14 days. The processing date of a transaction shall be binding for all purposes of the Plan and considered the applicable Valuation Date for any transaction.

ARTICLE X
GENERAL PROVISIONS
SECTION 10.01 – AMENDMENTS.

a)Amendment by the Employer.

The Employer may:
1)amend a selection or specification in the Adoption Agreement at any time, including any remedial retroactive changes (within the time specified by Internal Revenue Service regulations), to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

2)amend the Adoption Agreement to specify or change the effective date of a provision as permitted under the Plan.

3)amend the Plan by adding overriding plan language to the Adoption Agreement in order to satisfy Code Sections 415 and 416 because of the required aggregation of multiple plans under those sections.

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4)amend the Plan by adding sample or model Plan amendments published by the Internal Revenue Service that provide that their adoption will not result in the Employer losing reliance on the opinion letter.

5)amend administrative provisions of the Plan such as provisions relating to investments, Plan claims procedures, and Employer contact information provided the amended provisions are not in conflict with any other provision of the Plan and do not cause the Plan to fail to qualify under Code Section 4.01.

6)make interim amendments or discretionary amendments that are related to a change in qualification requirements.

7)amend the Plan in order to correct failures under the Internal Revenue Service correction programs or to correct a coverage or nondiscrimination failure, as permitted under applicable Treasury regulations. An amendment to this Plan will be forwarded to Principal Life Insurance Company, the pre-approved plan provider.

8)attach an addendum which lists the Code Section 411(d)(6) protected benefits that must be preserved due to a restatement or amendment of the Plan. Such a list would not be considered an amendment to the Plan and will not cause the Plan to be treated as individually designed.
9)make minor modifications to the Plan as permitted under section 8 of Revenue Procedure 2017-41.
If the Employer amends the Plan for any reason other than those set out above, the Plan shall no longer have reliance on the opinion letter. The Employer reserves the right to continue its retirement program under a document separate and distinct from this Plan. In such event, all rights and obligations of the Employer, or of any Participant or Beneficiary, under this document, shall cease. Assets held in support of this Plan will be transferred to the designated funding medium under the new or restated plan and, if applicable, trust agreement, in the manner permitted under, and subject to the provisions of, the Annuity Contract.

An amendment may not allow reversion or diversion of Plan assets to the Employer at any time, except as may be required to comply with any law or regulation issued by any governmental agency to which the Plan is subject.
An amendment may not eliminate or reduce a section 411(d)(6) protected benefit, as defined in Q&A-1 in section 1.411(d)-4 of the regulations, that has already accrued, except as provided in section 1.411(d)-3 or 1.411(d)-4 of the regulations. This is generally the case even if such elimination or reduction is contingent upon the Employee’s consent and includes an amendment that otherwise places greater restrictions or conditions on a Participant’s right to Code Section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code Section 411(a)(3) through (11). However, the Plan may be amended to eliminate or reduce section 411(d)(6) protected benefits with respect to benefits not yet accrued as of the later of the amendment’s adoption date or effective date without violating Code Section 411(d)(6). For purposes of this paragraph, an amendment that has the effect of decreasing a Participant’s Account balance, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his Account balance under a particular optional form of benefit if the amendment provides a single sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single

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sum distribution form is otherwise identical only if the single sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

If, as a result of an amendment, an Employer Contribution is removed that is not 100% immediately vested when made, the applicable vesting schedule in effect as of the last day such Contributions were permitted shall remain in effect with respect to that part of the Participant’s Account resulting from such Contributions. The Participant shall not become immediately 100% vested in such Contributions as a result of the elimination of such Contribution except as otherwise specifically provided in the Plan.

An amendment shall not decrease a Participant’s vested interest in the Plan. If an amendment to the Plan changes the computation of the percentage used to determine that portion of a Participant’s Account attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), in the case of an Employee who is a Participant as of the later of the date such amendment or change is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Account attributable to Employer Contributions shall not be less than the percentage computed under the Plan without regard to such amendment or change. Furthermore, each Participant or former Participant

1)who has completed at least three Years of Service on the date the election period described below ends (five Years of Service if the Participant does not have at least one Hour of Service in a Plan Year beginning after December 31, 1988) and

2)whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account resulting from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant’s nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted and end no earlier than the 60th day after the latest of the date the amendment is adopted or becomes effective, or the date the Participant is issued written notice of the amendment by the Employer or the Plan Administrator.

With respect to a Participant’s Account attributable to Employer Contributions accrued as of the later of the adoption or effective date of the amendment and earnings, the vested percentage of each Participant will be the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule.

b)Amendment by the Pre-approved Plan Provider.
The Employer delegates the authority to amend this Plan to Principal Life Insurance Company as the pre-approved plan provider. The Employer hereby consents to any such amendment. However, no such amendment shall increase the duties of the Named Fiduciary without his consent. Such an amendment shall not deprive any Participant or Beneficiary of any accrued benefit except to the extent necessary to comply with any law or regulation issued by any governmental agency to which this Plan is subject. Such an amendment shall not provide that the Plan Fund be used for any purpose other than the exclusive benefit of Participants or their Beneficiaries or that such Plan Fund ever revert to or be used by the Employer.

However, for purposes of reliance on an opinion letter, Principal Life Insurance Company as the pre-approved plan provider will no longer have the authority to amend the Plan on behalf of the Employer as of the date (i) the Employer amends the Plan to incorporate a type of plan described in section 6.03 of Revenue Procedure 2017-41 that is not permitted under the Opinion Letter program, or (ii) the Internal Revenue Service notifies the Employer, in

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accordance with section 8.06(3) of Revenue Procedure 2017-41, that the Plan is an individually designed plan due to the nature and extent of employer amendments to the Plan.

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Any amendment to this Plan by Principal Life Insurance Company, as the pre-approved plan provider, shall be deemed to be an amendment to this Plan by the Employer. The effective date of any amendment shall be specified in the written instrument of amendment.

SECTION 10.02 – DIRECT ROLLOVERS.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
In the event of a Mandatory Distribution of an Eligible Rollover Distribution greater than $1,000, or a lesser amount specified in Item Z(7)(c), if selected, in accordance with the small amounts payment provisions of Section 10.11 (or which is a small amounts payment under Article VIII at complete termination of the Plan), if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly, the Plan Administrator will pay the distribution in a Direct Rollover to an individual retirement plan with an affiliate of Principal Life Insurance Company. For purposes of determining whether a Mandatory Distribution is greater than $1,000, or a lesser amount specified in Item Z(7)(c), if selected, (i) the portion of the Participant’s distribution attributable to any Rollover Contributions is included, unless Item Z(7)(b) is selected, in which case any such Rollover Contributions shall be disregarded; and (ii) a Designated Roth Account and all other accounts under the Plan shall be treated as accounts held under two separate plans and shall not be combined.

In the event of any other Eligible Rollover Distribution to a Distributee in accordance with the small amounts payment provisions of Section 10.11 (or which is a small amounts payment under Article VIII at complete termination of the Plan), if the Distributee does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover or to receive the distribution directly, the Plan Administrator will pay the distribution to the Distributee.

SECTION 10.03 – MERGERS AND DIRECT TRANSFERS.
The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in this Plan would (if that plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated). The Employer may enter into merger agreements or direct transfer of assets agreements with the employers under other retirement plans which are qualifiable under Code Section 401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement. The Employer shall not consent to, or be a party to a merger, consolidation, or transfer of assets with a defined benefit plan if such action would result in a defined benefit feature being maintained under this Plan. The Employer will not transfer any amounts attributable to elective deferral contributions, qualified matching contributions, qualified nonelective contributions, and contributions used to satisfy Code Section 401(k)(13) safe harbors unless the transferee plan provides that the limitations of section 1.401(k)-1(d) of the regulations shall apply to such amounts (including post-transfer earnings thereon), unless the amounts could have been distributed at the time of the transfer (other than for hardship or deemed severance from employment as described in Section 5.03), and the transfer is an elective transfer described in Q&A-3(b)(1) in section 1.411(d)-4 of the regulations.

Notwithstanding any provision of the Plan to the contrary, to the extent any optional form of benefit under the Plan permits a distribution prior to the Employee’s retirement, death, disability, or Severance from Employment, and prior to plan termination, the optional form of benefit is not

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available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions). The limitations of section 1.401(k)-1(d) of the regulations applicable to elective deferral contributions, qualified matching contributions, qualified nonelective contributions, and contributions used to satisfy Code Section 401(k)(13) safe harbors shall continue to apply to any amounts attributable to such contributions (including post-transfer earnings thereon) transferred to this Plan, unless the amounts could have been distributed at the time of the transfer (other than for hardship or deemed severance from employment as described in Section 5.03), and the transfer is an elective transfer described in Q&A- 3(b)(1) in section 1.411(d)-4 of the regulations.

The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Participant when the transfer is made, the Eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. Employer Contributions shall not be made for or allocated to the Eligible Employee and he may not make Participant Contributions, until the time he meets all of the requirements to become an Active Participant.
The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan shall maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets.

A Participant’s section 411(d)(6) protected benefits, as defined in Q&A-1 in section 1.411(d)-4 of the regulations, may not be eliminated by reason of transfer or any transaction amending or having the effect of amending a plan or plans to transfer benefits except as provided below.

A Participant’s section 411(d)(6) protected benefits may be eliminated or reduced upon transfer between qualified defined contribution plans if the conditions in Q&A-3(b)(1) in section 1.411(d)-4 of the regulations are met. The transfer must meet all of the other applicable qualification requirements.

A Participant’s section 411(d)(6) protected benefits may be eliminated or reduced if a transfer is an elective transfer of certain distributable benefits between qualified plans (both defined benefit and defined contribution) and the conditions in Q&A-3(c)(1) in section 1.411(d)-4 of the regulations are met. The rules applicable to distributions under the plan would apply to the transfer, but the transfer would not be treated as a distribution for purposes of the minimum distribution requirements of Code Section 401(a)(9). If the Participant is eligible to receive an immediate distribution of his entire Vested Account in a single sum distribution that would consist entirely of an eligible rollover distribution under Code Section 401(a)(31), such transfer will be accomplished as a direct rollover under Code Section 401(a)(31).
SECTION 10.04 – PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES.

The obligations of an Insurer shall be governed solely by the provisions of the Annuity Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Annuity Contract. Each Annuity Contract when purchased will comply with the Plan. See Section 10.09.

Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee with regard to such investment contracts or securities.

Such Insurer, issuer, or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine

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whether the Employer, the Plan Administrator, the Trustee, or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.
Until notice of any amendment or termination of this Plan or a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

SECTION 10.05 – EMPLOYMENT STATUS.

Nothing contained in this Plan gives an Employee the right to be retained in the Employer’s employ or to interfere with the Employer’s right to discharge any Employee.
SECTION 10.06 – RIGHTS TO PLAN ASSETS.
An Employee shall not have any right to or interest in any assets of the Plan upon termination of employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee according to the Plan provisions.
Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries, spouse, or Contingent Annuitant of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Insurer, the Trustee, and the Employer arising under or by virtue of the Plan.

SECTION 10.07 – BENEFICIARY.

Each Participant may name a Beneficiary to receive any death benefit (other than any income payable to a Contingent Annuitant) that may arise out of his participation in the Plan. The Participant may change his Beneficiary from time to time. If life annuities are not allowed (Item AA(1)(b) is selected and Items AA(2)(a) – (d) are not selected), unless a qualified election has been made, for purposes of distributing any death benefits before the Participant’s Retirement Date, the Beneficiary of a Participant who has a spouse shall be the Participant’s spouse. If the Employer elected in Item AA(1)(a) or AA(2) to include life annuities as the automatic form of retirement benefit or as optional forms of distribution, unless a qualified election has been made, for purposes of distributing any death benefits before the Participant’s Retirement Date, the Beneficiary of a Participant who has a spouse who is entitled to a Qualified Preretirement Survivor Annuity shall be the Participant’s spouse. The Participant’s Beneficiary designation and any change of Beneficiary shall be subject to the provisions of Section 6.03 or 6A.03, whichever applies.
It is the responsibility of the Participant to give written notice to the Plan Administrator of the name of the Beneficiary on a form furnished for that purpose. The Plan Administrator shall maintain records of Beneficiary designations for Participants before their Retirement Dates. However, the Plan Administrator may delegate to another party the responsibility of maintaining records of Beneficiary designations. In that event, the written designations made by Participants shall be filed with such other party. If a party other than the Insurer maintains the records of Beneficiary designations and a Participant dies before his Retirement Date, such other party shall certify to the Insurer the Beneficiary designation on its records for the Participant.

If there is no Beneficiary named or surviving when a Participant dies, the Participant’s Beneficiary shall be the Participant’s surviving spouse, or where there is no surviving spouse, the executor or administrator of the Participant’s estate for the benefit of the estate, unless otherwise specified in Item Z(8)(a).

SECTION 10.08 – NONALIENATION OF BENEFITS.

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Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary, spouse, or Contingent Annuitant. A Participant, Beneficiary, spouse, or Contingent Annuitant does not have any rights to alienate, anticipate, commute, pledge, encumber, or assign such benefits except in the case of a loan as provided in Section 5.06. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985. The preceding sentences shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount the Participant is required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into which meets the requirements of Code Sections 401(a)(13)(C) or (D).

SECTION 10.09 – CONSTRUCTION.

The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.
In the event of any conflict between the provisions of the Plan and the terms of any Annuity Contract issued hereunder, the provisions of the Plan control. Moreover, in the event of any conflict between the terms of the Plan and any conflicting provision contained in any associated trust, custodial account document or any document that is incorporate by reference, the terms of this Plan will govern.
SECTION 10.10 – LEGAL ACTIONS.

No person employed by the Employer; no Participant, former Participant, or their Beneficiaries; nor any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan. Should any Participant, Beneficiary, or other person claiming an interest in the Plan pursue legal action against the Plan, such legal action may not be brought more than two years following the date such cause of action or proceeding arose.

SECTION 10.11 – SMALL AMOUNTS.
If the value of the Participant’s Vested Account does not exceed $5,000 or a lesser amount specified in Item Z(7)(a), if selected, the Participant’s entire Vested Account shall be distributed as of the earliest of his Retirement Date, the date he dies, or the date he has a Severance from Employment for any other reason (the date the Employer provides notice to the record keeper of the Plan of such event, if later); provided, however, if the Plan holds Qualifying Employer Securities that are not publicly traded, amounts invested in Qualifying Employer Securities may only be distributed subject to the Plan’s available liquidity. For purposes of this section, if Item Z(7)(b) is selected, Rollover Contributions shall be disregarded when determining the value of the Participant’s Vested Account. If the Participant’s Vested Account is zero, the Participant shall be deemed to have received a distribution of such Vested Account. This is a small amounts payment.

If the vested benefit delay of the small vested account in Item Z(6) is selected, the Participant shall not be treated as having a Severance from Employment for any reason other than retirement or death before the period of time specified has elapsed or becoming Totally Disabled, if applicable, and no small amounts payment shall be made if he again becomes an Employee before such period of time has elapsed.

In the event a Participant does not elect to have a small amounts payment paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the

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distribution directly and his Vested Account is greater than $1,000, or a lesser amount specified in Item Z(7)(c), if selected, a Mandatory Distribution will be made in accordance with the provisions of Section 10.02. If his Vested Account is $1,000, or the amount specified in Item Z(7)(c), or less, the Participant’s entire Vested Account shall be paid directly to him.
If a small amounts payment is made on or after the date the Participant dies, the small amounts payment shall be made to the Participant’s Beneficiary (spouse if the death benefit is payable to the spouse). If a small amounts payment is made while the Participant is living, the small amounts payment shall be made to the Participant.

The small amounts payment is in full settlement of all benefits otherwise payable. No other small amounts payment shall be made.

SECTION 10.12 – WORD USAGE.

The masculine gender, where used in this Plan, shall include the feminine gender and the singular words, where used in this Plan, shall include the plural, unless the context indicates otherwise.

The words “in writing” and “written”, where used in this Plan, shall include any other forms (such as voice response or other electronic system) as permitted by any governmental agency to which the Plan is subject.

SECTION 10.13 – CHANGE IN SERVICE METHOD.

a)Change of Service Method Under This Plan. If this Plan is amended to change the method of crediting service from the elapsed time method to the hours method for any purpose under this Plan, the Employee's service shall be equal to the sum of (1), (2), and (3) below:

1)The number of whole years of service credited to the Employee under the Plan as of the date the change is effective.
2)One year of service for the service period in which the change is effective if he is credited with the required number of Hours of Service. For that portion of the service period ending on the date of the change (for the first day of the service period if the change is made on the first day of the service period), the Employee will be credited with the greater of (i) his actual Hours of Service or (ii) the number of Hours of Service that is equivalent to the fractional part of a year of elapsed time service credited as of the date of the change, if any. In determining the equivalent Hours of Service, the Employee shall be credited with 190 Hours of Service for each month and any fractional part of a month in such fractional part of a year. The number of months and any fractional part of a month shall be determined by multiplying the fractional part of a year, expressed as a decimal, by 12. For the remaining portion of the service period (the period beginning on the second day of the service period and ending on the last day of the service period if the change is made on the first day of the service period), the Employee will be credited with his actual Hours of Service.
3)The Employee’s service determined under this Plan using the hours method after the end of the service period in which the change in service method was effective.

If this Plan is amended to change the method of crediting service from the hours method to the elapsed time method for any purpose under this Plan, the Employee's service shall be equal to the sum of (4), (5), and (6) below:

4)The number of whole years of service credited to the Employee under the Plan as of the beginning of the service period in which the change in service method is effective.

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5)The greater of (i) the service that would be credited to the Employee for that entire service period using the elapsed time method or (ii) the service credited to him under the Plan as of the date the change is effective.

6)The Employee’s service determined under this Plan using the elapsed time method after the end of the applicable service period in which the change in service method was effective.
b)Transfers Between Plans with Different Service Methods. If an Employee has been a participant in another plan of the Employer that credited service under the elapsed time method for any purpose that under this Plan is determined using the hours method, then the Employee's service shall be equal to the sum of (1), (2), and (3) below:

1)The number of whole years of service credited to the Employee under the other plan as of the date he became an Eligible Employee under this Plan.

2)One year of service for the applicable service period in which he became an Eligible Employee if he is credited with the required number of Hours of Service. For that portion of such service period ending on the date he became an Eligible Employee (for the first day of such service period if he became an Eligible Employee on the first day of such service period), the Employee will be credited with the greater of (i) his actual Hours of Service or (ii) the number of Hours of Service that is equivalent to the fractional part of a year of elapsed time service credited as of the date he became an Eligible Employee, if any. In determining the equivalent Hours of Service, the Employee shall be credited with 190 Hours of Service for each month and any fractional part of a month in such fractional part of a year. The number of months and any fractional part of a month shall be determined by multiplying the fractional part of a year, expressed as a decimal, by 12. For the remaining portion of such service period (the period beginning on the second day of such service period and ending on the last day of such service period if he became an Eligible Employee on the first day of such service period), the Employee will be credited with his actual Hours of Service.

3)The Employee's service determined under this Plan using the hours method after the end of the service period in which he became an Eligible Employee.

If an Employee has been a participant in another plan of the Employer that credited service under the hours method for any purpose that under this Plan is determined using the elapsed time method, then the Employee's service shall be equal to the sum of (4), (5), and (6) below.
4) The number of whole years of service credited to the Employee under the other plan as of the beginning of the service period under that plan in which he became an Eligible Employee under this Plan.

5) The greater of (i) the service that would be credited to the Employee for that entire service period using the elapsed time method or (ii) the service credited to him under the other plan as of the date he became an Eligible Employee under this Plan.

6) The Employee's service determined under this Plan using the elapsed time method after the end of the applicable service period under the other plan in which he became an Eligible Employee.

If an Employee has been a participant in a Controlled Group member's plan that credited service under a different method than is used in this Plan, in order to determine entry and vesting, the provisions in (b) above shall apply as though the Controlled Group member's plan was a plan of the Employer.

Any modification of service contained in this Plan shall be applicable to the service determined pursuant to this section.

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SECTION 10.14 – MILITARY SERVICE.

Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits, and service credit with respect to Qualified Military Service in accordance with Code Section 414(u). Loan repayments may be suspended under this Plan as permitted under Code Section 414(u).

A Participant who dies on or after January 1, 2007, while performing Qualified Military Service is treated as having resumed and then terminated employment on account of death, in accordance with Code Section 401(a)(37) and any subsequent guidance. The survivors of such Participant are entitled to any additional benefits provided under the Plan on account of death of the Participant.
SECTION 10.15 – QUALIFICATION OF PLAN.

If the Plan is denied initial qualification upon filing timely application, it will be treated as void from the beginning. It will be terminated and all amounts contributed to the Plan, less expenses paid, shall be returned to the Employer within one year after the date of denial. If amounts have been contributed by Employees, the Employer shall refund to each Employee the amount made by him or, if less, the amount then in his Account resulting from such amounts. The Insurer and Trustee shall be discharged from all further obligations.

If the Plan fails to attain or retain qualification, it shall no longer participate in this pre-approved plan and shall be considered an individually designed plan.

SECTION 10.16 – UNCLAIMED PROPERTY.

In the event a cash distribution of a small Vested Account in accordance with Section 10.11 or any other distribution (whether required by the Plan or requested by a Participant or Beneficiary) in accordance with Article VI, VIA or VII, whichever applies, goes unclaimed by a Participant or Beneficiary, the Plan Administrator, at its discretion, may treat such amount as a Forfeiture or pay the distribution in a Direct Rollover to an individual retirement plan with an affiliate of Principal Life Insurance Company.

Before any unclaimed amount may be treated as a Forfeiture, the Plan Administrator must make reasonable efforts to locate the Participant or Beneficiary who is entitled to the unclaimed amount. For this purpose, reasonable efforts include, but are not limited to the following: (i) send a notice to the Participant or Beneficiary at his last known address via certified mail; (ii) check related plan and employer records for updated information regarding the current residence of the Participant or Beneficiary; (iii) in the case of a Participant who has named a Designated Beneficiary, contact his Designated Beneficiary to request updated contract information for the Participant; (iv) use of one or more free internet search tools; (v) use of Internet search tools, commercial locator services, credit reporting agencies, information brokers, investigation databases and analogous services. Reasonable expenses to conduct a search for the Participant or Beneficiary, may be assessed against the Participant’s Account.
If a Participant or Beneficiary make a claim for benefits that have been treated as a Forfeiture under this section, the Plan Administrator shall restore the amount that was forfeited, unadjusted for any investment gains or losses. If a Participant again becomes an Employee of the Employer, he will be deemed to have made a claim for any of his benefits that were subject to Forfeiture under this section. If the Employer terminates the Plan, any amounts forfeited under this section shall be restored and paid in a Direct Rollover to an individual retirement plan for the benefit of the Participant or Beneficiary who is entitled to the unclaimed amount. Notwithstanding the foregoing, any amount that is subject to escheatment under applicable state law shall not be considered a Forfeiture under this section.

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ARTICLE XI
TOP-HEAVY PLAN REQUIREMENTS
SECTION 11.01 – APPLICATION.

The provisions of this article shall supersede all other provisions in the Plan to the contrary.
For the purpose of applying the Top-heavy Plan requirements of this article, all members of the Controlled Group shall be treated as one Employer. The term Employer, as used in this article, shall be deemed to include all members of the Controlled Group, unless the terms as used clearly indicate only the Employer is meant.

The accrued benefit or account of a participant resulting from deductible employee contributions shall not be included for any purpose under this article.

The minimum vesting and contribution provisions of Sections 11.03 and 11.04 shall not apply to any Employee who is included in a group of Employees covered by a collective bargaining agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such representatives. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives.
SECTION 11.02 – DEFINITIONS.

For purposes of this article, the following terms are defined:
Aggregation Group means:

a)each of the Employer’s qualified plans in which a Key Employee is a participant during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plans have terminated),

b)each of the Employer’s other qualified plans which allows the plan(s) described in (a) above to meet the nondiscrimination requirement of Code Section 401(a)(4) or the minimum coverage requirement of Code Section 410, and
c)any of the Employer’s other qualified plans not included in (a) or (b) above which the Employer desires to include as part of the Aggregation Group. Such a qualified plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

The plans in (a) and (b) above constitute the "required" Aggregation Group. The plans in (a), (b), and (c) above constitute the "permissive" Aggregation Group.

Compensation means compensation as defined in Items M(1), M(2) and M(4)(a) for purposes of Section 3.07.

Determination Date means as to any plan, for any plan year subsequent to the first plan year, the last day of the preceding plan year. For the first plan year of the plan, the Determination Date is the last day of that year.
Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date is:

116

a)an officer of the Employer having Compensation for the Plan Year greater than $175,000 (as adjusted under Code Section 416(i)(1)),

b)a 5-percent owner of the Employer, or
c)a 1-percent owner of the Employer having Compensation for the Plan Year of more than
$150,000.
The determination of who is a Key Employee shall be made according to Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Nonkey Employee means any Employee who is not a Key Employee.

Top-heavy Plan means a plan that is top-heavy for any plan year. This Plan shall be top-heavy if any of the following conditions exist:

a)The Top-heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any required Aggregation Group or permissive Aggregation Group.

b)This Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top-heavy Ratio for the required Aggregation Group exceeds 60 percent.

c)This Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60 percent.

Top-heavy Ratio means:

a)If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan that during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the one-year period ending on the Determination Date(s) and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the Determination Date(s) and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group), both computed in accordance with Code Section 416 and the regulations thereunder. In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” Both the numerator and denominator of the Top-heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

b)If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for any required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans of all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined

117

contribution plan or plans for all participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group). In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

c)For purposes of (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the one-year period ending on the Determination Date will be disregarded. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

SECTION 11.03 – MODIFICATION OF VESTING REQUIREMENTS.
A Participant’s Vesting Percentage is at all times at least as great as the Vesting Percentage required to satisfy the requirements of Code Section 416. The part of the Participant’s Account resulting from the minimum contributions required pursuant to Section 11.04 will vest according to the vesting schedule selected in Item V(2) or (3). If no schedule is selected in Items V(2) or (3) the minimum contribution (and earnings thereon) will be 100% vested and nonforfeitable.

The part of the Participant’s Vested Account resulting from the minimum contributions required pursuant to Section 11.04 (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or (D).
SECTION 11.04 – MODIFICATION OF CONTRIBUTIONS.

During any Plan Year in which this Plan is a Top-heavy Plan, the Employer shall make a minimum contribution for the Plan Year on behalf of each Nonkey Employee who is an Employee on the last day of the Plan Year and who was an Active Participant at any time during the Plan Year. A Nonkey Employee is not required to have a minimum number of Hours of Service or minimum amount of Compensation in order to be entitled to this minimum. A Nonkey Employee who fails to be an Active Participant merely because his Compensation is less than a stated amount or merely because of a failure to make mandatory participant contributions or, in the case of a cash or deferred arrangement, elective contributions shall be treated as if he were an Active Participant. The minimum is the lesser of (a) or (b) below:

a)3 percent of such person's Compensation for such Plan Year.

118

b)The "highest percentage" of Compensation for such Plan Year at which Employer Contributions are made for or allocated to any Key Employee. The highest percentage shall be determined by dividing Employer Contributions made for or allocated to each Key Employee during the Plan Year by the amount of his Compensation for such Plan Year, and selecting the greatest quotient (expressed as a percentage). To determine the highest percentage, all of the Employer’s defined contribution plans within the Aggregation Group shall be treated as one plan. The minimum shall be the amount in (a) above if this Plan and a defined benefit plan of the Employer are required to be included in the Aggregation Group and this Plan enables the defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410.

For purposes of (a) and (b) above, Compensation shall be limited by Code Section 401(a)(17).
If employer contributions and allocations otherwise required under the defined contribution plan(s) are at least equal to the minimum above, no additional contribution shall be required. If total employer contributions and allocations are less than the minimum above, the Employer shall contribute the difference for the Plan Year.

The minimum contribution applies to all of the Employer’s defined contribution plans in the aggregate which are Top-heavy Plans. A minimum contribution under a profit sharing plan shall be made without regard to whether or not the Employer has profits.
To the extent a participant covered under this Plan can be covered under any other plan or plans of the Employer, the Employer may provide in Item S(3) that the minimum contribution or benefit requirement applicable to Top-heavy Plans shall be made in only one of the plans (including a plan that consists solely of a cash or deferred arrangement that meets the requirements of Code Section 401(k)(12) or 401(k)(13) and matching contributions with respect to which the requirements of Code Section 401(m)(11) or 401(m)(12) are met).

For purposes of this section, any employer contribution made according to a salary reduction or similar arrangement shall not apply in determining if the minimum contribution requirement has been met, but shall apply in determining the minimum contribution required. Matching contributions, as defined in Code Section 401(m), shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

The requirements of this section shall be met without regard to any Social Security contribution.

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APPENDIX A

The actuarial factor under Table 1 for a Plan Year for a person is the factor corresponding to the number of years such person’s attained age as of the end of the Plan Year precedes the testing age. The testing age is the Normal Retirement Age of such person, or his age as of the end of the Plan Year, if older. A person's attained age as of the end of the Plan Year is his age on his last birthday. For any Plan Year beginning on or after the Participant's attainment of Normal Retirement Age, the factor for 'zero' years is multiplied by the adjustment factor in Table 1A that corresponds to the Participant's attained age as of the end of the Plan Year.

		Table 1
Number of Years Attained Age Precedes	UP-1984		Number of Years Attained Age Precedes	UP-1984
Testing Age	8.5%		Testing Age	8.5%
0	.079486		26	.009531
1	.073259		27	.008784
2	.067520		28	.008096
3	.062230		29	.007462
4	.057355		30	.006877
5	.052862		31	.006338
6	.048721		32	.005842
7	.044904		33	.005384
8	.041386		34	.004962
9	.038144		35	.004574
10	.035155		36	.004215
11	.032401		37	.003885
12	.029863		38	.003581
13	.027524		39	.003300
14	.025367		40	.003042
15	.023380		41	.002803
16	.021548		42	.002584
17	.019860		43	.002381
18	.018304		44	.002195
19	.016870		45	.002023
20	.015549		46	.001864
21	.014331		47	.001718
22	.013208		48	.001584
23	.012173		49	.001460
24	.011220		50	.001345
25	.010341

120

Table 1A

Attained Age	UP-1984 8.5%	Attained Age	UP-1984 8.5%
55	1.2058	78	0.6751
56	1.1879	79	0.6494
57	1.1694	80	0.6238
58	1.1503	81	0.5986
59	1.1305	82	0.5738
60	1.1101	83	0.5493
61	1.0891	84	0.5252
62	1.0676	85	0.5013
63	1.0455	86	0.4777
64	1.0229	87	0.4544
65	1.0000	88	0.4314
66	0.9767	89	0.4089
67	0.9533	90	0.3868
68	0.9296	91	0.3653
69	0.9055	92	0.3443
70	0.8810	93	0.3241
71	0.8561	94	0.3044
72	0.8307	95	0.2853
73	0.8049	96	0.2667
74	0.7790	97	0.2489
75	0.7529	98	0.2319
76	0.7268	99	0.2154
77	0.7008

For a Normal Retirement Age other than 65, adjust Table 1 by multiplying all factors in Table 1 by the corresponding Table 1A factor for an attained age equal to such Normal Retirement Age.

121

APPENDIX B

The actuarial factor under Table 1 for a Plan Year for a person is the factor corresponding to the number of years such person’s attained age as of the end of the Plan Year precedes the testing age. The testing age is the Normal Retirement Age of such person, or his age as of the end of the Plan Year, if older. A person's attained age as of the end of the Plan Year is his age on his last birthday. For any Plan Year beginning on or after the Participant's attainment of Normal Retirement Age, the factor for 'zero' years is multiplied by the adjustment factor in Table 1A that corresponds to the Participant's attained age as of the end of the Plan Year.

		Table 1
Number of Years Attained Age Precedes	UP-1984		Number of Years Attained Age Precedes	UP-1984
Testing Age	7.5%		Testing Age	7.5%
0	.084578		26	.012901
1	.078677		27	.012001
2	.073188		28	.011164
3	.068082		29	.010385
4	.063332		30	.009661
5	.058914		31	.008987
6	.054803		32	.008360
7	.050980		33	.007776
8	.047423		34	.007234
9	.044114		35	.006729
10	.041037		36	.006260
11	.038174		37	.005823
12	.035510		38	.005417
13	.033033		39	.005039
14	.030728		40	.004687
15	.028584		41	.004360
16	.026590		42	.004056
17	.024735		43	.003773
18	.023009		44	.003510
19	.021404		45	.003265
20	.019911		46	.003037
21	.018522		47	.002825
22	.017229		48	.002628
23	.016027		49	.002445
24	.014909		50	.002274
25	.013869

122

Table 1A

Attained Age	UP-1984 7.5%	Attained Age	UP-1984 7.5%
55	1.2242	78	0.6611
56	1.2043	79	0.6349
57	1.1838	80	0.6090
58	1.1627	81	0.5835
59	1.1411	82	0.5584
60	1.1188	83	0.5338
61	1.0960	84	0.5096
62	1.0726	85	0.4857
63	1.0488	86	0.4622
64	1.0246	87	0.4390
65	1.0000	88	0.4162
66	0.9752	89	0.3939
67	0.9502	90	0.3721
68	0.9251	91	0.3509
69	0.8998	92	0.3304
70	0.8740	93	0.3106
71	0.8478	94	0.2913
72	0.8214	95	0.2727
73	0.7946	96	0.2547
74	0.7678	97	0.2374
75	0.7409	98	0.2208
76	0.7140	99	0.2049
77	0.6874

For a Normal Retirement Age other than 65, adjust Table 1 by multiplying all factors in Table 1 by the corresponding Table 1A factor for an attained age equal to such Normal Retirement Age.

123

APPENDIX C

The actuarial factor under Table 1 for a Plan Year for a person is the factor corresponding to the number of years such person’s attained age as of the end of the Plan Year precedes the testing age. The testing age is the Normal Retirement Age of such person, or his age as of the end of the Plan Year, if older. A person's attained age as of the end of the Plan Year is his age on his last birthday. For any Plan Year beginning on or after the Participant's attainment of Normal Retirement Age, the factor for 'zero' years is multiplied by the adjustment factor in Table 1A that corresponds to the Participant's attained age as of the end of the Plan Year.

		Table 1
Number of Years Attained Age Precedes	UP-1984		Number of Years Attained Age Precedes	UP-1984
Testing Age	8.0%		Testing Age	8.0%
0	.081958		26	.011081
1	.075887		27	.010260
2	.070266		28	.009500
3	.065061		29	.008796
4	.060242		30	.008145
5	.055779		31	.007541
6	.051647		32	.006983
7	.047822		33	.006466
8	.044279		34	.005987
9	.040999		35	.005543
10	.037962		36	.005133
11	.035150		37	.004752
12	.032547		38	.004400
13	.030136		39	.004074
14	.027904		40	.003773
15	.025837		41	.003493
16	.023923		42	.003234
17	.022151		43	.002995
18	.020510		44	.002773
19	.018991		45	.002568
20	.017584		46	.002377
21	.016281		47	.002201
22	.015075		48	.002038
23	.013959		49	.001887
24	.012925		50	.001747
25	.011967

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Table 1A

Attained Age	UP-1984 8.0%	Attained Age	UP-1984 8.0%
55	1.2147	78	0.6682
56	1.1959	79	0.6423
57	1.1764	80	0.6165
58	1.1563	81	0.5911
59	1.1357	82	0.5622
60	1.1144	83	0.5417
61	1.0925	84	0.5175
62	1.0700	85	0.4936
63	1.0471	86	0.4700
64	1.0237	87	0.4468
65	1.0000	88	0.4239
66	0.9760	89	0.4015
67	0.9518	90	0.3795
68	0.9274	91	0.3582
69	0.9027	92	0.3374
70	0.8776	93	0.3174
71	0.8520	94	0.2979
72	0.8261	95	0.2790
73	0.7999	96	0.2607
74	0.7735	97	0.2432
75	0.7470	98	0.2264
76	0.7205	99	0.2102
77	0.6942

For a Normal Retirement Age other than 65, adjust Table 1 by multiplying all factors in Table 1 by the corresponding Table 1A factor for an attained age equal to such Normal Retirement Age.

125

UNILATERAL INTERIM AMENDMENT TO COMPLY WITH
TAX CUTS AND JOBS ACT, THE BIPARTISAN BUDGET ACT OF 2018 AND FINAL REGULATIONS RELATING TO HARDSHIP DISTRIBUTIONS

Principal Life Insurance Company hereby amends the following pre-approved plan and by such amendment, amends each retirement plan set forth on any such pre-approved plan by an adopting employer.

The Principal Financial Group Pre-Approved Document for Savings Plans with an approval date of June 30, 2020.
Nonstandard - Plus    Letter Serial No.: Q702477a    Plan No.: 006    Basic Plan No.: 04
This amendment of the Plan is adopted to comply with the Tax Cuts and Jobs Act, the Bipartisan Budget Act of 2018 and final regulations that amend the rules relating to hardship distributions. This amendment is to be construed in accordance with such laws and any applicable regulations. This amendment shall continue to apply to the Plan, including the Plan as later amended, until such provisions are integrated into the Plan or the provisions of this amendment are specifically amended.
This amendment shall supersede any previous amendment and the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

EXTENDED ROLLOVER PERIOD FOR PLAN LOAN OFFSET AMOUNTS

The provisions of this section of the amendment shall be effective January 1, 2018, in accordance with the Tax Cuts and Jobs Act.

By modifying subparagraph (c) in Plan Section 3.03 of the Basic Plan as follows:

c)The Contribution is made in the form of a direct rollover under Code Section 401(a)(31) or is a rollover made under Code Section 402(c) or 408(d)(3)(A) within 60 days after an Eligible Employee or Inactive Participant or a Participant, as applicable, receives the distribution. For purposes of accepting a qualified plan loan offset amount, the 60-day time period in the preceding sentence shall be extended in accordance with Code Section 402(c)(3)(C).

CHANGES TO FINANCIAL HARDSHIP WITHDRAWALS

The provisions of this section of the amendment shall be effective for plan years beginning after December 31, 2018, in accordance with the Bipartisan Budget Act of 2018.
By modifying the definitions of Qualified Matching Contributions and Qualified Nonelective Contributions in Plan Sections 1.02 and 3.08, to remove the distribution restriction applicable to hardships.

By modifying the definitions of QACA Matching Contributions and QACA Nonelective Contributions in Plan Section 1.02, to remove the distribution restriction applicable to hardships.

By modifying subparagraph (b) of Plan Section 5.04 in the Basic Plan as follows:

b)The Participant's Vested Account resulting from Elective Deferral Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, QACA Matching Contributions, and QACA Nonelective Contributions may not be distributed earlier than Severance from Employment, death, or disability. Such amount may also be distributed upon:
1)Termination of the Plan as permitted in Article VIII.

1

2)The attainment of age 59 1/2 as permitted in Item 2(3), Y(4), and Section 5.05.

3)A federally declared disaster, where resulting legislation or guidance authorizes such a distribution.
4)As a hardship withdrawal as permitted in Item Y(3) and Section 5.05.

The Participant's Vested Account resulting from Elective Deferral Contributions may also be distributed:
5)As a Qualified Reservist Distribution as permitted in Item Y(6) and Section 5.05.

6)If the Participant is deemed to have had a severance from employment as described in Code Section 414(u)(12)(B)(i) and Section 5.03

All distributions that may be made pursuant to one or more of the foregoing distributable events will be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI or VIA, whichever applies. In addition, distributions that are triggered by the termination of the Plan must be made in a lump sum. A lump sum shall include a distribution of an annuity contract.
By modifying the first paragraph of Item Y(3) in the Adoption Agreement as follows:

401(k) HARDSHIP. A Participant may withdraw any part of his Vested Account resulting from Elective Deferral Contributions in the event of hardship due to an immediate and heavy financial need.

For plans that do not allow for the withdrawal of Contributions in addition to Elective Deferral Contributions in the event of a financial hardship in Items Y(3)(a)-(f), a 401(k) hardship withdrawal, if allowed, is limited to Elective Deferral Contributions, including any earnings accrued.

For plans that allow the withdrawal of Contributions in addition to Elective Deferral Contributions in the event of a financial hardship in Items Y(3)(a)-{f), the Contributions available for such withdrawal shall include the following:

Qualified Matching Contributions QACA Matching Contributions Qualified Nonelective Contributions QACA Nonelective Contributions
Wage Rate Contributions that are designated as Qualified Nonelective Contributions By modifying subparagraph (a) of Plan Section 5.05 in the Basic Plan as follows:
a) Financial Hardship Withdrawals. If elected by the Employer in Item Y(3), withdrawals of part of the Participant's Account as provided in Item Y(3) will be permitted in the event of hardship due to an immediate and heavy financial need. If elected by the Employer in Item Y(7), the portion of the Participant's Account held in the Qualifying Employer Securities Fund may not be redeemed for purposes of these withdrawals.
Immediate and heavy financial need shall be limited to: (i) expenses incurred or necessary for medical care that would be deductible under Code Section 213(a) (determined without regard to whether the expenses exceed the stated limit on adjusted gross income); (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of postsecondary education for the Participant, his spouse, children, or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)); (iv) payments

2

necessary to prevent the eviction of the Participant from, or foreclosure on the mortgage of, the Participant's principal residence; (v) payments for funeral or burial expenses for the Participant's deceased parent, spouse, child, or dependent (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)); (vi) expenses to repair damage to the Participant's principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to Code Section 165{h){5) and whether the loss exceeds 10% of adjusted gross income); (vii) expenses and losses (including loss of income) incurred by the Employee on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the Employee's principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or (viii) any other distribution which is deemed by the Commissioner of Internal Revenue to be made on account of immediate and heavy financial need as provided in Treasury regulations. If elected by the Employer in Item Y(3)(g), immediate and heavy financial need shall also include expenses described in (i), (iii), and {v) (relating to medical, tuition, and funeral expenses, respectively) of a Primary Beneficiary.

No withdrawal shall be allowed which is not necessary to satisfy such immediate and heavy financial need.
Such withdrawal shall be deemed necessary only if all of the following requirements are met: (i) the Participant cannot relieve the immediate and heavy financial need from cash or other liquid resources that are reasonably available to the Participant, (ii) the distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution), and (iii) the Participant has obtained all distributions, other than hardship distributions, currently available under all plans maintained by the Employer.
In determining whether the need can be relieved from cash or other liquid resources that are reasonably available to a Participant, the Employer may rely on the Participant's representation (unless the Employer has actual knowledge to the contrary) that the need cannot reasonably be relieved from other resources.

3